UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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☐	Soliciting Material Pursuant to §240.14a-12

ORTHOFIX INTERNATIONAL N.V.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Orthofix International N.V.

NOTICE OF ANNUAL GENERAL MEETING OF SHAREHOLDERS

AND

PROXY STATEMENT

Meeting Date:

June 21, 2012

at 11:00 a.m. (local time)

Meeting Place:

Orthofix International N.V.

7 Abraham de Veerstraat

Curaçao

Dear Shareholders:

We will hold the 2012 Annual General Meeting of Shareholders (the “Annual General Meeting”) on June 21, 2012, at 11:00 a.m. (local time) at Orthofix’s offices, located at 7 Abraham de Veerstraat, Curaçao.

This booklet includes the notice of Annual General Meeting and the proxy statement.  The proxy statement describes the business that we will conduct at the meeting.

Your vote is important.  Please refer to the proxy card or other voting instructions included with these proxy materials for information on how to vote by proxy or in person.

Sincerely,

James F. Gero
Chairman of the Board

April 30, 2012

NOTICE AND PROXY STATEMENT

for Shareholders of

ORTHOFIX INTERNATIONAL N.V.

7 Abraham de Veerstraat

Curaçao

for

2012 ANNUAL GENERAL MEETING OF SHAREHOLDERS

to be held on June 21, 2012

This notice and the accompanying proxy statement are being furnished to the shareholders of Orthofix International N.V., a Curaçao company (“Orthofix” or the “Company”), in connection with the upcoming 2012 Annual General Meeting of Shareholders (the “Annual General Meeting”) and the related solicitation of proxies by the Board of Directors of Orthofix (the “Board of Directors” or “Board”) from holders of outstanding shares of common stock, par value $0.10 per share, of Orthofix for use at the Annual General Meeting and at any adjournment thereof.  In this notice and the accompanying proxy statement, all references to “we,” “our” and “us” refer to the Company, except as otherwise provided.

Time, Date and Place of Annual General Meeting

Notice is hereby given that the Annual General Meeting will be held on June 21, 2012 at 11:00 a.m., local time, at Orthofix’s offices, located at 7 Abraham de Veerstraat, Curaçao.

Purpose of the Annual General Meeting

1.           Election of Board of Directors.  Shareholders will be asked to consider, and, if thought fit, approve a resolution to elect the following persons to the Board of Directors:  James F. Gero, Dr. Guy J. Jordan, Michael R. Mainelli, Davey S. Scoon, Robert S. Vaters, Dr. Walter P. von Wartburg and Kenneth R. Weisshaar.  The Board of Directors recommends that shareholders vote FOR each of the foregoing nominees for director.

2.           Approval of Orthofix International N.V. 2012 Long-Term Incentive Plan.  Shareholders will be asked to consider, and, if thought fit, approve the Orthofix International N.V. 2012 Long-Term Incentive Plan.  The Board of Directors recommends that shareholders vote FOR the proposal to approve the Orthofix International N.V. 2012 Long-Term Incentive Plan.

3.           Approval of Financial Statements for the Year Ended December 31, 2011.  Shareholders will be asked to consider, and, if thought fit, approve the balance sheet and income statement at and for the year ended December 31, 2011.  The Board of Directors recommends that shareholders vote FOR the proposal to approve the balance sheet and income statement at and for the year ended December 31, 2011.

4.           Ratification of the Selection of Ernst & Young LLP.  Shareholders will be asked to consider, and, if thought fit, approve a resolution to ratify the selection of Ernst & Young LLP as the independent registered public accounting firm for Orthofix and its subsidiaries for the fiscal year ending December 31, 2012.  The Board of Directors recommends that shareholders vote FOR the proposal to ratify the selection of Ernst & Young LLP as the independent registered public accounting firm.

5.           Advisory and Non-Binding Resolution on Executive Compensation.  Shareholders will be asked to consider, and, if thought fit, approve an advisory and non-binding resolution on executive compensation.  The Board of Directors recommends that shareholders vote FOR the proposal to approve the advisory and non-binding resolution on executive compensation.

6.           Miscellaneous.  Shareholders will be asked to transact such other business as may come before the Annual General Meeting or any adjournment thereof.

Please read a detailed description of proposals 1 through 5 stated above beginning on page 43 of the proxy statement.

Shareholders Entitled to Vote

All record holders of shares of Orthofix common stock at the close of business on April 25, 2012 have been sent this notice and will be entitled to vote at the Annual General Meeting.  Each record holder on such date is entitled to cast one vote per share of common stock.

Documents Available for Inspection

A copy of the financial statements for the year ended December 31, 2011 have been filed at the offices of Orthofix at 7 Abraham de Veerstraat, Curaçao and are available for inspection by shareholders until the conclusion of the Annual General Meeting.

By Order of the Board of Directors

Jeffrey M. Schumm
Senior Vice President, General Counsel and Corporate Secretary

April 30, 2012

Appendices:

Appendix A	Orthofix International N.V. 2012 Long-Term Incentive Plan

PROXY STATEMENT FOR THE ORTHOFIX INTERNATIONAL N.V.

2012 ANNUAL GENERAL MEETING OF SHAREHOLDERS

THIS PROXY STATEMENT AND THE ENCLOSED PROXY ARE BEING MAILED TO SHAREHOLDERS ON OR ABOUT MAY 4, 2012.

ABOUT VOTING

Who can vote?

All record holders of shares of Orthofix common stock at the close of business on April 25, 2012 (the “Record Date”) have been sent this notice and will be entitled to vote at the Annual General Meeting.  Each record holder on such date is entitled to cast one vote per share of common stock.  As of the Record Date, there were 18,729,790 shares of Orthofix common stock outstanding.

Quorum, vote required

The presence, in person or by proxy, of the holders of fifty percent (50%) of the shares of Orthofix common stock outstanding on the Record Date is required to constitute a quorum at the Annual General Meeting.  An absolute majority of the votes cast will be required in order to approve the proposals before the Annual General Meeting, except that the directors shall be elected by a plurality of the votes cast.  Abstentions and “broker non-votes” are counted as shares that are present and entitled to vote on the proposals for purposes of determining the presence of a quorum, but abstentions and broker non-votes will not have any effect on the outcome of voting on the proposals.  A “broker non-vote” occurs when a broker holding shares for a beneficial owner does not vote on a particular proposal because the broker does not have discretionary voting power for that particular item and has not received instructions from the beneficial owner.

Proxies

This proxy statement is being furnished to holders of shares of Orthofix common stock in connection with the solicitation of proxies by and on behalf of the Board of Directors for use at the Annual General Meeting.

All shares of Orthofix common stock that are represented at the Annual General Meeting by properly executed proxies received prior to or at the Annual General Meeting and which are not validly revoked, will be voted at the Annual General Meeting in accordance with the instructions indicated on such proxies.  If no instructions are indicated on a properly executed proxy, such proxy will be voted in favor of each of the proposals.  The Board of Directors does not know of any other matters that are to be presented for consideration at the Annual General Meeting.

Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is voted.  Proxies may be revoked by (1) filing with Orthofix, at or before the taking of the vote at the Annual General Meeting, a written notice of revocation bearing a later date than the proxy, or (2) duly executing a subsequent proxy relating to the same shares of Orthofix common stock and delivering it to Orthofix before the Annual General Meeting.  Attending the Annual General Meeting will not in and of itself constitute the revocation of a proxy.  Any written notice of revocation or subsequent proxy should be sent so as to be delivered to:  Orthofix International N.V., 7 Abraham de Veerstraat, Curaçao, at or before the taking of the vote at the Annual General Meeting.

Voting is confidential

We maintain a policy of keeping all proxies and ballots confidential.

The costs of soliciting these proxies and who will pay them

We will pay all the costs of soliciting these proxies.  Although we are mailing these proxy materials, our directors and employees may also solicit proxies by telephone, fax or other electronic means of communication, or in person.  We will reimburse banks, brokers, nominees and other fiduciaries for the expenses they incur in forwarding the proxy materials to you. Georgeson Inc. is assisting us with the solicitation of proxies for a fee of $9,000 plus out-of-pocket expenses.

Obtaining an Annual Report on Form 10-K

We have filed our Annual Report on Form 10-K for the year ended December 31, 2011 with the U.S. Securities and Exchange Commission (the “SEC”).  Our Form 10-K is included in our Annual Report that we are sending you with this proxy statement.  Our Form 10-K is also available on our website at www.orthofix.com.  If you would like to receive a separate copy of our Form 10-K, we will send you one without charge.  Please write to:

Orthofix International N.V.

3451 Plano Parkway
Lewisville, TX 75056

Attention:  Mr. Mark Quick,
Director of Investor Relations and Business Development

You may also contact Mr. Quick at (214) 937-2924 or at MarkQuick@orthofix.com.

The voting results

We will publish the voting results from the Annual General Meeting in a Current Report on Form 8-K, which we will file with the SEC after the conclusion of the meeting.  You will also be able to find the Form 8-K on our website at www.orthofix.com.

Whom to call if you have any questions

If you have any questions about the Annual General Meeting, voting or your ownership of Orthofix common stock, please contact Mr. Quick at (214) 937-2924 or at MarkQuick@orthofix.com.  For directions to the meeting please consult the Company’s website at www.orthofix.com/investors/annuals.asp.

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting To Be Held on June 21, 2012.

•                  The 2012 Proxy Statement and the 2011 Annual Report to Shareholders are available at www.orthofix.com/investors/annuals.asp.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDERS

Who are the principal owners of Orthofix common stock?

The following table shows each person, or group of affiliated persons, who beneficially owned, directly or indirectly, at least 5% of Orthofix common stock as of the Record Date. Our information is based on reports filed with the SEC by each of the firms or individuals listed in the table below. You may obtain these reports from the SEC.

The Percent of Class figures for the common stock are based on shares of our common stock outstanding as of the Record Date. Except as otherwise indicated, each shareholder has sole voting and dispositive power with respect to the shares indicated.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class

Capital Research Global Investors 333 South Hope Street Los Angeles, CA 90071	2,211,700(1)	11.8%

FMR LLC 82 Devonshire Street Boston, MA 02109	1,726,304(2)	9.2%

The Vanguard Group, Inc. 100 Vanguard Blvd. Malvern, PA 19355	949,527(3)	5.1%

(1)                     Information obtained from Schedule 13G/A filed with the SEC by Capital Research Global Investors (collectively “Capital Research”) on February 9, 2012. The Schedule 13G/A discloses that Capital Research has sole voting power and sole dispositive power over all of these shares.

(2)                     Information obtained from Schedule 13G/A filed with the SEC by FMR LLC (“FMR”) on April 10, 2012. The Schedule 13G/A discloses that, of these shares, FMR has sole power to vote or direct the vote of 492,956 shares and sole power to dispose or to direct the disposition of all of these shares.

(3)                     Information obtained from a Schedule 13G filed with the SEC by The Vanguard Group, Inc. (“Vanguard”) on February 8, 2012.  The Schedule 13G discloses that Vanguard has sole power to vote or direct the vote of 23,099 shares, sole power to dispose of or to direct the disposition of 926,428 shares, and shared power to dispose or to direct the disposition of 23,099 shares.

Common stock owned by Orthofix’s directors and executive officers

The following table sets forth the beneficial ownership of our common stock, including stock options currently exercisable and exercisable within 60 days of the Record Date, by each director, each nominee for director, each executive officer listed in the “Summary Compensation Table” and all directors and executive officers as a group.  The percent of class figure is based on shares of our common stock outstanding as of the Record Date.  All directors and executive officers as a group beneficially owned shares of Orthofix common stock as of such date.  Unless otherwise indicated, the beneficial owners exercise sole voting and/or investment power over their shares.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class
Alan W. Milinazzo	373,052	(1)	2.0%
Robert S. Vaters	257,701	(2)	1.4%
James F. Gero	199,294	(3)	1.1%
Luigi Ferrari	75,068	(4)	*
Brian McCollum	51,144	(5)	*
Vincente Trelles	50,000	(6)	*
Dr. Walter P. von Wartburg	46,000	(7)	*
Kenneth R. Weisshaar	42,031	(8)	*
Dr. Guy J. Jordan	41,256	(9)	*
Michael R. Mainelli	13,919	(10)	*
Davey S. Scoon	—		*
Bryan McMillan	—		*
All directors and executive officers as a group (15 persons)	1,454,269		7.3%

*	Represents less than one percent.
(1)	Reflects 43,052 shares owned directly and 330,000 shares issuable pursuant to stock options that are currently exercisable or exercisable within 60 days of the Record Date.
(2)	Reflects 24,367 shares owned directly and 233,334 shares issuable pursuant to stock options that are currently exercisable or exercisable within 60 days of the Record Date.
(3)	Reflects 131,294 shares owned directly and 68,000 shares issuable pursuant to stock options that are currently exercisable or exercisable within 60 days of the Record Date.
(4)	Reflects 9,079 shares owned directly and 65,989 shares issuable pursuant to stock options that are currently exercisable or exercisable within 60 days of the Record Date.
(5)	Reflects 10,010 shares owned directly and 41,134 shares issuable pursuant to stock options that are currently exercisable or exercisable within 60 days of the Record Date.
(6)	Reflects 50,000 shares owned directly.
(7)	Reflects 46,000 shares owned directly.
(8)	Reflects 2,031 shares owned directly and 40,000 shares issuable pursuant to stock options that are currently exercisable or exercisable within 60 days of the Record Date.
(9)	Reflects 1,256 shares owned directly and 40,000 shares issuable pursuant to stock options that are currently exercisable or exercisable within 60 days of the Record Date.
(10)	Reflects 1,919 shares owned directly and 12,000 shares issuable pursuant to stock options that are currently exercisable or exercisable within 60 days of the Record Date.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our officers and directors, and holders of more than 10% of our common stock (collectively, the “Reporting Persons”) to file with the SEC initial reports of ownership and reports of changes in ownership of our common stock.  Such persons are required by regulations of the SEC to furnish us with copies of all such filings.  Based on our review of these reports from the Reporting Persons, we believe that during the fiscal year ended December 31, 2011 all Section 16(a) filing requirements applicable to the Reporting Persons were complied with.

INFORMATION ABOUT DIRECTORS

The Board of Directors and Committees of the Board

The Board of Directors currently has eight members, though one of our current directors, Alan W. Milinazzo, is retiring from the Board effective at the Annual General Meeting, and the Board has resolved to set the size of the Board at seven members effective at the Annual General Meeting.  The directors are elected at each Annual General Meeting by a plurality of the votes cast, in person or by proxy by the shareholders.  Directors are elected for one-year terms.  Because we are required by Curaçao law to hold the Annual General Meeting in Curaçao, we do not have a policy regarding director attendance at the Annual General Meeting.  No directors were present at our 2011 Annual General Meeting of Shareholders.  Our Articles of Association currently provide that the Board shall consist of not less than six and no more than fifteen directors, the exact number to be determined by resolution of the Board.

Our Board usually meets at least four times per year in person at regularly scheduled two-day meetings, but will meet more often in person if necessary.  In addition, the Board typically holds several additional meetings each year by telephone conference as events require.  The Board met nine times during 2011, four of which meetings were two-day in-person meetings and five of which were telephonic meetings.  The Board has three standing committees:  the Audit Committee, the Compensation Committee and the Nominating and Governance Committee.  Each Director serving during 2011 attended more than 75% of the aggregate of all meetings held during the year by the Board of Directors and the Committees on which he or she served.

Of the seven directors standing for election at the Annual General Meeting, the Board has determined that Messrs. Gero, Mainelli, Scoon and Weisshaar, and Drs. Jordan and von Wartburg are independent under the current listing standards of the Nasdaq Global Select Market.  A list of our director nominees and background information for each of them is presented in the section “Proposal 1:  Election of Directors,” beginning on page 43.

Board Leadership Structure

Mr. Gero, who is an independent director, serves as the Chairman of the Board.  Mr. Vaters, who is also a director, serves as the Company’s President and Chief Executive Officer.  The Board believes that the separation of these two critical roles best serves our Company at this time because it allows our President and Chief Executive Officer to focus on providing leadership over our day-to-day operations while our independent Chairman focuses on leadership of the Board.

The Audit Committee

Our Audit Committee is a separately-designated standing audit committee established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended.  The committee oversees the Company’s financial reporting process on behalf of the Board.  The committee is responsible for the selection, compensation, and oversight of the Company’s independent registered public accounting firm.  The committee reviews matters relating to the Company’s internal controls, as well as other matters warranting committee attention.  In addition, the committee assists the Board in overseeing the Company’s Corporate Compliance and Ethics Program.  The committee also meets privately, outside the presence of Orthofix management, with our independent registered public accounting firm.  The Audit Committee’s Report for 2011 is printed below at page 57.

The Board has adopted a written charter for the Audit Committee, a copy of which is available for review on our website at www.orthofix.com.

The Audit Committee met nine times during 2011 (four of which meetings were in-person meetings and five of which were telephonic meetings).

Messrs. Mainelli, Scoon and Weisshaar currently serve as members of the Audit Committee, with Mr. Scoon serving as the Chairman.  Under the current rules of the Nasdaq Global Select Market and pursuant to Rule 10A-3 of Schedule 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), all of the current members of the committee, as well as all other members who served during 2011, are independent.  Our Board of Directors has determined that Messrs. Scoon and Weisshaar are “audit committee financial experts” as that term is defined in Item 407(d) of Regulation S-K.

The Compensation Committee

The Compensation Committee is responsible for establishing compensation policies and determining, approving and overseeing the total compensation packages for our executive officers and other key employees, including all elements of compensation.  The committee administers our Amended and Restated 2004 Long-Term Incentive Plan, as amended (the “2004 LTIP”), the primary equity incentive plan under which we have previously made equity-related awards, and our 2012 Long-Term Incentive Plan (the “2012 LTIP”), which will become our primary equity incentive plan for future issuances if approved by shareholders at the Annual General Meeting.  In addition, the committee administers our Amended and Restated Stock Purchase Plan (the “SPP”), an equity plan under which most of our employees and directors are eligible to purchase common stock of the Company.  The committee also administers prior plans that continue to have outstanding awards, but under which we no longer grant awards.  See “Compensation Discussion and Analysis — Elements of Executive Compensation — Long-Term Equity-Based Incentives” for information on these plans.

The Compensation Committee met eight times during 2011 (four of which were in-person meetings and four of which were telephonic meetings).

The Board has adopted a written charter for the Compensation Committee, a copy of which is available for review on our website at www.orthofix.com.

Drs. Jordan and von Wartburg and Mr. Mainelli currently serve as members of the Compensation Committee, with Dr. Jordan serving as Chairman.  All current members of the committee, and all others persons who served on the committee during 2011, (i) are non-employee, non-affiliated, outside directors who have been determined by the Board to be independent under the current rules of the Nasdaq Global Select Market and the SEC and (ii) satisfy the qualification standards of Section 162(m) of the U.S. Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”), and Section 16 of the Exchange Act.

No interlocking relationship, as defined in the Exchange Act, currently exists, nor existed during 2011, between our Board or Compensation Committee and the board of directors or compensation committee of any other entity.

The Nominating and Governance Committee

The Nominating and Governance Committee assists the Board in identifying qualified individuals to become Board members, recommends to the Board nominees for election at each annual general meeting of shareholders, develops and recommends to the Board the Company’s corporate governance principles and guidelines, and evaluates potential candidates for executive positions as appropriate.  In connection with this role, the committee periodically reviews the composition of the Board in light of the characteristics of independence, skills, experience and availability of service, with an emphasis on the particular areas of skill and experience needed by the Board at any given time.  The committee also periodically reviews with the Chairman of the Board and the President and Chief Executive Officer succession planning, and makes recommendations to the Board in connection with succession planning.

The Nominating and Governance Committee met five times in 2011 (four of which were in-person meetings and one of which was a telephonic meeting).

The Board has adopted a written charter for the Nominating and Governance Committee, a copy of which is available for review on our website at www.orthofix.com.

Messrs. Scoon and Weisshaar and Drs. Jordan and von Wartburg currently serve as members of the Nominating and Governance Committee, with Mr. Weisshaar serving as Chairman.  All current members of the committee, and all others persons who served on the committee during 2011, have been determined by the Board to be independent under the current rules of the Nasdaq Global Select Market and the SEC.

Code of Conduct and Ethics

All Orthofix employees, directors and executive officers are required to comply with the Code of Conduct and Ethics that we have adopted.  The goals of our Code of Conduct and Ethics, as well as our corporate compliance program (which we have branded the Integrity Advantage™ Program), are to deter wrongdoing and to promote (i) honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships, (ii) the full, fair, accurate, timely, and understandable disclosure in reports and documents that we file with, or submit to, the SEC and in other public communications made by us, (iii) compliance with applicable governmental laws, rules and regulations, (iv) the prompt internal reporting of violations of the Code of Conduct and Ethics, and (v) accountability for adherence to the Code of Conduct and Ethics.  Our Code of Conduct and Ethics applies to all areas of professional conduct, including customer relationships, conflicts of interest, financial reporting, use of company assets, insider trading, intellectual property, confidential information and workplace conduct.  Under the Code of Conduct and Ethics, employees, directors and executive officers are responsible for promptly reporting potential violations of any law, regulation or the Code of Conduct and Ethics to appropriate personnel or a hotline we have established.

Our Code of Conduct and Ethics is available for review on our website at www.orthofix.com under the Corporate Governance caption in the Investors section.

Board’s Role in Risk Oversight

One of the important roles of our Board of Directors is to oversee various risks that we may face from time to time. While the full Board has primary responsibility for risk oversight, it utilizes its committees, as appropriate, to monitor and address the risks that may be within the scope of a particular committee’s expertise or charter. For example, the Audit Committee oversees our financial statements and compliance with certain legal and regulatory requirements. The Board believes that the composition of its committees, and the distribution of the particular expertise of each committee’s members, makes this an appropriate structure to more effectively monitor these risks.

An important feature of the Board’s risk oversight function is to receive updates from its committees and management, as appropriate.  In that regard, the Board regularly receives updates from the President and Chief Executive Officer, Chief Financial Officer, Chief Compliance Officer and General Counsel, including in connection with material litigation and legal compliance matters.  The Board also receives updates at quarterly in-person Board meetings on committee activities from each committee chairman.  In addition, the president or other senior executive of each Company division or business unit periodically reviews and assesses the most significant risks associated with his or her division or unit.  These assessments are then aggregated by our management team and presented to our Board of Directors.  The Board regularly discusses with management these risk assessments and includes risk management and risk mitigation as part of its on-going strategic planning process.

Shareholder Communication with the Board of Directors

To facilitate the ability of shareholders to communicate with the Board of Directors, we have established an electronic mailing address and a physical mailing address to which communications may be sent: boardofdirectors@orthofix.com, or The Board of Directors, c/o Mr. James F. Gero, Chairman of the Board of Directors, Orthofix International N.V., 3451 Plano Parkway, Lewisville, TX 75056.

Mr. Gero reviews all correspondence addressed to the Board of Directors and presents to the Board a summary of all such correspondence and forwards to the Board or individual directors, as the case may be, copies of all correspondence that, in the opinion of Mr. Gero, deals with the functions of the Board or committees thereof or that he otherwise determines requires their attention.  Examples of communications that would be logged, but not automatically forwarded, include solicitations for products and services or items of a personal nature not relevant to us or our shareholders.  Directors may at any time review the log of all correspondence received by Orthofix that is addressed to members of the Board and request copies of any such correspondence.

Nomination of Directors

As provided in its charter, the Nominating and Governance Committee identifies and recommends to the Board nominees for election or re-election to the Board and will consider nominations submitted by shareholders.  The Nominating and Governance Committee Charter is available for review on our website at www.orthofix.com.

The Nominating and Governance Committee seeks to create a Board of Directors that is strong in its collective diversity of skills and experience with respect to finance, research and development, commercialization, sales, distribution, leadership, technologies and industry knowledge.  The Nominating and Governance Committee reviews with the Board, on an annual basis, the current composition of the Board in light of the characteristics of independence, skills, experience and availability of service to Orthofix of its members and of anticipated needs.  If necessary, we will retain a third party to assist us in identifying or evaluating any potential nominees for director.  When the Nominating and Governance Committee reviews a potential new candidate, it looks specifically at the candidate’s qualifications in light of the needs of the Board at that time given the then current mix of director attributes.

As provided for in our Corporate Governance Guidelines, in nominating director candidates, the Nominating and Governance Committee strives to nominate directors who exhibit high standards of ethics, integrity, commitment and accountability.  In addition, our Corporate Governance Guidelines state that all nominations should attempt to ensure that the Board shall encompass a range of talent, skills and expertise sufficient to provide sound guidance with respect to our operations and activities.  Other than as set forth in the Corporate Governance Guidelines with respect to the Board’s objective in seeking directors with a range of talent, skills and expertise, the Board and the Nominating and Governance Committee do not have a formal policy with respect to the diversity of directors.

Under our Corporate Governance Guidelines, directors must inform the Chairman of the Board and the Chairman of the Nominating and Governance Committee in advance of accepting an invitation to serve on another company’s board of directors.  In addition, no director may sit on the board of directors of, or beneficially own a significant financial interest in, any business that is a material competitor of Orthofix.  The Nominating and Governance Committee reviews any applicable facts and circumstances relating to any such potential conflict of interest and determines in its reasonable discretion whether a conflict exists.

To recommend a nominee, a shareholder shall send notice to the Board c/o Kenneth R. Weisshaar, Chairman of the Nominating and Governance Committee, Orthofix International N.V., 3451 Plano Parkway, Lewisville, TX 75056.  This notice should include the candidate’s brief biographical description, a statement of the qualifications of the candidate, taking into account the qualification requirements set forth above and the candidate’s signed consent to be named in the proxy statement and to serve as a director if elected.  The notice must be given not later than 180 days before the first anniversary of the last Annual General Meeting of Shareholders.  Once we receive the recommendation, the Nominating and Governance Committee will determine whether to contact the candidate to request that he or she provide us with additional information about the candidate’s independence, qualifications and other information that would assist the Nominating and Governance Committee in evaluating the candidate, as well as certain information that must be disclosed about the candidate in our proxy statement, if nominated.  Candidates must respond to our inquiries within the time frame provided in order to be considered for nomination by the Nominating and Governance Committee.

The Nominating and Governance Committee has not received any nominations for director from shareholders for the 2012 Annual General Meeting of Shareholders.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Compensation Committee Interlocks and Insider Participation

The Compensation Committee, comprised entirely of independent, non-management directors, is responsible for establishing and administering the Company’s policies involving the compensation of its executive officers. No employee of the Company serves on the Compensation Committee. The Committee members have no interlocking relationships as defined by the SEC.

Procedures for Approval of Related Person Transactions

The Company’s policies and procedures for the review, approval or ratification of related party transactions are set forth in our Code of Conduct and Ethics.  Our policy is that the Audit Committee will review and approve all related party transactions that meet the minimum threshold for disclosure under the relevant SEC rules (generally, transactions involving amounts exceeding $120,000 in which a related person has a direct or indirect material interest).  The Company did not have any related party transactions meeting this threshold during 2011.

COMPENSATION DISCUSSION AND ANALYSIS

Compensation Philosophy and Overview

Our Compensation Committee, or the Committee, discharges the responsibilities of the Board relating to all compensation of the Company’s executive officers, including equity-based compensation.  The Committee guides itself in large part by our executive compensation philosophy.  This philosophy reflects a “pay-for-performance” outlook in consideration of our growth (whether internal or as a result of acquisitions) and our objectives of attracting, retaining and motivating executive officers and other key employees while increasing shareholder value.  We must attract talent for us to grow successfully.  At the same time, we must retain and motivate talent in order to engage them to help us achieve our goals.  Finally, we must consider all these elements in the context of our ultimate objective of enhancing the value of the Company for our shareholders.

Based on this philosophy, the Committee’s goal is to fairly compensate executive officers with an emphasis on providing incentives that balance the promotion of both our short- and long-term objectives.  As described in more detail below, achievement of short-term objectives is rewarded through base salary and cash incentive awards, while grants of stock options and restricted stock encourage executive officers to focus on our long-term goals.  The Committee may choose to materially increase or decrease compensation based on performance and the achievement of the above objectives.  These core components remain the basis for our executive compensation philosophy as we continue to grow.

In implementing this overall compensation philosophy for the Company’s executive officers, the Committee is guided by the following principles:

•                  Pay for Performance - The Committee places considerable emphasis on variable elements of pay within the executive compensation program.  These elements consist of the Company’s annual incentive plan, which is intended to reward executive officers for achieving specific operating and financial objectives, as well as stock options, to the extent that options are available to grant.  The Committee seeks to provide rewards through the annual incentive plan by measuring performance based on key pre-established measures reflecting positive financial performance by the Company and its business units and divisions. The Committee seeks to provide strong linkage between executives and shareholders with grants of stock options, as stock options only have realizable value to the extent that the market value of the Company’s common stock increases.

•                  Competitive Target Pay Opportunities - The Committee believes that the Company must offer competitive target total compensation to recruit and retain key executive talent.  As such, our executive compensation program has been structured to provide total direct compensation (base salary plus target cash opportunities plus long-term incentive grants) at or near the 50th percentile of competitive market practices of our industry peers.  To ensure that our pay levels are calibrated to reward performance, our programs are designed to deliver actual amounts of pay that are consistent with the Company’s performance.

•                  Encourage Executive and Outside Director Share Ownership - The Committee believes that a significant portion of each executive’s and outside director’s compensation should be tied to the Company’s financial performance and share price.  We seek to award stock options and restricted stock pursuant to our long-term incentive plan so that over a period of time, a significant portion of an executive officer’s actual compensation is provided in the form of share-based compensation.  We also facilitate the purchase of our common stock by executive officers pursuant to a stock purchase plan, and encourage ownership of our common stock by our President and Chief Executive Officer and outside directors pursuant to stock ownership guidelines we have adopted.

•                  Provide Moderate Health and Welfare Benefits - The Committee considers these benefits to be important for each employee, and seeks to provide a moderate level of these benefits to executive officers, generally consistent with the level of health and welfare benefits provided to all Company employees.

Governance of Executive Compensation

As described further below, executive compensation for our executive officers is reviewed and established annually by the Committee, which consists solely of independent directors.  The Committee’s compensation decisions are intended to reflect its ongoing commitment to strong compensation governance, which the Committee believes are reflected in the following elements of our executive compensation:

•              Stock Ownership Guidelines Align Our CEO and Outside Directors with Shareholders.  We have adopted stock ownership guidelines that apply to our President and Chief Executive Officer and outside directors.

•              No Promotion of Excessive Risk Taking.  We believe that our compensation programs do not encourage excessive risk taking.  For example, we do not provide uncapped bonuses under our annual incentive program, and we have never made “mega” annual equity grants to any of our current management team members.  We also utilize multiple performance metrics under our annual incentive plan.

•              No Repricing of Stock Options.  Equity awards, including stock options, are never issued with below-market exercise prices, and the repricing of stock options without stockholder approval is expressly prohibited under both our current and newly proposed long-term incentive plan.  The Committee believes that the issuance of discount stock options and authorization of post-grant date repricings are each not performance-based pay practices, and therefore inconsistent with the Committee’s commitment to pay for performance.

•              50th Percentile of Peer Total Compensation Target.  Our base salaries and target total compensation for named executive officers is targeted to be at approximately the 50th percentile of companies in a peer group approved by the Committee.  This peer group is comprised of organizations within our industry and that are within range of our company size taking into consideration strong pay correlation elements such as revenues and market capitalization.  These are also companies with which we may compete directly for executive talent.

•              Pay At Risk Based on Performance.  As our programs are designed using a pay for performance philosophy, actual pay realized (earned) by our executives is predominantly at risk through our performance-based annual incentive program and though our long-term incentive grants that consist of both stock options (which will only provide value to executives if our stock price appreciates) and restricted shares.

Compensation Process

The Committee is responsible for establishing and evaluating compensation policies and determining, approving and evaluating employee compensation, including the total compensation packages for our executive officers and other key employees and compensation under the Company’s equity incentive plans and other Company compensation policies and programs.  The Committee specifically considers and approves the compensation for the President and Chief Executive Officer and other executive officers.  It is also responsible for making recommendations to the Board regarding the compensation of directors.  The Committee relies on select senior executive officers to make recommendations on certain aspects of compensation as discussed below.  The Committee acts under a written charter adopted by the Board.  The Committee reviews its charter annually and recommends any changes to the Board.  The Committee last amended its charter in November 2009.  The charter is available on our website at www.orthofix.com.  Drs. Jordan and von Wartburg and Mr. Mainelli currently serve as members of the Compensation Committee, with Dr. Jordan serving as Chairman.  During 2011, each member of the Board who served on the Committee was an independent, non-employee, non-affiliated, outside director while he or she served on the Committee.  The Committee has furnished its report below.

Throughout this proxy statement, the following persons are referred to collectively as our “named executive officers”: (i) Robert S. Vaters, our President and Chief Executive Officer (who served as our Executive Vice President and Chief Operating Officer from January 10, 2011 to August 1, 2011 and our Executive Vice President and Chief Financial Officer prior to January 10, 2011), (ii) Brian McCollum, our Senior Vice President of Finance and Chief Financial Officer, (iii) Vicente Trelles, our Executive Vice President of Worldwide Operations and Shared Services, (iv) Bryan McMillan, our President, Global Spine Business Unit, (v) Luigi Ferrari, our President, Global Orthopedics Business Unit, and (vi) Alan W. Milinazzo, our former President and Chief Executive Officer prior to August 1, 2011.

Role of Executive Officers

At the Committee’s request, from time to time certain of our senior management present compensation-related initiatives to the Committee.  For instance, while the Committee approves all elements of compensation for executive officers, the Committee requests on an annual basis that senior management aid the Committee in fulfilling its duties by facilitating the gathering of information relating to potential targets and goals under our annual incentive program as well as possible stock option or restricted stock grants, and possible cash retention bonuses.  This information is prepared in accordance with the market-based compensation data developed by the Committee’s outside compensation consultant, Towers Watson, and approved by the Committee.  The Committee then reviews this information in connection with it setting the annual incentive targets and goals.  The Chief Financial Officer is generally responsible for the compensation process within the Company, and provides input to the Committee in such capacity.  The President and Chief Executive Officer also provides the Committee with additional input and perspective in connection with the Committee’s salary determinations for named executive officers.  The President and Chief Executive Officer and Chief Financial Officer frequently attend meetings of the Committee in these respective capacities.  To the extent required or advisable, these executive officers are excluded from any Committee discussions or votes regarding their compensation.

Compensation Consultant

The Committee has the authority under its charter to retain, at the Company’s expense, outside compensation consultants to assist in evaluating compensation.  The Committee also has the authority to terminate those engagements.  In accordance with this authority and to aid the Committee in fulfilling its duties, the Committee has engaged Towers Watson since 2004 as its outside compensation consultant.

In its role as compensation consultant, Towers Watson has worked with the Committee to develop our executive and director compensation philosophy, and Towers Watson periodically conducts reviews and updates of our executive officer and director compensation programs and long-term incentive practices at the request of the Committee.

In 2010, the Committee engaged Towers Watson to conduct an in depth review of our peer group and recommend changes based on the Company’s financial profile, business focus and complexity of business operations.  In 2011, the Committee asked Towers Watson to review the peer group again as certain organizations were no longer available for comparison due to subsequent mergers and acquisitions.  The 2011 peer group was realigned modestly to ensure that Orthofix continued to compare executive pay levels against companies of similar financial profile, business focus and operations complexity.  Further discussion of the 2011 peer group is outlined below in the “Benchmarking” section of this discussion.

At the Committee’s request, in 2010 and 2011, Towers Watson conducted an assessment of compensation levels for our top five executive positions as well as key business unit leadership positions.  Towers Watson compared Orthofix executive pay levels versus the competitive market to determine whether they remain consistent with our compensation philosophy.  In conducting these assessments, Towers Watson made comparisons to our then current peer group and considered the compensation levels and program design for executive officers of those peer group companies based upon publicly-available disclosure regarding the compensation arrangements at those companies. This information indicated that, on average, base salary compensation for our named executive officers was within range of the 50th percentile. Actual total cash levels (base salary plus annual incentive awards) paid in 2011 for 2010 Company performance were aligned with the 25th percentile.  In addition, as Orthofix had very limited equity in the share pool to grant to executives, Towers Watson did not benchmark equity levels as recent grants were limited and, therefore, total direct compensation levels (which is the sum of actual total cash and equity compensation) were less than competitive at the 50th percentile.

During 2011, other analyses that were conducted by Towers Watson included:

•              A competitive market analysis of outside director pay practices and levels such that the Committee could determine if our current outside director compensation program was aligned with the competitive market. Consistent with the findings of the executive compensation assessment, this analysis indicated that outside director cash compensation levels were aligned with the market median but equity grants, limited by share pool availability, were below the peer group 25th percentile.

•              A review of the Company’s equity share utilization and overhang in support of developing a new strategy for long-term incentive compensation.

•              A review of management’s proposed 2012 long-term incentive program to confirm that it is aligned with competitive market practice.

•              A review and realignment of the Company’s peer group (discussed in the “Benchmarking” section below).

•              A governance review of the Company’s executive compensation programs to assess whether they are aligned with governance best practices.  This review recommended that outside director share guidelines be realigned with current market practices.  Towers Watson worked with the Committee to develop updated guidelines, which were subsequently implemented in December 2011.

•              Other ad hoc assessments, as requested by the Committee.

The Role of Shareholder Say-on-Pay Votes.

The Company provides its shareholders with the opportunity to cast an annual advisory vote on executive compensation (a “say-on-pay proposal”).  At the Company’s annual general meeting of shareholders held in August 2011, 98% of the votes cast on the say-on-pay proposal at that meeting were voted in favor of the proposal.  The Committee believes this affirms shareholders’ support of the Company’s approach to executive compensation.  The Committee evaluated the results of the 2011 say-on-pay proposal at its September 2011 meeting.  The Committee also considered many other factors in evaluating the Company’s executive compensation programs as discussed in this Compensation Discussion and Analysis, including the Committee’s assessment of the interaction of our compensation programs with our corporate business objectives, evaluations of our programs by our compensation consultant, and review of data of a comparator group of peer companies, each of which is evaluated in the context of the Committee’s fiduciary duty to act as the directors determine to be in shareholders’ best interests.  While each of these factors bore on the Compensation Committee’s subsequent decisions regarding our named executive officers’ compensation during 2011 and 2012, the Committee did not make any changes to our executive compensation program and policies as a result of the 2011 say-on-pay proposal voting results.  The Committee will continue to consider the outcome of the Company’s say-on-pay votes when making future compensation decisions for its named executive officers.

Recoupment Policy

The Dodd-Frank Act requires companies to adopt a policy that will recapture excess incentive compensation that was paid to executive officers if based on erroneous financial statements (“clawback”).  The Act mandates the SEC to issue rules implementing the clawback requirements.  The Company intends to adopt a formal clawback policy when the SEC promulgates the final rules.  The Company believes it is prudent and efficient to ensure that we adopt a policy in proper form that is fully compliant with the laws and rules, rather than implementing a policy that may require amendment when the final rules are promulgated.

Benchmarking

Decisions related to executive compensation program design and pay levels are informed, in part, by the practices and pay levels of comparable peer organizations.  During 2011, the Committee engaged Towers Watson to conduct an executive compensation analysis that provided summarized data on market competitive levels of total compensation.  In conducting the 2011 benchmarking, Towers Watson utilized a selection of peer companies, which was reviewed and approved by the Committee in May 2011 to ensure that it represented organizations of the appropriate size and complexity based upon key financial factors such as annual gross revenues, shareholder return and market capitalization.  This peer group contained the following seventeen medical technology and device manufacturers and distributors with which we may compete against for executive talent.

•	American Medical Systems Holdings Inc.*	•	NuVasive, Inc.

•	Cooper Companies, Inc.	•	ResMed, Inc.

•	Edwards Lifesciences Corporation	•	Sirona Dental Systems Inc.

•	Gen-Probe Inc.	•	STERIS Corporation

•	Haemonetics Corporation	•	Thoratec Corporation

•	Integra LifeSciences Holding Corporation	•	Volcano Corporation

•	Intuitive Surgical Inc.	•	West Pharmaceutical Services, Inc.

•	Medicis Pharmaceutical Corporation	•	Wright Medical Group Inc.

•	Mednax Inc.

* Denotes that the company has subsequently been acquired, but was considered as part of the Company’s 2010 and 2011 benchmarking surveys.

Elements of Executive Compensation

Overview

Our compensation program for executive officers and other key employees consists of three primary elements:

•                  annual salary;

•                  performance-based incentives in the form of annual cash bonuses; and

•                  long-term equity-based incentives under our long-term incentive plan.

The Committee reviews annually what portion of an executive officer’s compensation should be in the form of salary, potential annual performance-based cash bonuses and long-term equity-based incentive compensation.  The Committee believes an appropriate mix of these elements, commensurate with our compensation philosophy, will assist the Committee in meeting its compensation objectives.  See “—Executive Compensation Philosophy” below for more information on the Committee’s guidelines for each element of executive compensation. As part of its decision making process, the Committee reviews information setting forth all components of the compensation and benefits received by our named executive officers.  This information includes a specific review of dollar amounts for salary, bonus, perquisites and long-term equity-based incentive compensation.

In addition, during 2010 and 2011, the Committee considered, and ultimately implemented in February 2011, retention cash bonuses to certain executive officers due to special circumstances.  In determining to grant these bonuses, the Committee took into account that the Committee had not made any stock option or restricted stock based awards to executive officers during 2010 due to limitations on share availability under the 2004 LTIP, and that the amount of stock option and restricted stock awards made in 2011 would be limited by share availability under the 2004 LTIP.  In addition, the Committee considered the significant additional demands and management challenges that resulted, in the near term, from several government investigation and litigation matters facing the Company at that time.  The Committee’s intent in making these awards was to compensate executive officers for the Committee’s expectation that aggregate equity-based awards in 2010 and 2011 would be below the Company’s 50th percentile of peer target due to plan availability limitations.

With respect to incentive compensation, the (i) setting of performance goals for the attainment of cash bonuses and the determination of awards thereunder and (ii) determination of the number and type of annual equity-based compensation awards are typically done at different times during the year (though in recent years, the timing of equity-based compensation awards has sometimes been delayed due to limited share capacity available in the 2004 LTIP).  The Committee believes that the separation of the timing of these grants and awards provides for increased incentives for the recipients.  These incentives are based on financial objectives that are important to the Company, including income or cash flow attainment and sales attainment.  Individual performance is also taken into account.  The consideration of individual performance enables the Committee to differentiate among executive officers and emphasize the link between personal performance and compensation.

Certain executive officers are eligible to participate in the Orthofix Deferred Compensation Plan, whereby such eligible participants may elect to defer a portion of their earnings each year.  Executive officers and directors are also eligible to participate in our SPP.  We also provide our executive officers and directors with certain limited perquisites discussed below.

Executive Compensation Philosophy

The Committee has approved a “pay-for-performance” executive compensation philosophy.  This philosophy takes into account the results of our periodic benchmarking, using both the peer group and survey sources, and assumes that the Company has met its performance goals.  This compensation philosophy emphasizes pay at risk through awards made under the cash-based annual incentive plan as well as grants made under the long-term equity compensation program as outlined above.

Pay Element	Market Position	Rationale

Base Salary	50th Percentile	“Competitive” annual salary.

Total Cash Goal (1)	50th Percentile (2)

Target incentive opportunity aligned with market 50th percentile to be “competitive.” Opportunity for greater than “competitive” cash compensation only if individual and company performance exceeds target goals.

Long-Term Incentive Grants	The annual long-term equity incentive grant program is designed to align senior management with shareholders while being fair and competitive (3)

Long-term incentive grants are awarded weighing the following: market competitive expected value delivered annually, individual and company performance, share utilization/dilution, executive alignment with shareholder interests and retention of key employees.

Total Direct Compensation Goal (4)	50th Percentile	Align long-term incentive plus total cash with shareholder interests and reward individual and company long-term performance.

(1)                                 Total cash compensation equals annual salary plus annual cash incentives.

(2)                                 Actual award levels will vary within a set range developed around a target based upon primarily company performance goals, but also individual performance goals.

(3)                                 As noted below, the equity grants may be higher or lower than the market 50th percentile based upon a variety of factors.

(4)                                 Total direct compensation equals total cash plus annualized expected value of long-term incentives.

Our target percentiles are guidelines.  The annual salary, annual incentive awards and equity awards may be higher or lower than the 50th percentile for certain individuals based upon Company and individual performance, competitive market practice, shareholder alignment, availability of shares for equity grants and the need for executive retention.  The Committee may depart from the target percentiles for other purposes based upon particular facts and circumstances that apply to an individual, entity or a division at the time, including adjustments due to market conditions, the promotion of employees and other factors.

The Committee generally engages a compensation consultant to provide peer group benchmarking survey information every few years.  In years when benchmarking survey information is not procured, the Committee uses data provided to the Committee during the prior year, and makes cost-of-living or other adjustments as it deems appropriate.  The Committee obtained benchmarking survey information from Towers Watson in September 2010, which was used in the Committee’s determination of compensation levels for 2011.

In September 2011, the Committee obtained updated benchmarking survey information from Towers Watson.  This information indicated that, on average, base salary compensation for our named executive officers was within range of the 50th percentile.  However, actual total cash levels were at or below 25th percentile levels.  Furthermore, equity levels and total direct compensation levels (which is the sum of cash and equity compensation) were not competitive as Orthofix had made limited recent grants of equity awards to the named executive officers as the Company had minimal shares left in the shareholder-approved equity pool.  Based on this information, the Committee determined that the Company’s current executive compensation levels were below the 50th percentile targeted amounts for peer companies.  The Committee considered this information when setting 2012 annual salaries in December 2011 and March 2012, as well as in connection with the Committee’s determination in February 2011 to institute retention cash bonuses due to special circumstances.

Annual Salary

The Committee makes annual determinations with respect to the salaries of executive officers.  In making these decisions, the Committee considers each executive officer’s performance, the market compensation levels for comparable positions within and outside our peer group, performance goals and objectives and other relevant information, including recommendations of the President and Chief Executive Officer.

The Committee approved 2012 salary increases for our named executive officers in December 2011 and, in the case of Mr. Vaters, in March 2012.  These increases were designed to bring base salary amounts in line with the 50th percentile of our industry peer group based on the September 2011 benchmarking data obtained by the Committee from Towers Watson.  The 2012 annual base salary amounts for our named executive officers are as follows:

		2012 Annual
Name	Title	Base Salary (1)

Robert S. Vaters	President and Chief Executive Officer	$680,000

Brian McCollum	Senior Vice President of Finance and Chief Financial Officer	$342,000

Vicente Trelles	Executive Vice President of Worldwide Operations and Shared Services	$410,000

Bryan McMillan	President, Global Spine Business Unit	$360,500

Luigi Ferrari	President, Global Orthopedics Business Unit	€255,000

(1)  Amount for Mr. Vaters became effective as of March 9, 2012.  All other amounts became effective as of January 1, 2012.

Cash Performance-Based Incentives - Annual Incentive Program

The Committee believes that a significant portion of the compensation for each executive officer should be in the form of annual performance-based cash bonuses.  Short-term incentives, like our annual incentive program, tie executive compensation to our immediate financial performance as well as, to a certain extent, individual performance.  Each executive officer generally participates in our annual incentive program as it is our primary means of providing for an annual cash bonus.

The annual incentive program is based on goals determined by the Committee in line with annual budgets approved by the full Board.  Under our program, at the outset of each year the Committee establishes target performance goals and a range of performance around the target performance goals for which a bonus would be paid as described below.  We set the performance goals with the intent that it will be challenging for a participant to receive 100% of his or her incentive opportunity target award.  However, an executive officer can earn from 25% to 150% of his or her targeted bonus based upon actual performance measured against the range of established performance goals.  Varying bonuses are paid for the attainment of specified goals within that range.  For named executive officers the maximum bonus is a percentage of that person’s salary.  See “Agreements with Named Executive Officers” below for more information on the target opportunities for each named executive officer under the annual incentive plan.

In general, we establish separate performance goals for each of (i) Orthofix and its subsidiaries on a consolidated basis, and (ii) each of our business units on an individual basis.  Each participant in the program is assigned to one or more of these categories.  The Chief Financial Officer is responsible for overseeing the process of determining proposed goals for the Company and each of its business units.

The proposed goals and related matrix are then provided to the Committee for review and approval.  To calculate the bonus amount, the achievement percentage for each component is multiplied by its component’s percentage weight.  The products are added together to produce a resulting weighted percentage.  For each participant, this percentage is used to determine what amount of the pre-established bonus goal amount will be paid.  The weighted percentage is then multiplied by the target amount of bonus for which that participant is eligible.  The following is an illustration only of how this calculation may work using sample attainment percentages and maximum eligible bonus numbers:

Performance Goal	Weighting	Attainment	Product
Revenue	50%	100%	50%
EBITDA	50%	75%	37.5%
		Weighted Percentage:	87.5%

Target Bonus:  50% of base salary of $200,000 = $100,000

Bonus Calculation: $100,000 (at target) multiplied by 87.5% (weighted percentage attainment) = $87,500 bonus

The Committee has the discretion to review an entity’s or business unit’s actual results (or an individual’s or division’s performance) and consider certain mitigating factors, such as one-time costs or events such as acquisitions or other unique corporate (or personal) events not contemplated at the time the goals were established.  These may be excluded from the financial information used in connection with the determination of bonuses or the financial (or individual) information may be otherwise adjusted in light of these mitigating factors.

Typically, the goals are set in February or March for the current year and payments are made the following March for the previous fiscal year.  All members of the Committee participated in the determination of the cash bonus amounts to be paid to the named executive officers for their performance and services during 2011.  Executive officers are typically notified of the goals and bonus eligibility for any given year when the plan is approved.  The terms of the awards generally require that the executive officer be an employee on the date of payment in order to be paid any compensation under the annual incentive program.

2011 Performance Goals for Named Executive Officers

The annual incentive program in 2011 consisted of the following performance goal components and were weighted as follows for Messrs.Vaters, McCollum and Milinazzo:

•                  50% — based on the attainment of a specified dollar amount of revenue on a consolidated basis (described as “Revenue” in the table below and further described in footnote 1 below); and

•                  50% — based on the attainment of a specified EBITDA target on a consolidated basis (described as “EBITDA” in the table below and further described in footnote 3 below).

For Mr. Ferrari, the two “consolidated” components described directly above were given 12.5% weight each, while 37.5% weighting was given to each of “Revenue” and “Adjusted Operating Income” for the Global Orthopedics Business Unit.

Mr. McMillan became an executive officer on October 1, 2011 when he was promoted to the position of President, Global Spine Business Unit.  In connection with this promotion, the Committee approved Mr. McMillan’s participation in the executive officer annual incentive program on a pro rated basis from October 1, 2011 through December 31, 2011.  In addition, Mr. McMillan remained eligible to participate in the program applicable to non-executive officers for the period from January 1, 2011 through September 30, 2011.  On a combined basis, this resulted in Mr. McMillan goal components being weighted as follows:

•                  12.5% — based on the “consolidated” Revenue component described above;

•                  12.5% — based on the “consolidated” EBITDA component described above;

•                  37.5% — based on “Adjusted Operating Income” for the Global Spine Business Unit for the full fiscal year of 2011;

•                  28.1% — based on “Revenue” for the Implants and Biologics components of the Spine Global Business Unit for the first three fiscal quarters of 2011; and

•                  9.4% — based on “Revenue” for the Global Spine Business Unit during the fourth fiscal quarter of 2011.

Pursuant to the terms of his hiring arrangement in April 2011, Mr. Trelles was guaranteed a 9-month pro rated bonus for 2011 calculated as if he had achieved 100% of all targets under the program.  Beginning in 2012, Mr. Trelles will no longer receive any guaranteed minimum achievement.

We developed these weightings with the intent of linking most of the bonus to quantifiable entity or business unit performance measures.  The performance range for each of the goals is 25% to 150%.  The table below describes the goals for each of the categories assigned to our named executive officers.  Each goal is shown as (i) percent growth from 2010 or (ii) amount in US Dollars (in millions).

Category of 2011 Goals
(Shown, as applicable,								Actual 2011
as (i) Percent Growth								Percent
from 2010 or (ii) US	Percent Achievement Targets (1)						Actual	Achievement of
Dollars (in millions))	25%	50%	75%	100%	125%	150%	Achievement (2)	Target

Orthofix and its Subsidiaries on a Consolidated Basis
EBITDA (3)	1.7%	2.7%	3.7%	4.7%	5.7%	6.7%	5.5%	120%
Revenue	0.0%	1.5%	3.6%	5.7%	7.8%	9.9%	1.0%	42%

Global Spine Business Unit
Adjusted Operating Income (4)	$24.7	$25.0	$25.5	$26.0	$26.5	$27.0	$28.2	150%
Revenue (Q1-Q3; Implants and Biologics subset)	$106.4	$107.6	$109.8	$112.0	$114.3	$116.5	$107.6	50%
Revenue (Q4)	$76.9	$77.7	$79.3	$80.9	$82.5	$84.2	$78.6	64%

Global Orthopedics Business Unit
Adjusted Operating Income (4)	$19.3	$19.5	$19.9	$20.3	$20.7	$21.1	$24.6	123%
Revenue	$146.6	$148.2	$151.3	$154.4	$157.5	$160.5	$157.2	150%

(1) The Committee’s approval of targeted goals provided that effects from acquisitions or divestitures during the calendar year, as well as any reorganization or restructuring programs during such calendar year, would be excluded from achievement calculations.  Consistent with the foregoing, the targeted goals were adjusted to reflect the following subsequent events: (i) the revised definition of “Consolidated EBITDA” contained in amendment number one, dated May 4, 2011, to the Company’s credit agreement, (ii) the acquisition by Breg in 2011 of its new Omni Motion subsidiary, (iii) an insurance dispute between Breg and one of its insurance carriers regarding certain product liability matters, and (iv) certain charges related to an FCPA matter involving our Promeca subsidiary.

(2) All results are calculated on a constant currency basis.

(3) EBITDA is calculated for this purpose pursuant to the definition of “Consolidated EBITDA” contained in the Company’s credit agreement, dated August 30, 2010, as amended by the first amendment thereto dated May 4, 2011.  Under this definition, EBITDA is calculated by adjusting reported net income to eliminate extraordinary items of income or loss, gains or losses resulting from non-ordinary course asset sales or disposition, and non-cash gains or losses (subject to certain exceptions as further defined in the definition).  The credit agreement was filed as Exhibit 10.1 to a current report on Form 8-K filed by the Company on August 31, 2010, and the first amendment thereto was filed as Exhibit 2.1 to a current report on Form 8-K filed by the Company on

May 5, 2011.  Each of these reports can be found at the SEC’s website at www.sec.gov.

(4) Adjusted operating income consists of operating income at the applicable business unit plus depreciation, amortization and stock-based compensation expense, as adjusted to eliminate any extraordinary items.

2011 Performance Goal Results for Named Executive Officers

In February 2012, after reviewing the results achieved in 2011 for each of the relevant components (as shown in the far right column of the table above), the Committee determined that a 80.8% weighted achievement percentage was attained by each of Messrs. Vaters, McCollum and Milinazzo, that a 96.5% achievement percentage was attained by Mr. McMillan, and a 122.5% achievement percentage was attainted by Mr. Ferrari. As described above, Mr. Trelles was awarded a 100% achievement percentage pursuant to the terms of his hiring arrangement in April 2011. These weighted achievement percentages were then multiplied by each officer’s respective base salary and “participation percentage” to calculate the applicable bonus earned. In the case of Messrs. Vaters and McMillan, whose base salaries and “participation percentages” were increased in August 2011 and October 2011, respectively, pro-rated calculations were made with respect to the applicable periods of the year, and then added together to determine the total year bonus. These results are described in the table below.

	2011 Base Salary Amount		Target Bonus Percentage of 2011 Salary	Weighted Percent Achievement	Total Annual Incentive Plan Bonus

Robert S. Vaters
Jan. 2011 — July 2011	$266,292	(1)	90%	80.8%	$193,574
Aug. 2011 — Dec. 2011	$250,000	(2)	100%	80.8%	$201,923
Full-Year Total					$395,497

Brian McCollum	$300,000		60%	80.8%	$145,385

Vicente Trelles	$270,000	(3)	60%	100%	$162,000

Bryan McMillan
Jan. 2011 — Sept. 2011	$221,250	(4)	50%	96.5%	$106,791
Oct. 2011 — Dec. 2011	$87,500	(5)	60%	96.5%	$50,681
Full-Year Total					$157,472

Luigi Ferrari	€247,561		60%	122.5%	€181,929

Alan W. Milinazzo	$283,920	(6)	90%	80.8%	$206,388

(1) Represents 7/12th of Mr. Vaters’ annual salary of $456,500 that was in effect from January 1, 2011 through July 31, 2011.

(2) Represents 5/12th of Mr. Vaters’ annual salary of $600,000 that was in effect from August 1, 2011 through December 31, 2011.

(3) Represents 9/12th of Mr. Trelles annual salary of $360,000, which reflects the portion of the year that Mr. Trelles was employed after joining the Company in April 2011.

(4) Represents 9/12th of Mr. McMillan’s annual salary of $295,000 that was in effect from January 1, 2011 through September 30, 2011.

(5) Represents 3/12th of Mr. McMillan’s annual salary of $350,000 that was in effect from October 1, 2011 through December 31, 2011.

(6) Per the terms of his June 2011 letter agreement with the Company, this amount represents fifty percent (50%) of Mr. Milinazzo’s full year annual salary of $567,840, reflecting that he only served as an officer of the Company during a portion of the year.

Payouts to the named executive officers under the annual incentive program are reflected in column (g) of the “Summary Compensation Table.”

Other Bonus Payments

2011 Cash Retention Bonuses

In February 2011, the Committee approved a cash retention bonus program for certain executive officers and key employees of the Company due to the special circumstances described below.  In determining to grant these bonuses, the Committee took into account that the Committee had not made any stock option or restricted stock based awards to executive officers during 2010 due to limitations on share availability under the 2004 LTIP, and that the amount of stock option and restricted stock awards made in 2011 would be limited by availability under the 2004 LTIP.  The Committee recognized the competitive disadvantage of not having this key compensation tool fully available to provide a well-balanced performance-based compensation package. In addition, the Committee considered the significant additional demands and management challenges that resulted, in the near term, from several government investigation and litigation matters facing the Company at that time.  The Committee’s intent in making these awards was to compensate executive officers for the Committee’s expectation that aggregate equity-based awards in 2010 and 2011 would be below the Company’s 50th percentile of peer target due to plan availability limitations.  Fifty percent (50%) of each participant’s special cash retention bonus award was payable on December 31, 2011, and fifty percent (50%) of such awards are payable on June 30, 2012.  In each case, payment of the applicable bonus installment was and is contingent upon the applicable participant remaining an employee of the Company or one of its subsidiaries as of the respective payment date.  If a participating executive or employee is not employed on an applicable payment date, the bonus installment in question will be forfeited and not payable.  The Company’s named executive officers participate in the plan as follows:

		6/30/12
	12/31/11	Contingent
Name	Payment	Payment

Robert S. Vaters	$175,000	$175,000

Brian McCollum	$75,000	$75,000

Luigi Ferrari	$75,000	$75,000

The Committee believes that equity is an essential compensation element that enables the Company to provide a balanced and performance-oriented compensation package to executives.  At the same time, the Committee recognizes the importance of retaining executive talent should equity compensation not be available for grant. We ask that the shareholders support our commitment to a balanced performance-based compensation program by approving Proposal 2 which enables Orthofix to replenish its share pool with 1,600,000 shares which can then be used judiciously to provide competitive levels of long-term incentives.

Discretionary, Hiring and/or Promotion Bonuses

Outside of the annual incentive program, in any year the Committee has and does exercise its discretion to grant bonuses for performance or for other circumstances, such as in the cases of new hires and promotions.  During 2011, the Committee approved the following discretionary, hiring and/or promotion bonus (in addition to the previously-described retention bonuses):

•                  Mr. Vaters was awarded a promotion bonus of $115,000 in January 2011 in connection with his promotion to Executive Vice President and Chief Operating Officer.

•                  A signing bonus of $100,000 for Mr. Trelles was approved in March 2011 in connection with his hiring and to compensate him in connection with his relocation.  Fifty percent (50%) of the bonus was contingent upon him completing three months of employment with the Company, and fifty percent (50%) was contingent upon him completing twelve months of employment with the Company.  These amounts were each earned and paid in July 2011 and April 2012, respectively.

•                  Mr. McMillan was granted a promotion bonus of $150,000 in September 2011 in connection with his promotion to President, Global Spine Business Unit.  Fifty percent (50%) of this bonus was paid upon his promotion in October 2011, and fifty percent (50%) is payable in June 2012 upon the satisfaction of certain spine business unit integration metrics.

Long-Term Equity-Based Incentives

Our primary equity compensation plan for executive officers in recent years has been the 2004 LTIP and, if approved by shareholders at the Annual General Meeting, our primary equity compensation plan in upcoming years will be the 2012 LTIP.  Some current and former executive officers continue to hold outstanding awards under one or more of our prior equity-compensation plans, namely our Staff Share Option Plan and Performance Accelerated Stock Option Inducement Grants.  We no longer grant awards under these plans.  All executive officers and directors are also eligible, at their discretion, to purchase shares of common stock pursuant to our SPP.  Each plan is described below.  The Committee administers each of these plans (other than the Staff Share Option Plan) and only the Committee makes long-term incentive plan grants to named executive officers.  In addition, the Committee has authority to make inducement grants to newly hired employees, as it did in 2008 and 2011 in connection with the hiring of Messrs. Vaters and Trelles, respectively.  These inducement grants were made on terms that were substantially the same as grants made under our 2004 LTIP.

The Committee’s date of approval of a stock option or restricted stock grant is typically the first or second quarterly in-person Board meeting of the fiscal year.  The grant date of a stock option or restricted stock is on or after the approval date and typically is the last business day of June for any options approved at the second Board meeting.  Actual grant dates are determined, among other factors, in accordance with past practice for annual grants, the Committee’s determination of an appropriate grant date, as well as our communications policy.  Under this policy, employees are alerted to their option grants and grants of restricted stock.  We also take into account that approvals may be required in advance of expected acquisitions, new hires or other transactions.  For example, in connection with expected new hires, the grant approval may be included in an offer letter even though the actual date of grant is typically not until the employee’s first day of employment.  Our policy, in accordance with the terms of each of the 2004 LTIP and the 2012 LTIP, is that the closing price of the stock on the date of grant will be used to price stock options.

The Committee generally grants stock options and restricted stock as noted above and does not specifically take into consideration the release of material non-public information when determining whether and in what amount to make stock option grants and grants of restricted stock.  In addition, the Committee does not have a specific policy of setting grant dates in coordination with the release of material non-public information and we do not have a policy of timing our release of material non-public information for the express purpose of affecting the value of executive compensation.

Current Equity Compensation Plans

2004 Long-Term Incentive Plan

The 2004 LTIP is a long-term incentive plan that was originally adopted by the Board on April 15, 2004.  The original plan was approved by shareholders on June 29, 2004 and was amended and restated on November 5, 2004 and on June 20, 2007 and amended further on June 19, 2008.  As of April 25, 2012, 39,634 shares remain available for issuance pursuant to future awards under the 2004 LTIP.  Awards can be in the form of a stock option, restricted stock, restricted share unit, performance share unit, or other award form determined by the Board.  Awards expire no later than 10 years after the date of the grant.  To date, we have granted only non-qualified stock options and restricted stock under the plan.  Stock options and restricted stock generally vest equally in one-third increments beginning on the first anniversary of the date of grant, so long as the grantee remains an employee of the Company, but the Committee may provide different vesting provisions depending on the nature of and reason for the grant (or in the event of a change of control or termination of employment).

The goal of our 2004 LTIP has been to create an ownership interest in the Company in order to align the interests of executive officers with shareholders, to more closely tie executive compensation to our performance and to create long-term performance and service incentives for executive officers and other key employees.  Stock options and restricted stock awards are typically granted to executive officers and other employees:

•             in conjunction with the first or second quarterly in-person Board meeting of the fiscal year;

•             as new-hire incentives or in connection with promotion to a new position;

•             in connection with our acquisitions; and

•             otherwise in connection with retention, reward or other purposes based on the particular facts and circumstances determined by the Committee.

In 2011, pursuant to the 2004 LTIP, 386,000 stock options and 94,000 shares of restricted stock were granted to our employees and directors in connection with our long-term equity grant program, for new hire equity grants, promotional equity grants, as well as ongoing equity grants, of which 88,000 stock options and 61,000 shares of restricted stock were granted to our executive officers, and 60,000 stock options were granted to our non-employee directors.

The Company maintains a Stock Option and Restricted Stock Delegation Policy under which the Committee has delegated to the President and Chief Executive Officer for 2012 the authority to grant, subject to availability under the plan, up to an aggregate of 125,000 stock options and restricted stock awards (referred to as delegated awards) during the calendar year to newly-hired employees, employees who are promoted to new positions within the Company, and employees of the Company deemed eligible due to outstanding or special performance; provided, however, that for purposes of the delegation, any stock option grant counts as one delegated award and any restricted stock award counts as four delegated awards, such that no more than 31,250 restricted stock awards may be made under the delegation in any calendar year.  For example, if one employee is granted 1,000 stock options and 1,000 shares of restricted stock, that grant would count as 5,000 delegated awards.  Any single employee award is limited to a maximum of 15,000 delegated awards (a maximum of 3,750 restricted stock awards).  These grants of delegated awards may not be made to officers obligated to file reports under Section 16(a) of the Exchange Act.

Under the Company’s current stock option agreement form (which has been used since 2009), options vest and become exercisable in one-third increments on each of the first, second and third anniversaries of the grant date (or in the event of a change in control or, under certain circumstances, termination of employment).  The options expire and are no longer exercisable 10 years from the grant date and are subject to early termination as a result of a termination of employment or a change of control of the Company.   Other relevant provisions in the nonqualified stock option agreement are as follows:

•                       If, prior to an option vesting, the optionee’s employment is terminated other than (1) for cause, (2) upon death or permanent disability, or (3) voluntary termination (as defined in the form option agreement but excluding a retirement in accordance with the Company’s retirement policies (if any) or a termination for “good reason” if the optionee has entered into an agreement with the Company providing for a termination for “good reason”), any options that would have been vested as of December 31 of the year in which termination occurs shall automatically vest as of the date of termination and remain exercisable by the optionee for 180 days after the date of such termination of employment.  The options will be cancelled and will revert back to the Company to the extent not exercised within such period.  Any unvested options on the date of termination will also be cancelled and will revert back to the Company on such date.

•                       If the optionee’s employment is terminated by reason of death or permanent disability, all options shall automatically vest and remain exercisable by the optionee (or a transferee under a domestic relations order, the optionee’s estate, personal representative or beneficiary, as applicable) for 12 months after the date of such termination of employment.  The options will be cancelled and will revert back to the Company to the extent not exercised within such period.

•                       If the optionee’s employment is terminated for cause or if the optionee terminates employment under circumstances constituting a voluntary termination, the optionee may exercise the options (only to the extent vested at the date of termination) at any time within three months after the date of such termination in accordance with their terms.  The options will be cancelled and will revert back to the Company to the extent not exercised within such period.  Any unvested options on the date of termination will also be cancelled and will revert back to the Company on such date.

•                       Upon the occurrence of a change of control of the Company, all options shall automatically vest and remain exercisable in accordance with the provisions applicable thereto.  The options will expire and no longer be exercisable to the extent not exercised within 10 years from the grant date.

Certain grants made prior to 2009 include terms that provide that if an executive has an employment agreement with the Company, he or she will have up to 5 years to exercise his or her options in circumstances described above where the optionee has 180 days under the current form.

The Company has historically utilized stock options as the principal means of providing its executive officers and other employees with equity incentive compensation.  However, following the adoption of the amended 2004 LTIP in June 2007, the Compensation Committee began making grants of restricted stock to certain employees who held an employee title of director or below as part of the Company’s compensation strategy of linking long-term benefits to the rate of return received by shareholders and as a retention device.  In February 2011, due to the special circumstances described above (including the limited number of shares available at that time for grant under the 2004 LTIP) the Committee made certain grants of restricted stock to executive officers at such time.

The restricted stock granted by the Company has a vesting period that must be satisfied before the shares are available to the employee.  The restricted shares of stock granted by the Company typically vest with respect to one-third of the shares covered by each grant agreement on the first, second and third anniversaries of the grant date (or in the event of a change of control or, under certain circumstances, termination of employment).

2012 LTIP

If approved by shareholders at the Annual General Meeting, the 2012 LTIP will become our primary equity compensation plan in future years.  The Board adopted the 2012 LTIP on April 13, 2012, subject to shareholder approval.  We propose the approval of the 2012 LTIP to ensure that we have a sufficient number of shares of our common stock available for equity-based awards that we expect to make to eligible individuals over the next several years.  As of the date hereof, there are currently only 39,634 shares of our common stock available for issuance pursuant to future awards under the 2004 LTIP.  We believe that the ability to make equity-based awards is an essential part of our compensation program and we would be at a significant disadvantage with respect to our competitors if we were unable to offer equity-based awards to our employees, officers, directors, consultants and advisers.  The 2012 LTIP is summarized beginning on page 47 under “Proposal 2: Approval of the Orthofix International N.V. 2012 Long-Term Incentive Plan.”

Stock Purchase Plan

Our SPP, as amended, provides for the issuance of shares of our common stock to eligible employees and directors of the Company and its subsidiaries that elect to participate in the SPP and acquire shares of our common stock through payroll deductions (including executive officers).  During each purchase period, eligible individuals may designate between 1% and 25% (or any other percentage as determined by the Compensation Committee) of their cash compensation to be deducted from that compensation for the purchase of common stock under the SPP.  Under the SPP, the purchase price for shares is equal to the lower of (i) 85% of the fair market value per share on the first day of the plan year and (ii) 85% of the fair market value of such shares on the last day of the plan year.  The plan year begins on January 1 and ends on December 31.  As amended, up to a total of 1,850,000 shares may be issued under the SPP.

Previous Equity Compensation Plans

Staff Share Option Plan

The Staff Share Option Plan is a fixed share option plan which was adopted in April 1992.  There are no options remaining to be granted under the Staff Share Option Plan and, as of March 31, 2012, only 58,125 stock options granted under it remain outstanding.  All outstanding stock options are vested.  Under the Staff Share Option Plan, we granted options to our employees at the estimated fair market value of such options on the date of grant.  Options granted under the Staff Share Option Plan expire 10 years after date of grant.

Performance Accelerated Stock Option Inducement Agreements or PASOs

On December 30, 2003, in conjunction with the acquisition of Breg, Inc., we granted inducement stock option awards to two key executive officers of Breg, Inc.  The exercise price was fixed at $38.00 per share on November 20, 2003, which was the date Orthofix announced the agreement to acquire Breg, Inc.  As of March 31, 2012, 130,000 of these stock options remain outstanding.  Under the terms of the applicable stock option agreements, these stock options will lapse and be cancelled if not exercised by December 31, 2012.

Other Compensation

Deferred Compensation Plan

In December 2006, the Board approved the adoption of the Orthofix Deferred Compensation Plan by Orthofix Holdings, Inc.  This plan became effective on January 1, 2007, and its terms essentially mirror our 401(k) plan.  Prior to January 1, 2009, all non-employee directors of the Company, Orthofix Holdings, Inc. and any of their subsidiaries (which we refer to as the Parent Group) that have been approved for participation and a select group of management or highly compensated employees of the Parent Group were eligible to participate (including named executive officers).  As a result, a number of our executive officers, as well as Mr. Gero, elected to participate under the plan.  In order to comply with Section 457A of the Internal Revenue Code, the plan was amended and restated effective January 1, 2009 to provide, among other things, that following such date, (i) directors are not eligible to defer director’s fees received following January 1, 2009, and (ii) no employee who is a U.S. taxpayer who performs services for the

Company and who receives compensation for services performed for the Company will be eligible to defer any of such compensation received following such date.  (However, if the U.S. taxpayer performs services for a member of the Parent Group other than the Company and receives compensation for such services, he will be able to participate in the plan with respect to compensation received for services performed for the other members of the Parent Group.)  The treatment of previously deferred amounts by such former participants is described below.  As a result of the amendment, non-employee directors are no longer eligible to make new contributions to the plan.

Under the plan, as amended and restated, participants may elect to defer salary and bonus on a pre-tax basis. The minimum deferral amount is $2,000 per plan year and the maximum deferral amounts are 50% of the participant’s salary and bonuses.  The plan year is the calendar year.  The plan is intended to be an unfunded plan under the provisions of ERISA and although the amounts deferred are considered fully vested, none of the Parent Group members are required to set aside funds for the payment of benefits under the plan, such benefits being paid out of the general assets of the Parent Group member that employs the particular participant receiving the benefit or for which the particular participant serves as a director.  Orthofix Holdings, Inc. has established a rabbi trust to provide funds for the payment of benefits under the plan, and it is currently making discretionary contributions to the rabbi trust in amounts equal to the compensation deferred by plan participants.  While the rabbi trust is an asset of Orthofix Holdings, Inc. and can be revoked by Orthofix Holdings, Inc. at any time, upon a change of control, the rabbi trust will become irrevocable and must be used to pay plan benefits.  Further, if a change of control occurs, Orthofix Holdings, Inc. must make a contribution to the rabbi trust in an amount that is sufficient to pay all plan benefits and the projected fees and expenses of the trustee of the rabbi trust.  It is intended that the terms of the plan will be interpreted and applied to comply with Section 409A of the Internal Revenue Code.

In general, participants may defer compensation under the plan by submitting a Participation Agreement (as defined in the plan) to the plan administrator by December 31 of the calendar year immediately preceding the plan year, and newly eligible participants may participate in a partial year by submitting such an agreement within 30 days of becoming eligible for participation in the plan.  For record keeping purposes, accounts shall be maintained for each participant to reflect the amount of his deferrals and any hypothetical earnings or losses on the deferrals. Participants must designate the portion of their contributions to be allocated among the various independently established funds and indexes chosen by the plan administrator, or Measurement Funds, to measure hypothetical earnings and losses on the deferred amounts.  The balance credited to each participant’s account will be adjusted periodically to reflect the hypothetical earnings and losses.  We are not obligated to invest any amount credited to a participant’s account in such Measurement Funds or in any other investment funds.

A participant may elect to receive an in-service distribution of the balance credited to his plan account in a lump sum or in a series of annual installments over a one, three, five or ten-year period.  In the event a participant terminates employment with the Parent Group for any reason other than retirement or death, the participant will receive a distribution of the entire amount credited to his account in a single lump sum.  In the case of a termination  due to retirement or in the case of a change of control, the participant can elect to receive either a single lump sum or a series of annual installments over a one, three, five or ten year period. In the case of a termination due to death or if a participant experiences a disability, the balance credited to the participant’s account will be paid out in a single lump sum, unless installment payments have already begun at the time a participant dies.  In such a case, such installments shall be continued as originally elected unless the participant’s beneficiary is a trust or estate, in which case the remaining balance will be paid in a lump sum.  In the case of amounts previously deferred by former participants, such amounts will be distributed to each former participant on the earlier of (i) December 31, 2017, payable in a single lump sum, or (ii) the specified date or the installment schedule previously elected by such former participant, or pursuant to the provisions described above in the event of such former participant’s death or disability or a change of control.  Participants may also petition the plan administrator to suspend any deferral contributions being made by the participant and receive a payout from the plan in the event of an unforeseeable emergency (as defined in the plan).  No participant or beneficiary may alienate, transfer, pledge or encumber plan benefits prior to payment.

Currently there are no non-employee directors who make contributions to the plan.

Relocation and Temporary Living Expenses

In connection with the opening of our new principal office in 2010, we have relocated the principal place of employment of several of our executive officers to Lewisville, Texas.  In connection with these relocations, we have paid, on an after-tax basis, certain moving and other relocation expenses, as well as temporary living expenses, for certain executive officers.  Of the persons constituting named executive officers, only Messrs. Vaters and Ferrari received these benefits during 2011.  During 2011, Mr. Vaters was paid $52,466 for temporary housing allowance expenses.  Under his employment agreement entered into in connection with his promotion to President and Chief Executive Officer as of August 1, 2011, the Company has agreed to pay, on an after-tax basis, certain specified moving, housing, travel and other relocation and living costs in connection with his relocation (including a $3,500 monthly housing and living allowance and reimbursement for bi-monthly air travel in connection with Mr. Vaters commuting from his current primary residence to the Dallas / Fort Worth, Texas metropolitan area until the earlier of August 1, 2013 or the time of the relocation of his primary residence). In addition, Mr. Ferrari was paid $48,462 in 2011 for temporary housing and automobile lease expenses and other travel and relocation costs associated with his relocation during the year from Italy to Lewisville, Texas.

Perquisites and Other Personal Benefits

Our executive officers are entitled to or may otherwise be the beneficiaries of certain limited perquisites including a car allowance, reimbursement for tax preparation expenses and an annual physical exam.  In addition, our executive officers and directors are entitled to reimbursement of expenses relating to their spouse’s travel in connection with no more than one Board meeting per year.  We do not consider any of these significant or out of the ordinary course for similarly situated companies.

Other Plans

Executive officers participate in our 401(k) plan on the same basis as other similarly situated employees.  Other than the Orthofix Deferred Compensation Plan, we do not have a long-term retirement plan or other deferred compensation plan.

Employment and Other Agreements with the Company

Pursuant to employment agreement guidelines adopted by the Committee, each of Messrs. Vaters, McCollum, Trelles and McMillan have employment agreements.  Mr. Ferrari, who is employed by the Company’s Italian subsidiary, has an employment relationship that is governed by certain Italian laws and collective bargaining arrangements instead of a written employment agreement.  Generally, our employment agreement guidelines provide that executive officers who report directly to the Chief Executive Officer receive full employment agreements that provide for a term of employment, renewal terms, base salary and bonus provisions, eligibility for equity incentive compensation, benefits and restrictive provisions (non-competition, non-solicitation, confidentiality and invention assignment), as well as a variety of payments depending on the circumstances surrounding the executive officer’s separation from the Company.

The Compensation Committee need not review and approve employment agreements which are legally required or normal and customary in certain jurisdictions and which are not considered “full employment agreements” as outlined in the guidelines.

The employment agreement guidelines do not address every situation, and the Committee deviates and makes employment agreement decisions based on particular facts and circumstances.  Any exceptions to these guidelines must be approved by the Committee.

All officers receiving full employment agreements and selected other executive officers or employees that are exposed to legal risk in the performance of their employment, as well as all directors, also receive indemnity agreements from the Company.  See “Agreements with Named Executive Officers” for more information on the terms of particular employment agreements.

Elements of Post-Termination Executive Compensation

In accordance with our employment agreement guidelines, certain of our senior executive officers have employment agreements with one of our subsidiaries (typically Orthofix Inc. in most instances).  These agreements outline the compensation payable to each executive officer, which is consistent with the pay structure described above.  They are also intended as a retention tool for senior executive officers and to remove some of the uncertainty surrounding potential change of control transactions.  To that end, the agreements provide for certain payments upon termination (e.g., without cause, for good reason, etc.), which payments increase in certain instances following a change of control.  For instance, following a change of control, the amount payable for termination without cause or for good reason generally increases by 25% to 50%, depending on the executive.  With respect to a change of control, most agreements provide for a “double-trigger” so that a change of control itself does not trigger any payments.  However, under separate option agreements, all stock options immediately vest upon a change of control without reliance on any other triggering event.  The employment agreements, 2004 LTIP and 2012 LTIP each provide specified definitions of what constitutes a “change of control.”

Stock Ownership Guidelines

Upon recommendation of the Compensation Committee, the Board adopted formal stock ownership guidelines in June 2010.  These guidelines were amended in December 2011.  Under these guidelines, the President and Chief Executive Officer and each outside director are encouraged to have an ownership in the Company’s common stock equal to three times his annual salary or director fee amount, as applicable.  These multiples should be achieved by the later of (i) 5 years from appointment or election, as applicable, or (ii) 5 years from the date of adoption of the applicable requirements. Thereafter, each participant is asked to maintain ownership levels at or above these multiples.

Compliance with Section 162(m) of the Internal Revenue Code

Section 162(m) of the Internal Revenue Code limits the deductibility of compensation payments to our named executive officers in excess of $1 million per year per person, unless certain requirements are met.  Although compensation paid to the named executive officers has historically not exceeded deductibility limits under Section 162(m) of the Internal Revenue Code, to the extent that it is practicable and consistent with our executive compensation philosophy, we intend to comply with Section 162(m) of the Internal Revenue Code.  At our 2009 annual general meeting of shareholders, our shareholders approved the material terms for the payment of incentive compensation to the named executive officers under the Company’s annual incentive program.  As a result, the compensation paid pursuant to such material terms will be fully deductible by the Company under Section 162(m) of the Internal Revenue Code even if such compensation exceeds $1 million for year per person.  If compliance with Section 162(m) of the Internal Revenue Code conflicts with our compensation philosophy or is determined not to be in the best interest of our shareholders, the Committee will abide by our compensation philosophy.

REPORT OF THE COMPENSATION COMMITTEE

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with the members of management of the Company and, based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in the Company’s proxy statement.

The Compensation Committee

Dr. Guy J. Jordan, Chairman
Michael R. Mainelli
Walter P. von Wartburg

SUMMARY COMPENSATION TABLE

The following table sets forth the compensation earned by or paid to our named executive officers with respect to 2009, 2010 and 2011.  Our named executive officers consist of (i) Robert S. Vaters, our President and Chief Executive Officer (who served as our Executive Vice President and Chief Operating Officer from January 10, 2011 to August 1, 2011 and our Executive Vice President and Chief Financial Officer prior to January 10, 2011), (ii) Brian McCollum, our Senior Vice President of Finance and Chief Financial Officer, (iii) Vicente Trelles, our Executive Vice President of Worldwide Operations and Shared Services, (iv) Bryan McMillan, our President, Global Spine Business Unit, (v) Luigi Ferrari, our President, Global Orthopedics Business Unit, and (vi) Alan W. Milinazzo, our former President and Chief Executive Officer prior to August 1, 2011.

Name and Principal	Year	Salary ($)(1)	Bonus ($)(2)	Stock Awards ($)(3)	Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)(4)	All Other Compensation ($)(5)		Total ($)
Position (a)	(b)	(c)	(d)	(e)	(f)	(g)	(i)		(j)
Robert S. Vaters —President and Chief Executive Officer effective August 1, 2011 (Principal Executive Officer since 8/1/11 and Principal Financial Officer prior to 1/10/11)	2011	512,696	290,000	496,910	678,808	395,497	74,831	(6)	2,448,742
	2010	408,459	—	—	—	311,171	61,858	(7)	781,488
	2009	363,838	100,000	—	905,420	238,056	74,423	(8)	1,681,737
Brian McCollum — Senior Vice President of Finance and Chief Financial Officer (Principal Financial Officer since 1/10/11) (10)	2011	298,054	75,000	233,840	138,503	145,385	21,158	(9)	911,940
Vicente Trelles — Executive Vice President of Worldwide Operations and Shared Services(11)	2011	264,461	50,000	—	2,119,180	162,000	9,463	(12)	2,605,104
Luigi Ferrari — President, Global Orthopedics Business Unit(13)	2011	346,611	75,000	233,840	138,503	254,719	95,547	(14)	1,143,540
	2010	298,125	—	—	—	175,564	40,321	(15)	514,010
Bryan McMillan — President, Global Spine Business Unit(16)	2011	387,059	120,000	—	365,951	157,472	11,467	(17)	1,041,949
Alan W. Milinazzo — former President and Chief Executive Officer prior to August 1, 2011 (Principal Executive Officer prior to 8/1/11) (18)	2011	359,121	—	584,600	314,780	206,388	17,349	(19)	1,482,239
	2010	545,600	—	—	—	530,712	23,176	(20)	1,099,488
	2009	509,846	—	—	882,111	416,925	26,182	(21)	1,835,084

(1)                                 Amounts include salary deferred and further described in “Deferred Compensation.”

(2)                                 2011 amounts described in “Compensation Discussion & Analysis — Elements of Executive Compensation — Other Bonus Payments.  2010 amounts reflect payment of $3,750 to Mr. McCollum for a special quarterly bonus, and a one-time bonus payment of $20,340 to Mr. McMillan.

(3)                                 Amounts shown do not reflect compensation actually received.  Instead, the amounts shown are the 2011 aggregate grant date fair value of equity awards, as computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 (formerly known as Statement of Financial Accounting Standards No. 123(R)), or ASC 718.  There were no equity grants made during 2010; therefore the aggregate grant date fair value of awards made in 2010 was $-.

(4)                                 Amounts shown reflect cash bonuses paid in 2012 and in 2011 for performance in 2011 and in 2010, respectively, pursuant to our annual incentive program.  These bonuses, and the Committee’s criteria for determining the amounts awarded, are described above under “Compensation Discussion and Analysis — Elements of Executive Compensation — Cash Performance-Based Incentives — Annual Incentive Program.”

(5)                                 Excludes perquisites and other personal benefits unless the aggregate amount of such annual compensation exceeded $10,000 for the named executive officer.  In addition, per SEC disclosure rules applicable to plans that are available to all salaried employees, discounts to fair market value on purchases of Orthofix common stock made by named executive officers pursuant to the SPP are not included as compensation in the tables.

(6)                                 This amount includes $52,466 for housing allowance expenses, $10,800 for car allowance, $9,800 for 401k matching and $1,285 and $480 for insurance premiums paid by, or on behalf of, the Company with respect to group term and term life insurance, respectively.

(7)                                 This amount includes $39,890 for housing allowance expenses, $10,800 for car allowance, $9,800 for 401k matching and $888 and $480 for insurance premiums paid by, or on behalf of, the Company with respect to group term and term life insurance, respectively.

(8)                                 This amount includes $52,783 for housing allowance expenses, $10,800 for car allowance, $9,800 for 401k matching and $1,040 for insurance premiums paid by, or on behalf of, the Company with respect to group term and term life insurance.

(9)                                 This amount includes $10,800 for car allowance, $9,800 for 401k matching, $268 and $290 for insurance premiums paid by, or on behalf of, the Company with respect to group term and term life insurance.

(10)                           Mr. McCollum was not a named executive officer in 2009 or 2010.

(11)                           Mr. Trelles joined the Company in 2011, and was not a named executive officer in 2009 or 2010.

(12)                           This amount includes $8,100 for car allowance, and $1,045 and $318 for insurance premiums paid by, or on behalf of, the Company with respect to group term and term life insurance.

(13)                           Mr. Ferrari was not a named executive officer in 2009. Luigi Ferrari is paid in Euros.  Amounts shown for Mr. Ferrari are shown in Dollars assuming conversion from Euros to Dollars using the weighted average rates of exchange prevailing during the 2011 calendar year.

(14)                           This amount includes $48,462 for housing and automobile lease expenses and other travel and relocation costs associated with Mr. Ferrari’s relocation from Italy to Lewisville, Texas in 2011, $36,641 for car allowance, $8,401 for pension contributions, and $2,044 for insurance premiums paid by, or on behalf of, the Company with respect to term life insurance.

(15)                           This amount includes $33,563 for car allowance, $5,300 for pension contributions, and $1,458 for insurance premiums paid by, or on behalf of, the Company with respect to term life insurance.

(16)                           Mr. McMillan joined the Company in 2010, and was not a named executive officer in 2009 or 2010.

(17)                           This amount includes $10,800 for car allowance, and $304 and $363 for insurance premiums paid by, or on behalf of, the Company with respect to group term and term life insurance.

(18)                           Under the terms of an agreement between him and the Company, Mr. Milinazzo does not receive additional fees for his services as director.  Since he is listed in this Summary Compensation Table, he is not listed in the Director Compensation Table below.

(19)                           Mr. Milinazzo ceased employment with the Company as of August 1, 2011. Other compensation includes $6,329 for car allowance, $9,800 for 401k matching, $868 and $352 for insurance premiums paid by, or on behalf of, the Company with respect to group term and term life insurance, respectively.

(20)                           This amount includes $10,800 for car allowance, $9,800 for 401k matching, $1,363 and $528 for insurance premiums paid by, or on behalf of, the Company with respect to group term and term life insurance, and $685 for family travel expenses in connection with various executive related meetings.

(21)                           This amount includes $10,800 for car allowance, $9,800 for 401k matching, $1,441 for insurance premiums paid by, or on behalf of, the Company with respect to group term and term life insurance, and $4,141 for family travel expenses in connection with various executive related meetings.

GRANTS OF PLAN-BASED AWARDS

The following table provides information regarding plan-based awards that were granted during the fiscal year ended December 31, 2011 to our named executive officers.

Name	Grant Date	Approval Date	All Other Stock Awards: Number of Shares of Stocks or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Equity Award (1) ($)
Robert S. Vaters	2/15/2011	2/15/2011	17,000	20,000	29.23	748,734
	6/15/2011	6/15/2011	—	25,000	40.27	426,984
Total	—	—	17,000	45,000	—	1,175,718
Brian McCollum	2/15/2011	2/15/2011	8,000	11,000	29.23	372,343
Total	—	—	8,000	11,000	—	372,343
Vicente Trelles	4/1/2011	4/1/2011	—	150,000	33.01	2,119,180
Total	—	—	—	150,000	—	2,119,180
Luigi Ferrari	2/15/2011	2/15/2011	8,000	11,000	29.23	372,343
Total	—	—	8,000	11,000	—	372,343
Bryan McMillan	10/1/2011	10/1/2011		25,000	35.41	365,951
Total	—	—		25,000	—	365,951
Alan W. Milinazzo	2/15/2011	2/15/2011	20,000	25,000	29.23	899,380
Total	—	—	20,000	25,000	—	899,380

(1)                                 Amounts shown reflect the grant date fair value of equity awards, as computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 (formerly known as Statement of Financial Accounting Standards No. 123(R)), or ASC 718.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The following table provides information about the number of outstanding equity awards held by our named executive officers at December 31, 2011.

	Option Awards					Stock Awards
	Number of	Number of
	Securities	Securities						Market Value
	Underlying	Underlying				Number of Shares		of Shares or
	Unexercised	Unexercised				or Units of Stock		Units of Stock
	Options (#)	Options (#)		Option Exercise	Option Expiration	that have not		that have not
Name	Exercisable(1)	Unexercisable(2)		Price ($)	Date	Vested (#)		Vested ($)
(a)	(b)	(c)		(e)	(f)	(g)		(h)
Robert S. Vaters	150,000	—		25.05	9/7/2018
	16,667	8,333	(3)	18.44	2/23/2019
	43,333	21,667	(4)	25.01	6/30/2019
	—	20,000	(5)	29.23	2/15/2021
	—	25,000	(6)	40.27	6/15/2021
						17,000	(14)	598,910	(15)
Total	210,000	75,000		—	—	17,000

Brian McCollum	1,600	—		32.18	8/6/2013
	2,500	—		37.76	12/2/2014
	2,200	—		43.04	6/30/2015
	9,000	—		38.11	6/30/2016
	8,000	—		28.95	6/30/2018
	7,500	—		10.42	11/21/2018
	6,667	3,333	(7)	23.58	7/25/2019
	—	11,000	(8)	29.23	2/15/2021
						8,000	(16)	281,840	(15)
Total	37,467	14,333		—	—	8,000

Vicente Trelles	—	150,000	(9)	33.01	4/1/2021
Total	—	150,000		—	—

Luigi Ferrari	3,375	—		32.18	8/6/2013
	6,000	—		37.76	12/2/2014
	6,000	—		43.04	6/30/2015
	10,000	—		38.11	6/30/2016
	7,000	—		44.97	6/29/2017
	15,000	—		32.77	4/9/2018
	14.947	—		28.95	6/30/2018
	—	5,000	(10)	25.01	6/30/2019
	—	3,333	(11)	23.58	7/25/2019
	—	11,000	(12)	29.23	2/15/2021
						8,000	(17)	281,840	(15)
Total	62,322	19,333		—	—	8,000		281,840

Bryan McMillan	—	25,000	(13)	35.41	10/1/2021
Total	—	25,000		—	—

Alan W. Milinazzo	100,000	—		39.94	8/1/2016
	50,000	—		44.97	8/1/2016
	65,000	—		28.95	8/1/2016
	90,000	—		25.01	8/1/2013
	25,000	—		29.23	8/1/2013
Total	330,000	—		—	—

(1)                                All options listed in this column were exercisable as of December 31, 2011.

(2)                                All options listed in this column were not exercisable as of December 31, 2011.

(3)                                The options vested in one-third increments on February 23, 2010, February 23, 2011 and February 23, 2012.

(4)                                The options vested in one-third increments on June 30, 2010 and June 30, 2011, and the third increment vests on June 30, 2012.

(5)                                The options vested in one-third increments on February 15, 2012 and the second and third increments vest on February 15, 2013 and February 15, 2014.

(6)                               The options vested in one-third increments on June 15, 2012 and the second and third increments vest on June 15, 2013 and June 15, 2014.

(7)                                The options vested in one-third increments on July 25, 2010 and July 25, 2011, and the third increment vests on July 25, 2012.

(8)                                The options vested in one-third increments on February 15, 2012 and the second and third increments vest on February 15, 2013 and February 15, 2014.

(9)                                The options vested in a one-third increment on April 1, 2012 and the second and third increments vest on April 1, 2013 and April 1, 2014.

(10)                         The options vested in one-third increments on June 30, 2010 and June 30, 2011, and the third increment vests on June 30, 2012.

(11)                         The options vested in one-third increments on July 25, 2010 and July 25, 2011, and the third increment vests on July 25, 2012.

(12)                         The options vested in one-third increments on February 15, 2012 and the second and third increments vest on February 15, 2013 and February 15, 2014.

(13)                         The options vest in a one-third increments on October 1, 2012 and the second and third increments vest on October 1, 2013 and October 1, 2014.

(14)                         These shares of restricted stock vested in one-third increments on February 15, 2012, and the second and third increments vest on February 15, 2013 and February 15, 2014.

(15)                         Amount based on a price of $35.23 per share, which was the closing price of the Company’s common stock on December 30, 2011.

(16)                         These shares of restricted stock vested in one-third increments on February 15, 2012, and the second and third increments vest on February 15, 2013 and February 15, 2014.

(17)                         These shares of restricted stock vested in one-third increments on February 15, 2012, and the second and third increments vest on February 15, 2013 and February 15, 2014.

Unless stated otherwise in the footnotes above, all stock options vest equally in one-third increments beginning on the first anniversary of the date of grant, so long as the grantee remains an employee of the Company (subject to earlier vesting in the event of a change in control or certain termination events).  For a summary of our standard option agreements, see “Compensation Discussion and Analysis — Elements of Executive Compensation — Long-Term Equity-Based Incentives.”  See also “Agreements with Named Executive Officers.”

OPTION EXERCISES AND STOCK VESTED

The following table provides information about the number of shares issued upon option exercises, and the value realized on exercise, by our named executive officers during fiscal 2011.  For any named executive officer not listed on the following table, no information was applicable.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)		Value Realized on Vesting ($)
(a)	(b)	(c)	(d)		(e)
Luigi Ferrari	21,720	744,122
Alan W. Milinazzo			20,000	(1)	836,600	(2)

(1)                                The vesting of these shares of restricted stock accelerated on August 1, 2011 per the terms of Mr. Milinazzo’s letter agreement with the Company.

(2)                                Amount based on a price of $41.83 per share, which was the closing price of the Company’s common stock on August 1, 2011.

DEFERRED COMPENSATION

The following table provides information about the amount of compensation deferred by our named executive officers at December 31, 2011.  For any named executive officer not listed on the following table, no information was applicable.  For more information about deferred compensation, see “Compensation Discussion and Analysis — Elements of Executive Compensation — Other Compensation — Deferred Compensation Plan.”

Name	Executive Contributions in 2011 ($)(1)	Aggregate Earnings in 2011 ($)	Aggregate Balance at December 31, 2011 ($)
(a)	(b)	(d)	(f)
Robert S. Vaters	—	145	104,509
Alan W. Milinazzo	68,057	(2,562)	589,482

(1)                                Represents the dollar amount of salary set forth on the “Summary Compensation Table”, which the executive has deferred in accordance with the Deferred Compensation Plan.

AGREEMENTS WITH NAMED EXECUTIVE OFFICERS

Our employment agreements with our named executive officers are described below.

Executive Employment Agreements for Robert S. Vaters, Brian McCollum, Vicente Trelles and Bryan McMillan

Messrs. Vaters, McCollum, Trelles and McMillan are employed pursuant to written employment agreements.  Each of the agreements is with our operating subsidiary, Orthofix Inc.  We guarantee the obligations of Orthofix Inc. under these agreements.  The Company’s employment agreements with our executive officers contain substantially similar terms, other than certain terms that are particular to each individual, including title, level of pay, definitions of “good reason,” and other material differences noted below.

Each of the agreements provide for an initial term, with automatic one-year renewals on each anniversary thereafter unless either party notifies the other party of its intention not to renew within a specified time period prior to each renewal period.  The current or renewal terms, as applicable, are August 1, 2014 for Mr. Vaters, and June 1, 2013 for each of Messrs. McCollum, Trelles and McMillan.  These agreements further provide that if a change of control (as that term is defined in each agreement) occurs within 2 years of the date on which the initial term expires, or during any renewal term, the agreement will automatically be extended for two years only from the change of control date (as that term is defined in each agreement).

Compensation

Under the agreements, each executive officer agrees to serve the Company and Orthofix Inc. in the capacities and for the compensation levels noted below.  These dollar amounts reflect 2012 pay raises.  Salary levels are reviewed annually by the Compensation Committee and may be further amended from time to time by the Committee.  These salary levels may only be decreased if the decrease is the result of a general reduction affecting the base salaries of all other executive officers that does not disproportionately affect the executive officer and does not reduce the executive officer’s base salary to a rate that is less than 90% of the executive officer’s then current base salary amount.

Name	Title	Current Base Salary (annualized)
Robert S. Vaters	President and Chief Executive Officer	$680,000
Brian McCollum	Senior Vice President of Finance and Chief Financial Officer	$342,000
Vicente Trelles	Executive Vice President of Worldwide Operations and Shared Services	$410,000
Bryan McMillan	President, Global Spine Business Unit	$360,500

Each of Messrs. Vaters, McCollum, Trelles and McMillan participate in our annual incentive program.  For 2012, the amount that can be earned by each such executive officer under our annual incentive program is based on the percentage of target goals that is determined to have been met by the Compensation Committee, which can range from 25 to 150 percent.  The following table shows, for illustrative purposes, the bonus that each such executive officer is eligible to receive if 100% and 150%, respectively, of target performance goals are met for 2012:

Name	Bonus as Percentage of Base Salary if 100% of Target Performance Goals Are Met	Bonus as Percentage of Base Salary if 150% of Target Performance Goals Are Met
Robert S. Vaters	100%	150%
Brian McCollum	60%	90%
Vicente Trelles	60%	90%
Bryan McMillan	60%	90%

Amounts actually paid to each executive officer will depend on whether or not the various performance goals under the program are attained as determined by the Committee.  In addition, each executive officer is eligible to receive additional bonus or incentive compensation as determined solely by the Committee from time to time, subject only to changes made by the Board of Directors. For a more detailed explanation of the Company’s annual incentive program, including targets met and amounts paid for 2011, see “Compensation Discussion and Analysis — Elements of Executive Compensation — Cash Performance-Based Incentives — Annual Incentive Program” and “Summary Compensation Table.”

In addition, these executive officers are eligible to receive option grants under the 2004 LTIP or other stock-based compensation plans that we may establish from time to time (including, if approved by shareholders at the Annual General Meeting, the 2012 LTIP), including participation in the SPP.  Under the agreements, the executive officers and their eligible dependents will generally be entitled to participate in our employee benefit plans such as welfare benefit plans and savings and retirement plans to the same extent as other senior executive officers of the Company or by virtue of each executive officer’s position, salary, tenure and other qualifications.

Mr. Vaters’ current agreement provides that he will relocate his primary residence to the Dallas / Fort Worth, Texas metropolitan area no later than August 1, 2013.  The Company has agreed to pay, on an after-tax basis, certain specified moving, housing, travel and other relocation and living costs in connection therewith (including a $3,500 monthly housing and living allowance and reimbursement for bi-monthly air travel in connection with Mr. Vaters commuting from his current primary residence to the Dallas / Fort Worth, Texas metropolitan area until the earlier of August 1, 2013 or the time of the relocation of his primary residence).

Termination

Each employment agreement may be terminated as follows:

•                  By mutual written agreement of Orthofix Inc. and the executive officer;

•                  Upon the executive officer’s death;

•                  By Orthofix Inc. in the event the executive officer incurs a disability (as that term is defined in each agreement) for a continuous period exceeding 90 days or for a total of 180 days during any period of 12 consecutive months;

•                  By the executive officer for “good reason” (as that term is defined in each agreement);

•                  By Orthofix Inc. for “cause” (as that term defined in each agreement) or without cause; or

•                  By the executive officer voluntarily.

For a description of potential payments upon termination or change of control, see “Potential Payments Upon Termination or Change of Control — Potential Payments to Robert S. Vaters, Brian McCollum, Vicente Trelles, Luigi Ferrari and Bryan McMillan.”

Section 280G

Generally, if it is determined that any amount or benefit payable to an executive officer under his agreement or otherwise in conjunction with his employment would give rise to liability of the executive officer for the excise tax imposed by Section 4999 of the Internal Revenue Code or any successor provision, then the amount of benefits payable to that executive officer shall be reduced by the Company to the extent necessary so that no portion is subject to those provisions.  This reduction shall only be made if the net amount of payments, as so reduced (and after deduction of applicable federal, state, and local income and payroll taxes on the reduced payments other than the excise tax (as that term is defined in each agreement)) is greater than the excess of (1) the net amount of the payments, without reduction (but after making the above referenced deductions) over (2) the amount of excise tax to which the executive officer would be subject in respect of those payments.

Certain Other Provisions

The employment agreements contain confidentiality, non-competition and non-solicitation covenants effective so long as the executive officers are employees of the Company or any of its subsidiaries and for a period of one year after the employment is terminated.  In the event the termination of the executive officer’s employment is for good reason or without cause and occurs during a change of control period, the term of those non-competition and non-solicitation covenants extends to a period of two years in the case of Mr. Vaters.  The agreements also contain confidentiality and assignment of inventions provisions that last indefinitely.

We paid all reasonable legal fees and expenses of each executive officer’s counsel in connection with the preparation and negotiation of each employment agreement.  In addition, if a dispute arises under or in connection with an executive officer’s agreement, we will be responsible for our own fees, costs and expenses and shall pay to the executive officer an amount equal to all reasonable attorneys’ and related fees, costs and expenses incurred by the executive officer in connection with the arbitration of that dispute unless the arbitrator determines that the executive officer (1) did not commence or engage in the arbitration with a reasonable, good faith belief that his claims were meritorious or (2) the executive officer’s claims had no merit and a reasonable person under similar circumstances would not have brought the claims.

Orthofix Inc.’s obligation to pay or provide any benefits under each agreement (other than any benefits as a result of death) is conditioned upon the executive officer signing a release of claims in favor of the Company and its affiliates.

Employment Relationship with Luigi Ferrari

Mr. Ferrari, who is employed by the Company’s Italian subsidiary, has an employment relationship that is governed by certain Italian laws and collective bargaining arrangements.  Mr. Ferrari is employed at a base salary of €255,000.  Under the Company’s policies, he is entitled to participate in the Company’s annual incentive program.  For 2012, his bonus target has been set at an amount equal to 60% of his base salary, with an opportunity to earn up to a maximum of 90% of his base salary.  Under collective bargain rights, based upon his tenure with the Company, Mr. Ferrari would be entitled to severance pay in an amount equal to 12 months base salary and bonus, and 12 months of health and life insurance benefits at the Company’s cost, in the event he were lawfully terminated by the Company without cause as such term is defined under Italian law and applicable collective bargaining provisions.  (If such termination were unlawful under Italian law, Mr. Ferrari might be entitled to up an additional 10-months of compensation.)  In addition, if Mr. Ferrari voluntarily terminated his employment for any reason within 180 days after a change of control, he would be entitled to 4 months base salary and bonus, and 4 months of health and life insurance benefits at the Company’s cost.

Letter Agreement with Alan W. Milinazzo

On June 15, 2011, we entered into a letter agreement with Mr. Milinazzo.  The agreement provided that Mr. Milinazzo would cease to serve as an employee of the Company (and cease serving as President and Chief Executive of the Company) as of August 1, 2011.  The parties agreed that this cessation of employment would be treated as a termination by the Company without cause under Mr. Milinazzo’s employment agreement.  Mr. Milinazzo continued to receive his regular salary through August 1, 2011, and subsequently received certain severance payments, as further described in the section above titled “Summary Compensation Table” and the related footnotes thereto.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE OF CONTROL

Potential Payments to Robert S. Vaters, Brian McCollum, Vicente Trelles, Luigi Ferrari and Bryan McMillan

Termination

Under their employment agreements, each of Messrs. Vaters, McCollum, Trelles and McMillan is generally entitled to receive the following in the event of termination as a result of death, disability, for good reason or without cause:

•                  Any amounts actually earned or owing through the date of termination (such as base salary, incentive compensation or accrued vacation) payable within 30 days after the date of termination.

•                  The pro-rata amount of any bonus plan incentive compensation for the fiscal year of the executive’s termination of employment (based on the number of business days he was actually employed by the Company during the fiscal year in which the termination of employment occurs) that he would have received had his employment not been terminated during such year.  This pro-rata amount is payable at the time such incentive compensation is paid to other senior executives of the Company (generally, before March 15 of the next year).

•                  An amount equivalent to a multiple of the executive officer’s Base Amount payable within 30 days after the date of termination calculated as set forth in the employment agreement.  The timing of such payment may be modified in accordance with Section 409A of the Internal Revenue Code.  This multiple increases as described below for payments triggered following a change of control.  “Base Amount” means an amount equal to the sum of:

(1)                                 the executive officer’s annual base salary at the highest annual rate in effect at any time during the term of employment; and

(2)                                 the greater or lesser, depending on the executive officer, of (a) the executive officer’s target bonus in effect during the fiscal year in which termination of employment occurs, or (b) the greater of (i) the average of his annual bonuses actually earned for the two years ending immediately prior to the year in which termination of employment occurs or (ii) the average of his annual bonuses actually earned for the two years ending immediately prior to the change of control or potential change of control (as those terms are defined in the employment agreement), in each case with adjustments made for eligibility and any partial years.

•                  Continuation of certain basic employee group welfare benefits (but not pension, retirement, profit-sharing, severance or similar compensatory benefits) for him and dependents substantially similar to those being received immediately prior to termination for a limited amount of time.

•                  A range of $12,500 to $35,000, depending on the executive officer, for outplacement fees incurred following the date of termination.

•                  In addition, under Mr. Vaters’ agreement, all stock options previously granted to him will vest in full and be immediately exercisable, and any risk of forfeiture included in restricted stock grants will immediately lapse.  If his termination is for good reason or without cause, he will have until the latest date that each stock option would otherwise expire by its original terms had his employment not terminated (but in no event later than 10 years from the original grant date), to exercise any outstanding stock options.

Mr. Vaters will also be entitled to receive the following in the event of termination for cause or as a result of voluntary termination:

•                  Any amounts actually earned or owing through the date of termination (such as base salary, incentive compensation or accrued vacation); and

•                  Any benefits under the Company’s stock-based compensation plans or employee benefit plans available resulting from the termination events (including under COBRA), without the agreement granting any greater rights with respect to such matters than provided for in such plans.

Under collective bargain rights, based upon his tenure with the Company, Mr. Ferrari would be entitled to severance pay in an amount equal to 12 months base salary and bonus, and 12 months of health and life insurance benefits at the Company’s cost, in the event he were lawfully terminated by the Company without cause as such term is defined under Italian law and applicable collective bargaining provisions.  (If such termination were unlawful under Italian law, Mr. Ferrari might be entitled to up an additional 10-months of compensation.)  In addition, if Mr. Ferrari voluntarily terminated his employment for any reason within 180 days after a change of control, he would be entitled to 4 months base salary and bonus, and 4 months of health and life insurance benefits at the Company’s cost.

See “Executive Compensation — Compensation Discussion and Analysis — Elements of Executive Compensation — Other Compensation — Deferred Compensation Plan” for a discussion of payments pursuant to the Deferred Compensation Plan upon termination of employment.

Change of Control

Our employment agreements provide for a “double-trigger” so that a change of control (as that term is defined in the agreement) alone does not grant the executive officer any specific right to terminate his employment agreement or receive severance benefits, but it can result in increased payments in the event of termination for good reason or without cause during the change of control period (as that term is defined in the employment agreement).  The multiple applicable to the executive officer’s Base Amount increases as described below for payments triggered following a change of control.  The agreements do not alter any rights the executive officers may have under separate stock-based compensation plans or agreements with the Company, and which generally provide that all stock options immediately vest upon a change of control (as that term is defined under the 2004 LTIP) without reliance on any other triggering event.

Under Italian law, if Mr. Ferrari voluntarily terminated his employment for any reason within 180 days after a change of control, he would be entitled to 4 months base salary and bonus, and 4 months of health and life insurance benefits at the Company’s cost.

See “Compensation Discussion and Analysis — Elements of Executive Compensation — Other Compensation — Deferred Compensation Plan” for a discussion of payments pursuant to the Deferred Compensation Plan upon a change of control.

Estimated Payments

The following table reflects the estimated payments and benefits that would be provided to each of Messrs. Vaters, McCollum, Trelles, Ferrari and McMillan upon his termination or upon a change of control pursuant to the terms of his respective employment agreements (or collective bargaining rights in the case of Mr. Ferrari) and related stock option agreements.  For purposes of this table, we assume that the triggering event took place on April 25, 2012, the Record Date, and the price per share of our common stock was $39.05, the closing market price as of that date.  For any triggering event that presupposes a change of control, we assume a change of control has so occurred.

Name	Triggering Event	Lump Sum Severance Payment ($)	Value of Stock-Based Rights ($)(1)	Value of Welfare Benefits ($)	Fees and Expenses of Out-placement Firm ($)	Total ($)(2)
Robert S. Vaters	Termination for death, disability, good reason or without cause	$2,584,000	$877,699	$32,064	$35,000	$3,528,763
	Termination for cause or voluntary termination	—	—	—	—	—
	Change of control	—	$877,699	—	—	$877,699
	Termination for good reason or without cause within a change of control period	$3,230,000	—	$40,080	$35,000	$3,305,080

Brian McCollum	Termination for death, disability, good reason or without cause	$464,889	—	$13,728	$12,500	$491,117
	Termination for cause or voluntary termination	—	—	—	—	—
	Change of control	—	$331,826	—	—	$331,826

	Termination for good reason or without cause within a change of control period	$697,334	—	$20,592	$12,500	730,426

Vicente Trelles	Termination for death, disability, good reason or without cause	$626,000	—	$5,988	$12,500	$644,488
	Termination for cause or voluntary termination	—	—	—	—	—
	Change of control	—	$906,000	—	—	$906,000
	Termination for good reason or without cause within a change of control period	$939,000	—	$8,982	$12,500	$960,482

Luigi Ferrari(3)	Termination without cause by employer	$578,944	—	—	—	$578,944
	Termination for cause by employer or voluntary termination by employee	—	—	—	—	—
	Change of control	—	$402,026	—	—	$402,026
	Termination by executive within 180 days of a change of control	$192,981	—	—	—	$192,981
	Termination without cause by employer after a change of control	$578,944	—	—	—	$578,944

Bryan McMillan	Termination for death, disability, good reason or without cause	$485,034	$—	$8,976	$12,500	$506,510
	Termination for cause or voluntary termination	—	—	—	—	—
	Change of control	—	$91,000	—	—	$91,000
	Termination for good reason or without cause within a change of control period	$727,551	—	$13,464	$12,500	$753,515

(1)                                 The amount disclosed is the value of the accelerated stock options and, if applicable, restricted stock, calculated, in the case of stock options, as the difference between the closing price of the common stock on April 25, 2012 and the exercise price, and in the case of restricted stock, the value of such stock based on the closing price of the common stock on April 25, 2012.

(2)                                 In addition to this amount, if a dispute arises under or in connection with an agreement the Company will be responsible for its own fees, costs and expenses and shall pay to the executive officer an amount equal to all reasonable attorneys’ and related fees, costs and expenses incurred by the executive officer in connection with the arbitration of that dispute subject to certain exceptions.

(3)                                 Luigi Ferrari is paid in Euros.  Amounts shown for Mr. Ferrari are shown in Dollars assuming conversion from Euros to Dollars using the weighted average rates of exchange prevailing during the 2011 calendar year.

DIRECTOR COMPENSATION

Directors are traditionally elected each year at the Annual General Meeting of Shareholders, usually held in May or June.  Other director appointments occur from time to time as determined by the Board, for instance, in the event of vacancies on the Board resulting from a director’s death or resignation.

The Board has adopted a director compensation philosophy providing for a 50th percentile goal for total director compensation.   This philosophy is consistent with the total compensation philosophy applied to the compensation levels of the executive officers.  Non-employee directors receive a mix of cash and equity-based compensation as consideration for serving on the Board.  Current Board compensation levels were determined by the Board based upon consideration of Towers Watson’s September 2011 compensation analysis, which included a competitive market analysis to determine competitive compensation levels for our directors.  Towers Watson’s analysis concluded that the Board’s cash fees were in line with its philosophy, but that our equity-based compensation for directors was below our peer group as compared to our preferred percentile goals.

Upon election or appointment to the Board, each Board member is currently entitled to an annual fee of $60,000 for his services, pro-rated for any partial year of service.  Chairmen of committees are entitled to additional compensation ranging from $5,000 to $15,000 for serving in those capacities, and the Chairman of the Board receives an annual fee of $220,000 in his role as chairman.  We do not pay any other meeting fees.  Each director may elect at the time of election to the Board or at a subsequent increase in fees to have their director fee paid either in U.S. Dollars or in the director’s local currency.  If a director does not elect to have his director fee paid in his local currency, the Company will pay the director fee in U.S. Dollars.  Directors are each offered the opportunity to enter into a director indemnification agreement.

Directors have historically received grants of stock options under the 2004 LTIP and, if approved, they will continue to receive grants under the 2012 LTIP.  These grants typically include, subject to share availability, (i) a grant of 30,000 options, granted on the date of such director’s first election to the Board, with such options generally vesting in one-fifth increments over a 5-year period (so long as a director remains on the Board and subject to earlier vesting in the event of a change in control), and (ii) a grant of 5,000 options, granted on the date of any re-election or re-appointment to the Board, with such options generally vesting in one-third increments on the anniversary of each grant (so long as a director remains on the Board and subject to earlier vesting in the event of a change in control).

The following table provides information regarding director compensation during the fiscal year ended December 31, 2011.

Name(1)	Fees Earned or Paid in Cash ($)		Option Awards ($)(2)	All Other Compensation ($)(3)	Total ($)(4)
(a)	(b)		(d)	(g)	(h)
James F. Gero — Chairman	220,000		78,576	—	298,576
Jerry C. Benjamin(5)	17,500				17,500
Dr. Guy J. Jordan	70,000		78,576	—	148,576
Davey S. Scoon	26,087		514,295		540,382
Michael R. Mainelli	60,000		78,576	—	138,576
Maria Sainz(6)	45,000		78,576	—	123,576
Dr. Walter P. von Wartburg	93,199	(7)	78,576	—	171,775
Kenneth R. Weisshaar	71,014		78,576	—	149,590

(1)                                Messrs. Vaters and Milinazzo were directors and executive officers during 2011.  As such, information about them and their compensation figures are only listed in the “Summary Compensation Table” above and not in this Director Compensation Table.  Messrs. Vaters and Milinazzo did not receive any additional compensation for their service as directors during 2011.

(2)                                Unexercised outstanding option awards for the directors described in the table that are exercisable as of December 31, 2011 are as follows: Mr. Gero — 68,000; Mr. Benjamin — 47,000; Dr. Jordan — 40,000; Mr.

                                               Scoon — 0; Mr. Mainelli — 12,000; Ms. Sainz — 20,000; Dr. von Wartburg — 46,000; and Mr. Weisshaar — 40,000.

(3)                                Excludes perquisites and other personal benefits unless the aggregate amount of such annual compensation exceeded $10,000 for the director.  In addition, per SEC disclosure rules applicable to plans that are available to all salaried employees, discounts to fair market value on purchases of Orthofix common stock made by directors pursuant to the SPP are not included as compensation in the tables.

(4)                                Amounts shown reflect the grant date fair value of equity awards, as computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 (formerly known as Statement of Financial Accounting Standards No. 123(R)), or ASC 718.

(5)                                Mr. Benjamin passed away on February 8, 2011.

(6)                                Ms. Sainz resigned as a director effective September 21, 2011.  Prior to her resignation, Ms. Sainz, who was serving as the Chief Executive Officer of Concentric Medial, Inc. (“Concentric”), informed the Board regarding the then-recently announced acquisition of Concentric by Stryker Corporation (“Stryker”), a company that competes with the Company in certain product lines.  As a result of such proposed acquisition and Ms. Sainz’s intended continued employment by Concentric after such acquisition, Ms. Sainz determined to tender her resignation from the Board.  The Board thanked Ms. Sainz for her service to the Company and wished her well in her future endeavors.  Ms. Sainz confirmed to the Board that her resignation was not because of a disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

(7)                                Dr. von Wartburg was paid in Swiss Francs during 2011.  Amount shown reflects amount in US Dollars based on the average conversion rate in effect during 2011.

EQUITY COMPENSATION PLAN INFORMATION

Our primary equity compensation plan in recent years has been the 2004 LTIP.  If approved by shareholders at the Annual General Meeting, the 2012 LTIP will become our primary equity compensation plan in future years.  Some current and former executive officers continue to hold outstanding awards under our previous Staff Share Option Plan and Performance Accelerated Stock Option Inducement Grants, although we no longer grant awards under these plans.  All named executive officers are also eligible at their discretion to acquire shares of common stock pursuant to our SPP.  Each of the 2004 LTIP, the Staff Share Option Plan and the SPP has been approved by our shareholders.  The Performance Accelerated Stock Option Inducement Grants were not required to be approved by our shareholders.  For more information on our equity compensation plans, see “Compensation Discussion and Analysis — Elements of Executive Compensation — Long-Term Equity-Based Incentives.”

The following table provides aggregate information regarding the shares of our common stock that may be issued upon the exercise of options and rights under all of our equity compensation plans as of December 31, 2011.

Plan Category	Number of Securities to Be Issued upon Exercise of Outstanding Options and Rights (#) (a) (1)		Weighted-Average Exercise Price of Outstanding Options and Rights ($) (b) (2)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (#) (c)
Equity Compensation Plans Approved by Security Holders	2,198,272	(3)	33.75	1,150,386	(4)
Equity Compensation Plans Not Approved by Security Holders	430,000	(5)	31.74	—
Total	2,628,272		33.41	1,150,386

(1)                                This column includes 2,129,272 shares subject to stock options and 69,000 shares of restricted stock.

(2)                                The weighted-average exercise price in column (b) only relates to the exercise price of stock options because the restricted stock has no exercise price.

(3)                                Options were granted pursuant to the following plans:  the Staff Share Option Plan and the 2004 LTIP.  As mentioned above, there are currently no more shares available for issuance under the Staff Share Option Plan.

(4)                                Included are 973,986 registered shares available for issuance pursuant to the SPP and 176,400 shares remaining available for grant under the 2004 LTIP (in each case, as of December 31, 2011).

(5)                                Reflects inducement grant stock options granted in reliance on the Nasdaq exception to shareholder approval for equity grants to new hires.

PROPOSAL 1:  ELECTION OF DIRECTORS

The current terms of office of each of our current eight directors, Messrs. Gero, Mainelli, Milinazzo, Scoon, Vaters and Weisshaar, and Drs. Jordan and von Wartburg, will expire at the Annual General Meeting.  Mr. Milinazzo has informed the Board that he will retire from the Board effective at the Annual General Meeting, and will therefore not stand for election at the Annual General Meeting.  The Board has resolved to decrease the size of the Board from eight directors to seven directors effective at the Annual General Meeting.  As a result, there will be seven directors elected by shareholders at the Annual General Meeting.  The Board has nominated each of Messrs. Gero, Mainelli, Scoon, Vaters and Weisshaar, and Drs. Jordan and von Wartburg to stand for re-election at the Annual General Meeting.

If elected, all of these directors will hold office until the 2013 annual general meeting of shareholders and/or until their successors have been elected.

We know of no reason why any nominee may be unable to serve as a director.  If any nominee is unable to serve, your proxy may vote for another nominee proposed by the Board, or the Board may reduce the number of directors to be elected.  If any director resigns, dies or is otherwise unable to serve out his term, the Board may fill the vacancy until the next Annual General Meeting of Shareholders.

Directors Standing for Election

James F. Gero	Chairman of the Board of Directors

Mr. Gero, 67, became Chairman of Orthofix International N.V. on December 2, 2004 and has been a Director of Orthofix International N.V. since 1998.  He is a director of publicly-traded companies Intrusion, Inc., where he serves as chairman of the compensation committee and a member of the audit committee, and Drew Industries, Inc., where he serves as the lead independent director and a member of the audit committee. He is also a private investor.

In addition to valuable institutional knowledge resulting from his long-standing service and leadership to the Company, Mr. Gero’s substantial history as a director of several public and private companies, as well as his prior executive experience as the chief executive officer of Sierra Technologies, Inc. and Varo, Inc., provides relevant governance and operational experience to Orthofix’s Board.

Dr. Guy J. Jordan, Ph.D.	Director

Dr. Jordan, 63, became a non-executive Director of Orthofix International N.V. in December 2004.  Most recently, from 1996 to 2002, Dr. Jordan served as a Group President at CR Bard, Inc., a medical device company, where he had strategic and operating responsibilities for Bard’s global oncology business and functional responsibility for all of Bard’s research and development.  Dr. Jordan earned a Ph.D. in organic chemistry from Georgetown University as well as an MBA from Fairleigh Dickinson University.  He also currently serves on the boards of private health care companies EndoGastric Solutions, Inc. and Catheter Connections, Inc.

The Board believes that Dr. Jordan’s current and past experience as an executive and board member of several medical device companies, as well as his accomplished academic background, brings valuable insight to the Board. In addition, he provides relevant knowledge and understanding of public company governance and compensation issues.

Michael R. Mainelli	Director

Mr. Mainelli, 50, became a non-executive Director of Orthofix International N.V. in August 2009. From May 2009 to December 2011, he

served as President and Chief Executive Officer of Active Implants Corporation, an early stage company developing a platform technology for orthopedic hip and knee markets, where he had also been a Director since 2008.  Between 2005 and 2006 he was an executive officer and Sector President, Medical Devices for Intermagnetics General Corporation.  Between 1996 and 2004 he was an executive officer of Stryker Corporation, serving as President-Stryker Spine, President-Stryker Japan, and Vice President, Corporate Development and Assistant to the Chairman.  Between 1984 and 1996 he was employed by GE in a variety of operations and marketing roles, ultimately serving as a marketing and product management executive in the Global Magnetic Resonance Imaging Business at GE Medical Systems, now called GE Healthcare.  Mr. Mainelli holds a MBA from the University of Chicago, a MSE from the University of Pennsylvania, and a BSME from Northeastern University.

Mr. Mainelli has broad experience in the medical device industry, including an extensive background in the spine segment. As a result, he brings significant industry depth and valuable operating experience to the Board, especially in view of the Company’s expansion of operations in the spine segment over the last several years.

Davey S. Scoon	Director

Mr. Scoon, 65, joined the Board of Directors effective at the 2011 Annual General Meeting. Mr. Scoon serves as Chairman of the Board of Directors of Tufts Health Plan, where he has been a director since 1981. He also serves as Chairman of the Board of Trustees of Allianz Funds, a registered investment company consisting of 22 mutual funds, where he has been a director since 2006. Mr. Scoon is the Chairman of the Audit Committee of pharmaceutical companies AMAG Pharmaceuticals, Inc. and Cardiokine, Inc., where he has been a director since 2006 and 2005, respectively. He has been an Adjunct Assistant Professor at Tufts University School of Medicine since 2005. He also previously served as the Chairman of the Audit Committee of NitroMed, Inc., a public pharmaceutical company, from 2003 to 2009, and a member of the Board of Directors of Inotek Pharmaceuticals Corporation, a pharmaceutical company, from 2006 to 2009. From 2003 to 2005, Mr. Scoon was Chief Administrative and Financial Officer of Tom’s of Maine, a company that manufactures natural care products. From 2001 to 2003, Mr. Scoon served as Chief Financial and Administrative Officer for Sun Life Financial U.S., and from 1999 to 2001, Mr. Scoon served as Vice President and Chief Financial Officer for Sun Life Financial U.S. From 1985 to 1999, Mr. Scoon was employed by Liberty Funds Group of Boston (formerly Colonial Management) in various capacities, including Chief Financial Officer and Chief Operating Officer. Mr. Scoon holds a B.B.A. from the University of Wisconsin and an M.B.A. from Harvard Business School. He is a lecturer at the University of Wisconsin-Madison.

The Board believes that Mr. Scoons’ financial, accounting, human resources, and risk management experience gained through the various executive and board positions he has held over the past thirty years provides the Board with valuable and highly specialized expertise and advice. In addition, the Board values his experience as a former chief financial officer, and qualifications as an “audit committee financial expert”, especially in connection with his service as the Chairman of the Company’s audit committee.

Robert S. Vaters	Director (and President and Chief Executive Officer)

Mr. Vaters, 52, joined the Board of Directors effective at the 2011 Annual General Meeting of Shareholders. Mr. Vaters became our President and Chief Executive Officer on August 1, 2011, after having previously served as Executive Vice President, Chief Operating Officer and President, Global Spine Business Unit of Orthofix International N.V. from January 2011 through July 2011 and Executive Vice President and Chief Financial Officer from September 2008 until January 2011. Mr. Vaters joined the Company in September 2008 after almost two years as General Partner of Med Opportunity Partners, a healthcare private equity firm, which he co-founded in 2006. Prior to that Mr. Vaters served for almost four years as a senior executive at Inamed Corporation, where he was Executive Vice President, Chief Financial Officer and Head of Strategy and Corporate Development. Inamed Corporation, a global medical device company, was acquired by Allergan Inc. in March of 2006. Mr. Vaters serves on the Board of Reliable Biopharmaceutical Corporation, a private healthcare company which was purchased during his time as a partner in a healthcare private equity firm.

The Board believes that the operational knowledge Mr. Vaters possesses through his position as the President and Chief Executive Officer of the Company, together with his prior experience as both chief operating officer and chief financial officer of the Company as well as previous public company board experience, brings unique and valuable operational insight to the Board.

Dr. Walter P. von Wartburg	Director

Dr. von Wartburg,72, became a non-executive Director of Orthofix International N.V. in June 2004.  He is an attorney and has practiced privately in his own law firm in Basel, Switzerland since 1999, specializing in life sciences law.  He has also been a Professor of administrative law and public health policy at the Saint Gall Graduate School of Economics in Switzerland for 25 years.  Previously, he held top management positions with Ciba Pharmaceuticals and Novartis, in each case with a focus on corporate communication matters.

Mr. von Wartburg’s expertise in law and life sciences, together with his international and corporate communications experience, brings valuable interdisciplinary insight to the Board.

Kenneth R. Weisshaar	Director

Mr. Weisshaar, 61, became a non-executive Director of Orthofix International N.V. in December 2004.  From 2000 to 2002, Mr. Weisshaar served as Chief Operating Officer and strategy advisor for Sensatex, Inc.  Prior to that, Mr. Weisshaar spent 12 years as a corporate officer at Becton Dickson, a medical device company, where at different times he was responsible for global businesses in medical devices and diagnostic products and served as Chief Financial Officer and Vice President, Strategic Planning.  Mr. Weisshaar earned a Bachelor of Science degree from Massachusetts Institute of Technology and an MBA from Harvard Business School.  He also serves on the board, and as chair of the board’s audit committee, of CAS Medical Systems, Inc., a publicly traded manufacturer of medical devices for non-invasive patient monitoring.  Prior to its acquisition in 2007, he also served for four years on the board of Digene Corporation, a publicly traded biotechnology company, where he was chair of the audit committee and a member of the compensation committee. Mr. Weisshaar also serves on the board of CenterLight Health System, one of the largest non-for-profit long-term care providers in New York State.

The Board believes that Mr. Weisshaar’s past operating experience as president of several global medical products businesses brings valuable operational and industry-specific insight to the Board. In addition, the Board values his experience as a former chief financial officer, and qualifications as an “audit committee financial expert”, especially in connection with his service on the Company’s audit committee.

The Board of Directors unanimously recommends that you vote “FOR”

the election of the foregoing nominees for director.

PROPOSAL 2: APPROVAL OF THE ORTHOFIX
INTERNATIONAL N.V. 2012 LONG-TERM INCENTIVE PLAN

The Board of Directors unanimously recommends and asks that the shareholders approve the Orthofix International N.V. 2012 Long-Term Incentive Plan (the “2012 LTIP”).  The Board adopted the 2012 LTIP on April 13, 2012, subject to shareholder approval.  We propose the approval of the 2012 LTIP to ensure that we have a sufficient number of shares of our common stock available for equity-based awards that we expect to make to eligible individuals over the next several years.  There are currently only 39,634 shares of our common stock available for issuance under the 2004 LTIP.  We believe that the ability to make equity-based awards is an essential part of our compensation program and we would be at a significant disadvantage with respect to our competitors if we were unable to offer equity-based awards to our employees, officers, directors, consultants and advisers.

Description of the 2012 LTIP

The following is a general description of the material features of the 2012 LTIP and its operation.  A copy of the 2012 LTIP is attached as Appendix A to this proxy statement.  The description below is qualified in its entirety by the detailed provisions of the 2012 LTIP, which are set forth in Appendix A.  Because participation in and the types of award to be granted under the 2012 LTIP are subject to the discretion of our Compensation Committee, the benefits or amounts that will be received by any participant or group of participants if this proposal is approved are not currently determinable.

Purposes and Eligibility

The purposes of the 2012 LTIP are to provide our employees, officers, directors, consultants and advisers with an incentive to contribute to our success and to provide a means of rewarding and retaining key personnel.  The 2012 LTIP will provide for the grant of options to purchase shares of our common stock, stock awards (including restricted stock, unrestricted stock, and stock units), stock appreciation rights, performance-based awards and other equity-based awards.

All of our employees and the employees of our subsidiaries and affiliates are eligible to receive awards under the 2012 LTIP. In addition, our non-employee directors and consultants and advisors who perform services for us and our subsidiaries and affiliates may receive awards under the 2012 LTIP. Incentive share options, however, are only available to our employees.

We will reserve a total of 1,600,000 shares of common stock for issuance pursuant to the 2012 LTIP, subject to certain adjustments set forth in the 2012 LTIP.  As of April 25, 2012, we estimate that approximately 1500 individuals would have been eligible to receive awards under the 2012 LTIP if it had been in effect on such date.  As of April 25, 2012, the closing price of a share of our common stock was $39.05 per share.

Administration of the 2012 LTIP

The 2012 LTIP will be administered by our Compensation Committee, and our Compensation Committee will determine all terms of awards under the 2012 LTIP. Each member of our Compensation Committee that will administer the 2012 LTIP will be both a “non-employee director” within the meaning of Rule 16b-3 of the Exchange Act, and an “outside director” within the meaning of Section 162(m) of the Internal Revenue Code. Our Compensation Committee will also determine who will receive awards under the 2012 LTIP, the type of award and its terms and conditions and the number of shares of common stock subject to the award, if the award is equity-based. Our Compensation Committee will also interpret the provisions of the 2012 LTIP. During any period of time in which we do not have a Compensation Committee, our equity incentive plan will be administered by the Board of Directors or another committee appointed by the Board of Directors.  References below to our Compensation Committee include a reference to the Board of Directors or another committee appointed by the Board of Directors for those periods in which the Board of Directors or such other committee appointed by the Board of Directors is acting.

Stock Authorization

The number of shares of common stock that may be issued under the 2012 LTIP is equal to the sum of (x) one million six hundred thousand (1,600,000) shares of common stock plus (y) the number of shares of common stock available for future awards under the 2004 LTIP as of the date of shareholder approval of the

2012 LTIP plus (z) the number of shares of common stock related to awards outstanding under the 2004 LTIP as of the date of shareholder approval of the 2012 LTIP which thereafter terminate by expiration, forfeiture, cancellation, or otherwise without the issuance of such shares.  In connection with stock splits, distributions, recapitalizations and certain other events, the Board of Directors will make proportionate adjustments that it deems appropriate in the aggregate number of shares of common stock that may be issued under the 2012 LTIP and the terms of outstanding awards. If any awards terminate, expire or are canceled, forfeited, exchanged or surrendered without having been exercised or paid or if any awards are forfeited or expire or otherwise terminate without the delivery of any shares of common stock, the shares of common stock subject to such awards will again be available for purposes of our equity incentive plan.  However, the number of shares of common stock available for issuance under the 2012 LTIP will not be increased by the number of shares of common stock (i) tendered or withheld or subject to an award surrendered in connection with the purchase of shares of common stock upon exercise of an option, (ii) deducted or delivered from payment of an award in connection with our tax withholding obligations, or (iii) purchased by us with the proceeds from option exercises.

The maximum number of shares of common stock subject to options or stock appreciation rights that can be issued under the 2012 LTIP to any person is 400,000 shares in any single calendar year. The maximum number of common shares that can be issued under the 2012 LTIP to any person other than pursuant to an option or stock appreciation right is 200,000 common shares in any single calendar year.  The maximum amount that may be paid as a cash-settled performance-based award for a performance period of twelve (12) months or less to any person eligible for an award is three million dollars ($3,000,000) and the maximum amount that may be paid as a cash-settled performance-based award for a performance period of greater than twelve (12) months to any person eligible for an award is six million dollars ($6,000,000).

Share Usage

Shares of common stock subject to an award (i) other than stock options or stock appreciation rights shall be counted against the share issuance limit as 1.84 shares for every 1 share of common stock subject to such award, and (ii) of stock options or stock appreciation rights shall be counted against the share issuance limit as 1 share for every 1 share of common stock subject to such award. The number of shares of stock subject to any stock appreciation rights awarded under the 2012 LTIP will be counted against the aggregate number of shares of stock available for issuance under the 2012 LTIP regardless of the number of shares of stock actually issued to settle the stock appreciation right upon exercise.

No Repricing

Except in connection with certain corporate transactions, no amendment or modification may be made to an outstanding stock option or stock appreciation right, including by replacement with or substitution of another award type, that would reduce the exercise price of the stock option or stock appreciation right or would replace any stock option or stock appreciation right with an exercise price above the current market price with cash or another security, in each case without the approval of our shareholders (although appropriate adjustments may be made to outstanding stock options and stock appreciation rights to achieve compliance with applicable law, including the Internal Revenue Code).

Options

The 2012 LTIP authorizes our Compensation Committee to grant incentive stock options (under Section 422 of the Internal Revenue Code) and options that do not qualify as incentive stock options. The exercise price of each option will be determined by our Compensation Committee, provided that the price cannot be less than 100% of the fair market value of a share of common stock on the date on which the option is granted.  If we were to grant incentive stock options to any shareholder owning more than 10% of our common stock (a “10% shareholder”), the exercise price may not be less than 110% of the fair market value of a share of our common stock on the date of grant.

The term of an option cannot exceed 10 years from the date of grant. If we were to grant incentive stock options to any 10% shareholder, the term cannot exceed five years from the date of grant.  Our Compensation Committee determines at what time or times each option may be exercised and the period of time, if any, after retirement, death, disability or termination of employment during which options may be exercised. Options may be made exercisable in installments. The exercisability of options may be accelerated by our Compensation Committee.

The exercise price for any option or the purchase price for shares of restricted stock is generally payable (1) in cash or cash equivalents, (2) to the extent the award agreement provides, by the surrender of shares of common stock (or attestation of ownership of such shares) with an aggregate fair market value on the date on which the option is exercised or the date shares are tendered to satisfy the purchase price, of the exercise or purchase price, (3) with respect to an option only, to the extent the award agreement provides, by payment through a broker in accordance with procedures established by us or (4), to the extent the award agreement provides and/or unless otherwise specified in an award agreement, any other form permissible by applicable laws, including net exercise and service to us.

Stock Awards

The 2012 LTIP also provides for the grant of stock awards (which includes restricted stock, unrestricted stock, and stock units). An award of shares of common stock may be subject to restrictions on transferability and other restrictions as our Compensation Committee determines in its sole discretion on the date of grant. The restrictions, if any, may lapse over a specified period of time or through the satisfaction of conditions, in installments or otherwise, as our Compensation Committee may determine. A participant who receives restricted stock will have all of the rights of a shareholder as to those shares, including, without limitation, the right to vote and the right to receive dividends or distributions on the shares of stock, except that the Board of Directors may require any dividends to be reinvested in shares of stock. A participant who receives stock units will have no such rights. During the period, if any, when stock awards are non-transferable or forfeitable, a participant is prohibited from selling, transferring, assigning, pledging, exchanging, hypothecating or otherwise encumbering or disposing of his or her shares of award stock.

Stock Appreciation Rights

The 2012 LTIP authorizes our Compensation Committee to grant stock appreciation rights that provide the recipient with the right to receive, upon exercise of the stock appreciation right, cash, shares of common stock or a combination of the two. The amount that the recipient will receive upon exercise of the stock appreciation right generally will equal the excess of the fair market value of shares of our common stock on the date of exercise over the fair market value of shares of our common stock on the date of grant. Stock appreciation rights will become exercisable in accordance with terms determined by our Compensation Committee. Stock appreciation rights may be granted in tandem with an option grant or independently from an option grant. The term of a stock appreciation right cannot exceed 10 years from the date of grant.

Performance Based-Awards

The 2012 LTIP also authorizes our Compensation Committee to grant performance-based awards. Performance-based awards are awards of options, stock appreciation rights, restricted stock, stock units, other equity-based awards or cash that are made subject to the achievement of performance goals over a performance period specified by our Compensation Committee.  Our Compensation Committee will determine the applicable performance period, the performance goals and such other conditions that apply to the performance-based award. Performance goals may relate to our financial performance, the participant’s performance or such other criteria as determined by our Compensation Committee.

Dividend Equivalents

Our Compensation Committee may grant dividend equivalents in connection with the grant of any equity-based award. Dividend equivalents may be paid currently or accrued as contingent cash obligations and may be payable in cash, shares of common stock or a combination of the two. Our Compensation Committee will determine the terms of any dividend equivalents. No dividend equivalent rights can be granted in tandem with an option or stock appreciation right.

Other Equity-Based Awards

Our Compensation Committee may grant other types of stock-based awards under the 2012 LTIP.  Other equity-based awards are payable in cash, shares of common stock or other equity, or a combination thereof, and may be restricted or unrestricted, as determined by our Compensation Committee. The terms and conditions that apply to other equity-based awards are determined by our Compensation Committee.

Recoupment

Award agreements for awards granted pursuant to the 2012 LTIP provide for mandatory repayment by the recipient to us of any gain realized by the recipient to the extent the recipient is in violation of or in conflict with certain agreements with us (including but not limited to an employment or non-competition agreement) or upon termination for “cause” as defined in the 2012 LTIP, applicable award agreement, or any other agreement between us and the grantee.  Awards are also subject to mandatory repayment to the extent the grantee is or becomes subject to any clawback or recoupment right we may have or to the extent any law, rule or regulation imposes mandatory recoupment.

Change in Control

If we experience a change in control in which outstanding awards that are not exercised prior to the change in control will not be assumed or continued by the surviving entity: (1) except for performance-based awards, all shares of restricted stock and restricted stock units will vest and the underlying shares of common stock and all dividend equivalent rights will be delivered immediately before the change in control; and (2) at the Board of Directors’ discretion, either or both of the following actions will be taken: (A) all options and stock appreciation rights will become exercisable 15 days before the change in control and terminate upon the completion of the change in control, or (B) all options, stock appreciation rights, restricted stock and stock units will be cashed out before the change in control for an amount equal to, in the case of restricted stock or stock units, the formula or fixed price per share paid to shareholders pursuant to the change in control, in the case of options or stock appreciation rights, such formula or fixed price reduced by the option price or stock appreciation right price applicable to the award. In the case of performance-based awards denominated in shares of common stock, if more than half of the performance period has lapsed, the awards will be converted into shares of restricted stock or stock units based on actual performance to date. If less than half of the performance period has lapsed, or if actual performance is not determinable, the awards will be converted into shares of restricted stock or stock units assuming target performance has been achieved.

In summary, a change in control under the 2012 LTIP occurs if:

•                  a person, entity or affiliated group (with certain exceptions) acquires, in a transaction or series of transactions, 50% or more of the total combined voting power of our outstanding securities;

•                  individuals who constitute the Board of Directors cease for any reason to constitute a majority of the Board of Directors, treating any individual whose election or nomination was approved by a majority of the incumbent directors as an incumbent director for this purpose;

•                  our company consolidates or merges with or into any other entity, or any other entity consolidates or merges with us, other than any such transaction in which the 100% of the total combined voting power of our outstanding securities remains with the holders of securities who held such voting power immediately prior to such transaction;

•                  we sell or dispose of all or substantially all of our assets; or

•                  the shareholders approve a plan or proposal for our liquidation, winding up or dissolution.

Adjustments for Stock Dividends and Similar Events

The Compensation Committee will make appropriate adjustments in outstanding awards and the number of shares of common stock available for issuance under the 2012 LTIP, including the individual limitations on awards, to reflect stock splits and other similar events.

Section 162(m) of the Internal Revenue Code

Section 162(m) of the Internal Revenue Code limits publicly-held companies to an annual deduction for U.S. federal income tax purposes of $1 million for compensation paid to each of their chief executive officer and their three highest compensated executive officers (other than the chief financial officer) determined at the end of each year, referred to as covered employees. However, performance-based compensation is excluded from this limitation. The 2012 LTIP is designed to permit our Compensation Committee to grant awards that qualify as performance-based for purposes of satisfying the conditions of Section 162(m), but it is not required under the 2012 LTIP that awards qualify for this exception.

To qualify as performance-based:

(i)    the compensation must be paid solely on account of the attainment of one or more pre-established, objective performance goals;

(ii)   the performance goal under which compensation is paid must be established by a compensation committee comprised solely of two or more directors who qualify as outside directors for purposes of the exception;

(iii)  the material terms under which the compensation is to be paid must be disclosed to and subsequently approved by shareholders before payment is made in a separate vote; and

(iv)  the compensation committee must certify in writing before payment of the compensation that the performance goals and any other material terms were in fact satisfied.

Under the 2012 LTIP, one or more of the following business criteria, on a consolidated basis, and/or with respect to specified subsidiaries (except with respect to the total shareholder return and earnings per share criteria), will be used by the Compensation Committee in establishing performance goals:

(i) net earnings or net income;

(ii) operating earnings;

(iii) pretax earnings;

(iv) earnings per share;

(v) share price, including growth measures and total shareholder return;

(vi) earnings before interest and taxes;

(vii) earnings before interest, taxes, depreciation and/or amortization;

(viii) earnings before interest, taxes, depreciation and/or amortization as adjusted to exclude any one or more of the following:

•      stock-based compensation expense;

•      income from discontinued operations;

•      gain on cancellation of debt;

•      debt extinguishment and related costs;

•      restructuring, separation and/or integration charges and costs;

•      reorganization and/or recapitalization charges and costs;

•      impairment charges;

•      gain or loss related to investments;

•      sales and use tax settlement; and

•      gain on non-monetary transaction.

(ix)   sales or revenue growth, whether in general, by type of product or service, or by type of customer;

(x) gross or operating margins;

(xi) return measures, including return on assets, capital, investment, equity, sales or revenue;

(xii) cash flow, including:

•      operating cash flow;

•      free cash flow, defined as earnings before interest, taxes, depreciation and/or amortization (as adjusted to exclude any one or more of the items that may be excluded pursuant to the Performance Measure specified in clause (viii) above) less capital expenditures;

•      levered free cash flow, defined as free cash flow less interest expense;

•      cash flow return on equity; and

•      cash flow return on investment;

(xiii) productivity ratios;

(xiv) expense targets;

(xv) market share;

(xvi) financial ratios as provided in credit agreements of the Company and its subsidiaries;

(xvii) working capital targets;

(xviii) completion of acquisitions of businesses or companies;

(xix) completion of divestitures and asset sales; or

(xx) any combination of the foregoing business criteria.

Federal Income Tax Consequences

Incentive Stock Options. The grant of an option will not be a taxable event for the grantee or for the

Company.  A grantee will not recognize taxable income upon exercise of an incentive stock option (except that the alternative minimum tax may apply), and any gain realized upon a disposition of our common stock received pursuant to the exercise of an incentive stock option will be taxed as long-term capital gain if the grantee holds the shares of common stock for at least two years after the date of grant and for one year after the date of exercise (the “holding period requirement”).  We will not be entitled to any business expense deduction with respect to the exercise of an incentive stock option, except as discussed below.

For the exercise of an option to qualify for the foregoing tax treatment, the grantee generally must be our employee or an employee of our subsidiary from the date the option is granted through a date within three months before the date of exercise of the option.

If all of the foregoing requirements are met except the holding period requirement mentioned above, the grantee will recognize ordinary income upon the disposition of the common stock in an amount generally equal to the excess of the fair market value of the common stock at the time the option was exercised over the option exercise price (but not in excess of the gain realized on the sale).  The balance of the realized gain, if any, will be capital gain.  We will be allowed a business expense deduction to the extent the grantee recognizes ordinary income.

Non-Qualified Options. The grant of an option will not be a taxable event for the grantee or the Company.  Upon exercising a non-qualified option, a grantee will recognize ordinary income in an amount equal to the difference between the exercise price and the fair market value of the common stock on the date of exercise.  Upon a subsequent sale or exchange of shares acquired pursuant to the exercise of a non-qualified option, the grantee will have taxable capital gain or loss, measured by the difference between the amount realized on the disposition and the tax basis of the shares of common stock (generally, the amount paid for the shares plus the amount treated as ordinary income at the time the option was exercised).

We will be entitled to a business expense deduction in the same amount and generally at the same time as the grantee recognizes ordinary income.

Restricted Stock.  A grantee who is awarded restricted stock will not recognize any taxable income for federal income tax purposes in the year of the award, provided that the shares of common stock are subject to restrictions (that is, the restricted stock is nontransferable and subject to a substantial risk of forfeiture).  The fair market value of the common stock on the date the restrictions lapse (less the purchase price, if any) will be treated as compensation income to the grantee and will be taxable in the year the restrictions lapse and dividends paid while the common stock is subject to restrictions will be subject to withholding taxes.  We will be entitled to a business expense deduction in the same amount and generally at the same time as the grantee recognizes ordinary income.

Stock Units.  There are no immediate tax consequences of receiving an award of stock units under the 2012 LTIP.  A grantee who is awarded stock units will be required to recognize ordinary income in an amount equal to the fair market value of shares issued to such grantee at the end of the restriction period or, if later, the payment date. We will be entitled to a business expense deduction in the same amount and generally at the same time as the grantee recognizes ordinary income.

Dividend Equivalent Rights.  Participants who receive dividend equivalent rights will be required to recognize ordinary income in an amount distributed to the grantee pursuant to the award.  We will be entitled to a business expense deduction in the same amount and generally at the same time as the grantee recognizes ordinary income.

Stock Appreciation Rights.  There are no immediate tax consequences of receiving an award of stock appreciation rights under the 2012 LTIP.  Upon exercising a stock appreciation right, a grantee will recognize ordinary income in an amount equal to the difference between the exercise price and the fair market value of the common stock on the date of exercise.    We will be entitled to a business expense deduction in the same amount and generally at the same time as the grantee recognizes ordinary income.

Amendment or Termination

The Board of Directors may amend, suspend or terminate the 2012 LTIP at any time; provided that no amendment, suspension or termination may adversely impair the benefits of participants with outstanding awards without the participants’ consent or violate our plan’s prohibition on repricing. Our shareholders must approve any amendment if such approval is required under applicable law or stock exchange requirements. Our sharholders also must approve any amendment that changes the no-repricing provisions of the 2012 LTIP. The 2012 LTIP has a term that expires on April 13, 2022, but it may be earlier terminated by the Board of Directors at any time.

The Board of Directors unanimously recommends that you vote “FOR” the proposal to approve the Orthofix International N.V. 2012 Long-Term Incentive Plan.

PROPOSAL 3: APPROVAL OF FINANCIAL STATEMENTS FOR THE YEAR
ENDED DECEMBER 31, 2011

Shareholders will be asked to consider, and, if thought fit, approve the balance sheet and income statement at and for the year ended December 31, 2011.

Pursuant to Article 116 of Book 2 Civil Code of Curaçao, the Board is required to draw up the Company’s balance sheet and income statement within eight months after the end of the fiscal year and to submit the same to the Annual General Meeting of Shareholders for approval.

A copy of the Company’s balance sheet and income statement at and for the year ended December 31, 2011 is included in our Annual Report, a copy of which accompanies this proxy statement, and in our Annual Report on Form 10-K for the year ended December 31, 2011 filed with the SEC.  If you would like additional copies of our Annual Report or a copy of our Annual Report on Form 10-K, please contact our Investor Relations department.

The Board of Directors unanimously recommends that you vote “FOR” the proposal to approve the balance sheet and income statement at and for the year ended December 31, 2011.

PROPOSAL 4:  RATIFICATION OF THE SELECTION OF ERNST & YOUNG LLP

AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2012

We are asking you to ratify the Audit Committee’s selection of Ernst & Young LLP as our independent registered public accounting firm for 2012.   Ernst & Young LLP has served as the independent registered public accounting firm of Orthofix since 2002.  They have unrestricted access to the Audit Committee to discuss audit findings and other financial matters.

We do not anticipate that representatives of Ernst & Young LLP will be at the Annual General Meeting.  The work performed by Ernst & Young LLP during 2011 and 2010 and the related fees are set forth below.

Although shareholder ratification is not required, the appointment of Ernst & Young LLP is being submitted for ratification as a matter of good corporate practice with a view towards soliciting shareholders’ opinions that the Audit Committee will take into consideration in future deliberations. If Ernst & Young LLP’s selection is not ratified at the Annual General Meeting, the Audit Committee will reconsider whether to retain Ernst & Young LLP. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines such a change would be in the best interests of the Company and its shareholders.

The Board of Directors recommends that you vote “FOR” ratification of the selection of Ernst & Young LLP as independent registered public accounting firm for 2012.

Principal Accountant Fees and Services

The following table sets forth by category of service the total fees for services performed by Ernst & Young LLP during the fiscal years ended December 31, 2011 and December 31, 2010:

	2011	2010
Audit Fees	$2,554,000	$2,154,000
Audit-Related Fees	$30,000	$30,000
Tax Fees	$716,000	$758,000
All Other Fees	$2,000	$7,000
Total	$3,302,000	$2,949,000

Audit Fees

Audit fees in 2011 and 2010 consisted of the aggregate fees, including expenses, billed in connection with the audits of our annual financial statements and internal controls, as well as quarterly reviews of the financial information included in our quarterly reports on Form 10-Q, statutory audits of our subsidiaries and services that are normally provided by the independent registered public accounting firm.

Audit-Related Fees

Audit-related fees in 2011 and 2010 consisted of the aggregate fees, including expenses, billed for assurance and related services and are not reported under “Audit Fees.”  The 2011 and 2010 amounts reflect fees billed for employee benefit plan audits.

Tax Fees

Tax fees in 2011 and 2010 consisted of the aggregate fees, including expenses, billed for professional services rendered for income tax compliance, tax advice and tax planning.  These fees included fees billed for federal and state income tax review services, assistance with tax audits and other tax consulting services.

All Other Fees

All Other Fees consisted of aggregate fees billed for products and services other than the services reported above.  For fiscal years 2011 and 2010, this category included fees related to professional reference materials and publications.

Pre-Approval Policies and Procedures

The Audit Committee approves all audits, audit-related services, tax services and other services provided by Ernst & Young LLP.  Any services provided by Ernst & Young LLP that are not specifically included within the scope of the audit must be either (i) pre-approved by the entire Audit Committee in advance of any engagement or (ii) pre-approved by the Chairman of the Audit Committee pursuant to authority delegated to him by the other independent members of the Audit Committee, in which case the Audit Committee is then informed of his decision.  Under the Sarbanes-Oxley Act of 2002, these pre-approval requirements are waived for non-audit services where (i) the aggregate of all such services is no more than 5% of the total amount paid to the external auditors during the fiscal year in which such services were provided, (ii) such services were not recognized at the time of the engagement to be non-audit services and (iii) such services are approved by the Audit Committee prior to the completion of the audit engagement.  In 2011 and 2010, all fees paid to Ernst & Young LLP for non-audit services were pre-approved.

In making its recommendation to appoint Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2012, the Audit Committee has considered whether the services provided by Ernst & Young LLP are compatible with maintaining the independence of Ernst & Young LLP and has determined that such services do not interfere with that firm’s independence in the conduct of its auditing function.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee oversees the Company’s financial reporting process on behalf of the Board.  The Committee is responsible for the selection, compensation, and oversight of the Company’s independent registered public accounting firm.  The Committee reviews matters relating to the Company’s internal controls, as well as other matters warranting committee attention.  In addition, the Committee assists the Board in overseeing the Company’s Corporate Compliance and Ethics Program.  The Committee operates under a written charter adopted by the Board of Directors, a copy of which is available for review on our website at www.orthofix.com.

Management is responsible for Orthofix’s internal controls and financial reporting process.  The independent registered public accounting firm is responsible for performing an independent audit of Orthofix’s consolidated financial statements in accordance with auditing standards of the Public Company Accounting Oversight Board and to issue a report thereon.  Additionally, the independent registered public accounting firm is also responsible for auditing the effectiveness of Orthofix’s internal control over financial reporting.  The Audit Committee’s responsibility is to monitor and oversee these processes.  The Committee relies without independent verification on the information provided to it and on the representations made by management and the independent registered public accounting firm.

The Audit Committee held nine meetings during the 2011 fiscal year.  The meetings were designed, among other things, to facilitate and encourage communication among the Committee, management and Orthofix’s independent registered public accounting firm, Ernst & Young LLP.  The Committee reviewed management’s assessment of the effectiveness of the design and operation of Orthofix’s disclosure controls over financial reporting.  We discussed with Ernst & Young LLP the overall scope and plans for their audit.  We met with Ernst & Young LLP, with and without management present, to discuss the results of their examinations and their evaluations of Orthofix’s internal controls.

The Audit Committee has reviewed and discussed the audited consolidated financial statements for the fiscal year ended December 31, 2011 with management and Ernst & Young LLP.  We also discussed with management and Ernst & Young LLP management’s report and the independent registered public accounting firm’s report and attestation on Orthofix’s internal control over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act. We also discussed with Ernst & Young LLP the matters required by the statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T.

The Audit Committee has received the written disclosures and the letter from Ernst & Young LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence, and has discussed with the independent accountant their independence from Orthofix.  When considering Ernst & Young LLP’s independence, we considered whether their provision of services to Orthofix beyond those rendered in connection with their audit of Orthofix’s consolidated financial statements was compatible with maintaining their independence.  We also reviewed, among other things, the audit and non-audit services performed by, and the amount of fees paid for such services to, Ernst & Young LLP.  The Committee has determined that Ernst & Young LLP is independent of Orthofix and its management.

Based upon the review and discussions referred to above, we recommended to the Board of Directors, and the Board of Directors has approved, that Orthofix’s audited financial statements be included in Orthofix’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011.  We also recommended the selection of Ernst & Young LLP as Orthofix’s independent registered public accounting firm for 2012 and, based on that recommendation, the Board has selected Ernst & Young LLP as Orthofix’s independent registered public accounting firm for 2012.

The Audit Committee

Davey S. Scoon, Chairman
Michael R. Mainelli
Kenneth R. Weisshaar

PROPOSAL 5:  ADVISORY AND NON-BINDING VOTE ON EXECUTIVE COMPENSATION

As required by section 14A of the Securities Exchange Act of 1934, as amended, we are providing our shareholders an opportunity to indicate whether they support our named executive officer compensation as described in this proxy statement. This advisory and non-binding vote, commonly referred to as “say on pay,” is not intended to address any specific item of compensation, but instead relates to the “Compensation Discussion and Analysis,” the tabular disclosures regarding named executive officer compensation, and the narrative disclosure accompanying the tabular presentation.  These disclosures allow you to view the trends in our executive compensation program and the application of our compensation philosophies for the years presented.  At the Company’s annual general meeting of shareholders held in August 2011, we also asked our shareholders to indicate if we should hold an advisory vote on the compensation of our named executive officers every one, two or three years, with our Board recommending an annual advisory vote.  Because our Board views the advisory vote as a good corporate governance practice, and because at our 2011 annual meeting of shareholders more than 86% of the total votes cast were in favor of an annual advisory vote, we are asking our stockholders to approve, on an advisory basis, the compensation of our named executive officers as disclosed in this proxy statement for the Annual General Meeting.

We actively monitor our executive compensation practices in light of the industry in which we operate and the marketplace for talent in which we compete.  We are focused on compensating our executive officers fairly and in a manner that incentivizes high levels of performance while providing the Company tools to attract and retain the best talent.

At the Company’s annual general meeting of shareholders held in August 2011, 98% of the votes cast on the say-on-pay proposal at that meeting were voted in favor of the proposal.  The Compensation Committee believes this affirms shareholders’ support of the Company’s approach to executive compensation.  The Committee evaluated the results of the 2011 say-on-pay proposal at its September 2011 meeting.  The Committee also considered many other factors in evaluating the Company’s executive compensation programs as discussed in the “Compensation Discussion and Analysis,” including the Committee’s assessment of the interaction of our compensation programs with our corporate business objectives, evaluations of our programs by our compensation consultant, and review of data of a comparator group of peer companies, each of which is evaluated in the context of the Committee’s fiduciary duty to act as the directors determine to be in shareholders’ best interests.  While each of these factors bore on the Compensation Committee’s subsequent decisions regarding our named executive officers’ compensation during 2011 and 2012, the Committee did not make any changes to our executive compensation program and policies as a result of the 2011 say-on-pay proposal voting results.  The Committee will continue to consider the outcome of the Company’s say-on-pay votes when making future compensation decisions for its named executive officers.

As discussed in the “Compensation Discussion and Analysis” section of this proxy statement, we believe that our executive compensation program properly links executive compensation to Company performance and aligns the interests of our executive officers with those of our stockholders.

Accordingly, the Board unanimously recommends that shareholders vote in favor of the following resolution:

“RESOLVED, that the shareholders approve the compensation of the Company’s named executive officers as disclosed in this proxy statement pursuant to the rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the compensation tables and the related footnotes and narrative disclosures.”

Although this vote is advisory and is not binding on the Company, the Compensation Committee of the Board will take into account the outcome of the vote when considering future executive compensation decisions.

THE BOARD OF DIRECTORS RECOMMENDS YOU VOTE “FOR” THIS PROPOSAL.

INFORMATION ABOUT SHAREHOLDER PROPOSALS

If you wish to submit a proposal to be included in our 2013 proxy statement pursuant to Rule 14a-8 of the Securities Exchange Act of 1934, as amended, we must receive your written proposal on or before December 28, 2012.  Please address your proposals to:  Chairman of the Board, Orthofix International N.V., 7 Abraham de Veerstraat, Curaçao.

Pursuant to Rule 14a-4(c)(1) under the Securities Exchange Act of 1934, as amended, our proxy holders may use discretionary authority to vote with respect to shareholder proposals presented in person at the 2013 Annual General Meeting of Shareholders if the shareholder making the proposal has not notified Orthofix by March 18, 2013 of its intent to present a proposal at the 2013 Annual General Meeting of Shareholders.

APPENDIX A

ORTHOFIX INTERNATIONAL N.V.

2012 LONG-TERM INCENTIVE PLAN

A-i

A-ii

A-iii

ORTHOFIX INTERNATIONAL N.V.

2012 LONG-TERM INCENTIVE PLAN

Orthofix International N.V. (the “Company”) sets forth herein the terms of its 2012 Long-Term Incentive Plan (the “Plan”), as follows:

1.                    PURPOSE

The Plan is intended to (a) provide eligible persons with an incentive to contribute to the success of the Company and to operate and manage the Company’s business in a manner that will provide for the Company’s long-term growth and profitability to benefit its shareholders and other important stakeholders, including its employees and customers, and (b) provide a means of obtaining, rewarding and retaining key personnel. To this end, the Plan provides for the grant of awards of stock options, stock appreciation rights, restricted stock, stock units, unrestricted stock, dividend equivalent rights, performance shares and other performance-based awards, other equity-based awards, and cash bonus awards. Any of these awards may, but need not, be made as performance incentives to reward the holders of such awards for the achievement of performance goals in accordance with the terms of the Plan. Stock options granted under the Plan may be non-qualified stock options or incentive stock options, as provided herein.

2.                    DEFINITIONS

For purposes of interpreting the Plan documents (including the Plan and Award Agreements), the following definitions shall apply:

2.1 “Affiliate” means any company or other entity that controls, is controlled by or is under common control with the Company within the meaning of Rule 405 of Regulation C under the Securities Act, including any Subsidiary. For purposes of grants of Options or Stock Appreciation Rights, an entity may not be considered an Affiliate unless the Company holds a “controlling interest” in such entity within the meaning of Treasury Regulation Section 1.414(c)-2(b)(2)(i), provided that (a) except as specified in clause (b) below, an interest of “at least 50 percent” shall be used instead of an interest of “at least 80 percent” in each case where “at least 80 percent” appears in Treasury Regulation Section 1.414(c)-2(b)(2)(i) and (b) where the grant of Options or Stock Appreciation Rights is based upon a legitimate business criterion, an interest of “at least 20 percent” shall be used instead of an interest of “at least 80 percent” in each case where “at least 80 percent” appears in Treasury Regulation Section 1.414(c)-2(b)(2)(i).

2.2 “Applicable Laws” means the legal requirements relating to the Plan and the Awards under (a) applicable provisions of the corporate, securities, tax and other laws, rules, regulations and government orders of any jurisdiction applicable to Awards granted to residents therein and (b) the rules of any Stock Exchange on which the Stock is listed.

2.3 “Award” means a grant under the Plan of an Option, a Stock Appreciation Right, Restricted Stock, a Stock Unit, Unrestricted Stock, a Dividend Equivalent Right, a Performance Share or other Performance-Based Award, an Other Equity-Based Award, or cash.

2.4 “Award Agreement” means the agreement between the Company and a Grantee that evidences and sets out the terms and conditions of an Award.

2.5 “Award Stock” shall have the meaning set forth in Section 17.3(a)(ii)

2.6 “Benefit Arrangement” shall have the meaning set forth in Section 15.

2.7 “Board” means the Board of Directors of the Company.

2.8 “Cause” means, with respect to any Grantee, as determined by the Committee and unless otherwise provided in an applicable agreement between such Grantee and the Company or an Affiliate, (a) gross negligence or willful misconduct in connection with the performance of duties; (b) conviction of a criminal offense (other than minor traffic offenses); or (c) material breach of any term of any employment, consulting or other services, confidentiality, intellectual property or non-competition agreements, if any, between such Grantee and the Company or an Affiliate. Any determination by the Committee whether an event constituting Cause shall have occurred shall be final, binding and conclusive.

2.9 “Capital Stock” means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) in equity of such Person, whether outstanding on the Effective Date or issued thereafter, including, without limitation, all common stock, par value $0.10 per share, of the Company.

2.10 “Change in Control” means the occurrence of any of the following:

(a) a “Person” or “group” (within the meaning of Sections 13(d) and 14(d)(2) of the Exchange Act) becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act) of more than fifty percent (50%) of the total voting power of the Voting Stock of the Company, on a Fully Diluted Basis;

(b) individuals who on the Effective Date constitute the Board (together with any new Directors whose election by such Board or whose nomination by such Board for election by the shareholders of the Company was approved by a vote of at least a majority of the members of such Board then in office who either were members of such Board on the Effective Date or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the members of such Board then in office;

(c) the Company consolidates with, or merges with or into, any Person, or any Person consolidates with, or merges with or into, the Company, other than any such transaction in which the holders of securities that represented one hundred percent (100%) of the Voting Stock of the Company immediately prior to such transaction (or other securities into which such securities are converted as part of such merger or consolidation transaction) own directly or indirectly at least a majority of the voting power of the Voting Stock of the surviving Person in such merger or consolidation transaction immediately after such transaction;

(d) there is consummated any direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one transaction or a series of related transactions, of all or substantially all of the assets of the Company and its Subsidiaries, taken as a whole, to any “Person” or “group” (within the meaning of Sections 13(d) and 14(d)(2) of the Exchange Act); or

(e) the shareholders of the Company adopt a plan or proposal for the liquidation, winding up or dissolution of the Company.

2.11 “Code” means the Internal Revenue Code of 1986, as amended, as now in effect or as hereafter amended, and any successor thereto. References in the Plan to any Code Section shall be deemed to include, as applicable, regulations promulgated under such Code Section.

2.12 “Committee” means a committee of, and designated from time to time by resolution of, the Board, which shall be constituted as provided in Section 3.1.2 and Section 3.1.3 (or, if no Committee has been so designated, the Board).

2.13 “Company” means Orthofix International N.V.

2.14 “Covered Employee” means a Grantee who is a “covered employee” within the meaning of Code Section 162(m)(3).

2.15 “Disability” means the inability of a Grantee to perform each of the essential duties of such Grantee’s position by reason of a medically determinable physical or mental impairment which is potentially permanent in character or which can be expected to last for a continuous period of not less than 12 months; provided that, with respect to rules regarding expiration of an Incentive Stock Option following termination of a Grantee’s Service, Disability shall mean the inability of such Grantee to engage in any substantial gainful activity by reason of a medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months.

2.16 “Dividend Equivalent Right” means a right, granted to a Grantee pursuant to Section 13, to receive cash, Stock, other Awards or other property equal in value to dividends or other periodic payments paid or made with respect to a specified number of shares of Stock.

2.17 “Effective Date” means April 13, 2012, the date on which the Plan was approved by the Board of Directors.

2.18 “Employee” means, as of any date of determination, an employee (including an officer) of the Company or an Affiliate.

2.19 “Exchange Act” means the Securities Exchange Act of 1934, as amended, as now in effect or as hereafter amended.

2.20 “Fair Market Value” means the fair market value of a share of Stock for purposes of the Plan, which shall be determined as of any Grant Date as follows:

(a) If on such Grant Date the shares of Stock are listed on a Stock Exchange, or are publicly traded on another established securities market (a “Securities Market”), the Fair Market Value of a share of Stock shall be the closing price of the Stock as reported on such

Stock Exchange or such Securities Market (provided that, if there is more than one such Stock Exchange or Securities Market, the Committee shall designate the appropriate Stock Exchange or Securities Market for purposes of the Fair Market Value determination). If there is no such reported closing price on such Grant Date, the Fair Market Value of a share of Stock shall be the closing price of the Stock on the next preceding day on which any sale of Stock shall have been reported on such Stock Exchange or such Securities Market.

(b) If on such Grant Date the shares of Stock are not listed on a Stock Exchange or publicly traded on a Securities Market, the Fair Market Value of a share of Stock shall be the value of the Stock as determined by the Committee by the reasonable application of a reasonable valuation method, in a manner consistent with Code Section 409A.

Notwithstanding this Section 2.20 or Section 18.3, for purposes of determining taxable income and the amount of the related tax withholding obligation pursuant to Section 18.3, the Fair Market Value will be determined by the Company using any reasonable method; provided, further, that for any shares of Stock subject to an Award that are sold by or on behalf of a Grantee on the same date on which such shares may first be sold pursuant to the terms of the related Award Agreement, the Fair Market Value of such shares shall be the sale price of such shares on such date (or if sales of such shares are effectuated at more than one sale price, the weighted average sale price of such shares on such date).

2.21 “Family Member” means, with respect to any Grantee as of any date of determination, (a) a person who is a spouse, former spouse, child, stepchild, grandchild, parent, stepparent, grandparent, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother, sister, brother-in-law, or sister-in-law, including adoptive relationships, of such Grantee, (b) any person sharing such Grantee’s household (other than a tenant or employee), (c) a trust in which any one or more of the persons specified in clauses (a) and (b) above (and such Grantee) own more than fifty percent (50%) of the beneficial interest, (d) a foundation in which any one or more of the persons specified in clauses (a) and (b) above (and such Grantee) control the management of assets, and (e) any other entity in which one or more of the persons specified in clauses (a) and (b) above (and such Grantee) own more than fifty percent (50%) of the voting interests.

2.22 “Fully Diluted Basis” means, as of any date of determination, the sum of (x) the number of shares of Voting Stock outstanding as of such date of determination plus (y) the number of shares of Voting Stock issuable upon the exercise, conversion or exchange of all then-outstanding warrants, options, convertible Capital Stock or indebtedness, exchangeable Capital Stock or indebtedness, or other rights exercisable for or convertible or exchangeable into, directly or indirectly, shares of Voting Stock, whether at the time of issue or upon the passage of time or upon the occurrence of some future event, and whether or not in the money as of such date of determination

2.23 “Grant Date” means, as determined by the Committee, the latest to occur of (a) the date as of which the Committee approves the Award, (b) the date on which the recipient of an Award first becomes eligible to receive an Award under Section 6 hereof (e.g., in the case of a new hire, the first date on which such new hire performs any Service), or (c) such subsequent date specified by the Committee in the corporate action approving the Award.

2.24 “Grantee” means a person who receives or holds an Award under the Plan.

2.25 “Incentive Stock Option” means an “incentive stock option” within the meaning of Code Section 422, or the corresponding provision of any subsequently enacted tax statute, as amended from time to time.

2.26 “Non-qualified Stock Option” means an Option that is not an Incentive Stock Option.

2.27 “Option” means an option to purchase one or more shares of Stock pursuant to the Plan.

2.28 “Option Price” means the exercise price for each share of Stock subject to an Option.

2.29 “Other Agreement” shall have the meaning set forth in Section 15.

2.30 “Other Equity-Based Award” means an Award representing a right or other interest that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Stock, other than an Option, a Stock Appreciation Right, Restricted Stock, a Stock Unit, Unrestricted Stock, a Dividend Equivalent Right or a Performance Share.

2.31  “Outside Director” means a member of the Board who is not an Employee.

2.32 “Parachute Payment” shall have the meaning set forth in Section 15(a).

2.33 “Performance-Based Award” means an Award of Options, Stock Appreciation Rights, Restricted Stock, Stock Units, Performance Shares, Other Equity-Based Awards or cash made subject to the achievement of performance goals (as provided in Section 14) over a Performance Period specified by the Committee.

2.34 “Performance-Based Compensation” means compensation under an Award that is intended to satisfy the requirements of Code Section 162(m) for “qualified performance-based compensation” paid to Covered Employees. Notwithstanding the foregoing, nothing in the Plan shall be construed to mean that an Award which does not satisfy the requirements for “qualified performance-based compensation” within the meaning of and pursuant to Code Section 162(m) does not constitute performance-based compensation for other purposes, including the purposes of Code Section 409A.

2.35 “Performance Measures” means measures as specified in Section 14.6.4 on which the performance goals under Performance-Based Awards are based and which are approved by the Company’s shareholders pursuant to, and to the extent required by, the Plan in order to qualify such Performance-Based Awards as Performance-Based Compensation.

2.36 “Performance Period” means the period of time during which the performance goals under Performance-Based Awards must be met in order to determine the degree of payout and/or vesting with respect to any such Performance-Based Awards.

2.37 “Performance Shares” means a Performance-Based Award representing a right or other interest that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Stock, made subject to the achievement of performance goals (as provided in Section 14) over a Performance Period of up to ten (10) years.

2.38 “Person” means an individual, a corporation, a partnership, a limited liability company, an association, a trust or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

2.39 “Plan” means this the Company 2012 Long-Term Incentive Plan, as amended from time to time.

2.40 “Prior Plan” means the Orthofix International N.V. Amended and Restated 2004 Long-Term Incentive Plan.

2.41 “Reporting Person” means a person who is required to file reports under Section 16(a) of the Exchange Act, or any successor provision.

2.42 “Restricted Period” shall have the meaning set forth in Section 10.2.

2.43 “Restricted Stock” means shares of Stock awarded to a Grantee pursuant to Section 10.

2.44 “SAR Price” shall have the meaning set forth in Section 9.1.

2.45 “Securities Act” means the Securities Act of 1933, as amended, as now in effect or as hereafter amended.

2.46 “Service” means service qualifying a Grantee as a Service Provider to the Company or an Affiliate. Unless otherwise provided in the applicable Award Agreement, a Grantee’s change in position or duties shall not result in interrupted or terminated Service, so long as such Grantee continues to be a Service Provider to the Company or an Affiliate. Subject to the preceding sentence, any determination by the Committee whether a termination of Service shall have occurred for purposes of the Plan shall be final, binding and conclusive. If a Service Provider’s employment or other service relationship is with an Affiliate and the applicable entity ceases to be an Affiliate, a termination of Service shall be deemed to have occurred when such entity ceases to be an Affiliate unless the Service Provider transfers his or her employment or other service relationship to the Company or any other Affiliate.

2.47 “Service Provider” means an Employee, officer, or director of the Company or an Affiliate, or a consultant or adviser (who is a natural person) to the Company or an Affiliate currently providing services to the Company or an Affiliate.

2.48 “Stock” means the common stock, par value $0.10 per share, of the Company, or any security which shares of Stock may be changed into or for which shares of Stock may be exchanged as provided in Section 17.1.

2.49 “Stock Appreciation Right” or “SAR” means a right granted to a Grantee pursuant to Section 9.

2.50 “Stock Exchange” means The NASDAQ Stock Exchange LLC or another established national or regional stock exchange.

2.51 “Stock Unit” means a bookkeeping entry representing the equivalent of one (1) share of Stock awarded to a Grantee pursuant to Section 10 that (a) is not subject to vesting or (b) is subject to time-based vesting, but not to performance-based vesting. A Stock Unit may also be referred to as a restricted stock unit.

2.52 “Subsidiary” means any corporation (other than the Company) or non-corporate entity with respect to which the Company owns, directly or indirectly, fifty percent (50%) or more of the total combined voting power of all classes of stock, membership interests or other ownership interests of any class or kind ordinarily having the power to vote for the directors, managers or other voting members of the governing body of such corporation or non-corporate entity. In addition, any other entity may be designated by the Committee as a Subsidiary, provided that (a) such entity could be considered as a subsidiary according to generally accepted accounting principles in the United States of America, and (b) in the case of an Award of Options or Stock Appreciation Rights, such Award would be considered to be granted in respect of “service recipient stock” under Code Section 409A.

2.53 “Substitute Award” means an Award granted upon assumption of, or in substitution for, outstanding awards previously granted under a compensatory plan by a business entity acquired or to be acquired by the Company or an Affiliate or with which the Company or an Affiliate has combined or will combine.

2.54 “Ten Percent Shareholder” means a natural person who owns more than ten percent (10%) of the total combined voting power of all classes of outstanding voting securities of the Company, the Company’s parent (if any) or any of the Company’s Subsidiaries. In determining stock ownership, the attribution rules of Code Section 424(d) shall be applied.

2.55 “Unrestricted Stock” shall have the meaning set forth in Section 11.

2.56 “Voting Stock” means, with respect to any Person, Capital Stock of any class or kind ordinarily having the power to vote for the election of directors, managers or other voting members of the governing body of such Person.

3.                    ADMINISTRATION OF THE PLAN

3.1                          Committee.

3.1.1                     Powers and Authorities.

The Committee shall administer the Plan and shall have such powers and authorities related to the administration of the Plan as are consistent with the Company’s articles of association and Applicable Laws. Without limiting the generality of the foregoing, the Committee shall have full power and authority to take all actions and to make all determinations required or provided for under the Plan, any Award or any Award Agreement, and shall have full power and authority to take all such other actions and make all such other determinations not inconsistent with the specific terms and provisions of the Plan which the Committee deems to be necessary or appropriate to the administration of the Plan, any Award or any Award Agreement. All such actions and determinations shall be made by (a) the affirmative vote of a majority of the members of the Committee present at a meeting at which a quorum is present, or (b) the unanimous consent of the members of the Committee executed in writing in accordance with the Company’s articles of association and bylaws and Applicable Laws. Unless otherwise expressly determined by the Board, the Committee shall have the authority to interpret and construe all provisions of the Plan, any Award and any Award Agreement, and any such interpretation or construction, and any other determination contemplated to be made under the Plan or any Award Agreement, by the Committee shall be final, binding and conclusive whether or not expressly provided for in any provision of the Plan, such Award or such Award Agreement.

In the event that the Plan, any Award or any Award Agreement provides for any action to be taken by the Board or any determination to be made by the Board, such action may be taken or such determination may be made by the Committee constituted in accordance with this Section 3.1 if the Board has delegated the power and authority to do so to such Committee.

3.1.2                     Composition of Committee.

The Committee shall be a committee composed of not fewer than two directors of the Company designated by the Board to administer the Plan. Each member of the Committee shall be a “Non-Employee Director” within the meaning of Rule 16b-3 under the Exchange Act, an “outside director” within the meaning of Code Section 162(m)(4)(C)(i) and, for so long as the Stock is listed on The NASDAQ Stock Exchange LLC, an “independent director” within the meaning of NASDAQ Listing Rule 5605(a)(2) (or, in each case, any successor term or provision); provided that any action taken by the Committee shall be valid and effective whether or not members of the Committee at the time of such action are later determined not to have satisfied the requirements for membership set forth in this Section 3.1.2 or otherwise provided in any charter of the Committee. Without limiting the generality of the foregoing, the Committee may be the Compensation Committee of the Board or a subcommittee thereof if the Compensation Committee of the Board or such subcommittee satisfies the foregoing requirements.

3.1.3                     Other Committees.

The Board also may appoint one or more committees of the Board, each composed of one or more directors of the Company who need not be Outside Directors, which may administer the Plan with respect to Grantees who are not “officers” as defined in Rule 16a-1(f) under the Exchange Act or directors of the Company, may grant Awards under the Plan to such Grantees, and may determine all terms of such Awards, subject to the requirements of Rule 16b-3 under the Exchange Act, Code Section 162(m) and, for so long as the Stock is listed on The NASDAQ Stock Exchange LLC, the rules of such Stock Exchange.

3.1.4                     Delegation by Committee.

To the extent permitted by Applicable Laws, the Committee may by resolution delegate some or all of its authority with respect to the Plan and Awards to the President and Chief Executive Officer of the Company and/or any other officer of the Company designated by the Committee, provided that the Committee may not delegate its authority hereunder (a) to make Awards to directors of the Company, (b) to make Awards to Employees who are (i) “officers” as defined in Rule 16a-1(f) under the Exchange Act, (ii) Covered Employees or (iii) officers of the Company who are delegated authority by the Committee pursuant to this Section 3.1.4, or (c) to interpret the

Plan or any Award.  Any delegation hereunder shall be subject to the restrictions and limits that the Committee specifies at the time of such delegation or thereafter.  Nothing in the Plan shall be construed as obligating the Committee to delegate authority to any officer of the Company, and the Committee may at any time rescind the authority delegated to an officer of the Company appointed hereunder and delegate authority to one or more other officers of the Company.  At all times, an officer of the Company delegated authority pursuant to this Section 3.1.4 shall serve in such capacity at the pleasure of the Committee.  Any action undertaken by any such officer of the Company in accordance with the Committee’s delegation of authority shall have the same force and effect as if undertaken directly by the Committee, and any reference in the Plan to the “Committee” shall, to the extent consistent with the terms and limitations of such delegation, be deemed to include a reference to each such officer.

3.2                          Board.

The Board from time to time may exercise any or all of the powers and authorities related to the administration and implementation of the Plan, as set forth in Section 3.1 and other applicable provisions of the Plan, as the Board shall determine, consistent with the Company’s articles of association and Applicable Laws.

3.3                          Terms of Awards.

3.3.1                     Committee Authority.

Subject to the other terms and conditions of the Plan, the Committee shall have full and final authority to:

(a) designate Grantees;

(b) determine the type or types of Awards to be made to a Grantee;

(c) determine the number of shares of Stock to be subject to an Award;

(d) establish the terms and conditions of each Award (including the Option Price of any Option or the purchase price for Restricted Stock), the nature and duration of any restriction or condition (or provision for lapse thereof) relating to the vesting, exercise, transfer, or forfeiture of an Award or the shares of Stock subject thereto, the treatment of an Award in the event of a Change in Control (subject to applicable agreements), and any terms or conditions that may be necessary to qualify Options as Incentive Stock Options;

(e) prescribe the form of each Award Agreement evidencing an Award; and

(f) subject to the limitation on repricing in Section 3.4, amend, modify or supplement the terms of any outstanding Award, which authority shall include the authority, in order to effectuate the purposes of the Plan but without amending the Plan, to make Awards or to modify outstanding Awards made to eligible natural persons who are foreign nationals or are natural persons who are employed outside the United States to reflect differences in local law, tax policy, or custom, provided that, notwithstanding the foregoing, no amendment, modification or supplement of the terms of any outstanding Award shall, without the consent of the Grantee thereof, impair such Grantee’s rights under such Award.

The Committee shall have the right, in its discretion, to make Awards in substitution or exchange for any award granted under another compensatory plan of the Company, an Affiliate, or any business entity acquired or to be acquired by the Company or an Affiliate or with which the Company or an Affiliate has combined or will combine.

3.3.2                     Forfeiture; Recoupment.

The Committee may reserve the right in an Award Agreement to cause a forfeiture of the gain realized by a Grantee with respect to an Award thereunder on account of actions taken by, or failed to be taken by, such Grantee in violation or breach of or in conflict with any (a) employment agreement, (b) non-competition agreement, (c) agreement prohibiting solicitation of Employees or clients of the Company or an Affiliate, (d) confidentiality obligation with respect to the Company or an Affiliate, (e) Company policy or procedure, (f) other agreement, or (g) any other obligation of such Grantee to the Company or an Affiliate, as and to the extent specified in such Award Agreement. The Committee may annul an outstanding Award if the Grantee thereof is an Employee of the Company or an Affiliate and is terminated for Cause as defined in the Plan or the applicable Award Agreement or for “cause” as defined in any other agreement between the Company or such Affiliate and such Grantee, as applicable.

Any Award granted pursuant to the Plan shall be subject to mandatory repayment by the Grantee to the Company to the extent the Grantee is, or in the future becomes, subject to (a) any Company “clawback” or recoupment policy that is adopted to comply with the requirements of any Applicable Law, rule or regulation, or otherwise, or (b) any law, rule or regulation which imposes mandatory recoupment, under circumstances set forth in such law, rule or regulation.

3.4                          No Repricing.

Except in connection with a corporate transaction involving the Company (including, without limitation, any stock dividend, distribution (whether in the form of cash, shares of Stock, other securities or other property), stock split, extraordinary cash dividend, recapitalization, change in control, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of shares of Stock or other securities or similar transaction), the Company may not, without obtaining shareholder approval: (a) amend the terms of outstanding Options or SARs to reduce the exercise price of such outstanding Options or SARs; (b) cancel or surrender outstanding Options or SARs in exchange for or substitution of Options or SARs with an exercise price that is less than the exercise price of the original Options or SARs; or (c) cancel or surrender outstanding Options or SARs with an exercise price above the current stock price in exchange for or substitution of cash or other securities.

3.5                          Deferral Arrangement.

The Committee may permit or require the deferral of any payment pursuant to any Award into a deferred compensation arrangement, subject to such rules and procedures as it may establish, which may include provisions for the payment or crediting of interest or Dividend Equivalent Rights and, in connection therewith, provisions for converting such credits into Stock

Units and for restricting deferrals to comply with hardship distribution rules affecting tax-qualified retirement plans subject to Code Section 401(k)(2)(B)(IV), provided that no Dividend Equivalent Rights may be granted in connection with, or related to, an Award of Options or SARs. Any such deferrals shall be made in a manner that complies with Code Section 409A, including, if applicable, with respect to when a Separation from Service occurs as defined under Section 409A.

3.6                          No Liability.

No member of the Board or the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Award or Award Agreement.

3.7                          Registration; Share Certificates.

Notwithstanding any provision of the Plan to the contrary, the ownership of the shares of Stock issued under the Plan may be evidenced in such a manner as the Committee, in its sole discretion, deems appropriate, including by book-entry or direct registration (including transaction advices) or the issuance of one or more share certificates.

4.                    STOCK SUBJECT TO THE PLAN

4.1                          Number of Shares of Stock Available for Awards.

Subject to such additional shares of Stock as shall be available for issuance under the Plan pursuant to Section 4.2, and subject to adjustment pursuant to Section 16, the maximum number of shares of Stock available for issuance under the Plan shall be equal to the sum of (x) one million six hundred thousand (1,600,000) shares of Stock plus (y) the number of shares of Stock available for future awards under the Prior Plan as of the date of shareholder approval of the Plan plus (z) the number of shares of Stock related to awards outstanding under the Prior Plan as of the date of shareholder approval of the Plan which thereafter terminate by expiration, forfeiture, cancellation, or otherwise without the issuance of such shares. Such shares of Stock may be authorized and unissued shares of Stock or treasury shares of Stock or any combination of the foregoing, as may be determined from time to time by the Board or by the Committee. Any of the shares of Stock available for issuance under the Plan may be used for any type of Award under the Plan, and any or all of the shares of Stock available for issuance under the Plan shall be available for issuance pursuant to Incentive Stock Options.

4.2                          Adjustments in Authorized Shares of Stock.

In connection with mergers, reorganizations, separations, or other transactions to which Code Section 424(a) applies, the Committee shall have the right to cause the Company to assume awards previously granted under a compensatory plan by another business entity that is a party to such transaction and to substitute Awards under the Plan for such awards. The number of shares of Stock available for issuance under the Plan pursuant to Section 4.1 shall be increased by the number of shares of Stock subject to any such assumed awards and substitute Awards. Shares available for issuance under a shareholder-approved plan of a business entity that is a party to such transaction (as appropriately adjusted, if necessary, to reflect such transaction) may be used for Awards under the Plan and shall not reduce the number of shares of Stock otherwise available for issuance under the Plan, subject to applicable rules of any Stock Exchange on which the Stock is listed.

4.3                          Share Usage.

(a) Shares of Stock subject to an Award shall be counted as used as of the Grant Date.

(b) Any shares of Stock, including shares of Stock acquired through dividend reinvestment pursuant to Section 10.4, that are subject to an Award other than an Award of Options or SARs shall be counted against the share issuance limit set forth in Section 4.1 as one and 84/100 (1.84) shares for every one (1) share of Stock subject to such Award. Any shares of Stock that are subject to an Award of Options shall be counted against the share issuance limit set forth in Section 4.1 as one (1) share of Stock for every one (1) share of Stock subject to such Award.  The number of shares of Stock subject to an Award of SARs shall be counted against the share issuance limit set forth in Section 4.1 as one (1) share of Stock for every one (1) share of Stock subject to such Award regardless of the number of shares of Stock actually issued to settle such SARs upon the exercise thereof.  The target number of shares issuable under a Performance Share grant shall be counted against the share issuance limit set forth in Section 4.1 as of the Grant Date, but such number shall be adjusted to equal the actual number of shares issued upon settlement of the Performance Shares to the extent different from such target number of shares.

(c) Notwithstanding anything to the contrary in Section 4.1, any shares of Stock related to Awards under the Plan or the Prior Plan which thereafter terminate by expiration, forfeiture, cancellation, or otherwise without the issuance of such shares shall be available again for issuance under the Plan in the same amount as such shares were counted against the limit set forth in Section 4.1, provided that any shares covered by an award granted under a Prior Plan will again be available for making Awards under the Plan in the same ratio as Awards under Section 4.1.  Shares of Stock tendered or withheld or subject to an Award other than an Option or SAR surrendered in connection with the purchase of shares of Stock or deducted or delivered from payment of an Award other than Option or SAR in connection with the Company’s tax withholding obligations as provided in Section 18.3 shall be available again for issuance under the Plan in the same amount as such shares were counted against the limit set forth in Section 4.1, provided that any shares covered by an award granted under a Prior Plan will again be available for making Awards under the Plan in the same ratio as Awards under Section 4.1

(d) The number of shares of Stock available for issuance under the Plan shall not be increased by the number of shares of Stock (i) tendered or withheld or subject to an Award surrendered in connection with the purchase of shares of Stock upon exercise of an Option as provided in Section 12.2, (ii) deducted or delivered from payment of an Award in connection with the Company’s tax withholding obligations as provided in Section 18.3 or (iii) purchased by the Company with proceeds from Option exercises.

5.                    EFFECTIVE DATE; TERM; AMENDMENT AND TERMINATION

5.1                          Effective Date.

The Plan shall be effective as of the Effective Date, subject to approval of the Plan by the Company’s shareholders within one year of the Effective Date.  Upon approval of the Plan by the shareholders of the Company as set forth above, all Awards made under the Plan on or after the Effective Date shall be fully effective as if the shareholders of the Company had approved the Plan on the Effective Date.  If the shareholders fail to approve the Plan within one year of the Effective Date, any Awards made hereunder shall be null and void and of no effect.  Following shareholder approval of the Plan, no awards shall be made under the Prior Plan. Notwithstanding the foregoing, shares of Stock reserved under the Prior Plan to settle awards, including performance-based awards, which are made under the Prior Plan prior to the Effective Date may be issued and delivered following the Effective Date to settle such awards.

5.2                          Term.

The Plan shall terminate automatically ten (10) years after the Effective Date and may be terminated on any earlier date as provided in Section 5.3.

5.3                          Amendment and Termination.

The Board may, at any time and from time to time, amend, suspend or terminate the Plan as to any shares of Stock as to which Awards have not been made. The effectiveness of any amendment to the Plan shall be contingent on approval of such amendment by the Company’s shareholders to the extent provided by the Board or required by Applicable Laws (including the rules of any Stock Exchange on which the Stock is then listed), provided that no amendment shall be made to the no-repricing provisions of Section 3.4 or the Option pricing provisions of Section 8.1 without the approval of the Company’s shareholders. No amendment, suspension or termination of the Plan shall impair rights or obligations under any Award theretofore made under the Plan without the consent of the Grantee thereof.

6.                    AWARD ELIGIBILITY AND LIMITATIONS

6.1                          Eligible Grantees.

Subject to this Section 6, Awards may be made under the Plan to (i) any Service Provider, as the Committee shall determine and designate from time to time and (ii) any other individual whose participation in the Plan is determined to be in the best interests of the Company by the Committee.

6.2                          Limitation on Shares of Stock Subject to Awards and Cash Awards.

During any time when the Company has a class of equity security registered under Section 12 of the Exchange Act:

(a) the maximum number of shares of Stock subject to Options or SARs that may be granted under the Plan in a calendar year to any person eligible for an Award under Section 6 is four hundred thousand (400,000) shares;

(b) the maximum number of shares of Stock that may be granted under the Plan, other than pursuant to Options or SARs, in a calendar year to any person eligible for an Award under Section 6 is two hundred thousand (200,000) shares; and

(c) the maximum amount that may be paid as a cash-settled Performance-Based Award for a Performance Period of twelve (12) months or less to any person eligible for an Award shall be three million dollars ($3,000,000) and the maximum amount that may be paid as a cash-settled Performance-Based Award for a Performance Period of greater than twelve (12) months to any person eligible for an Award shall be six million dollars ($6,000,000).

The preceding limitations in this Section 6.2 are subject to adjustment as provided in Section 17.

6.3                          Stand-Alone, Additional, Tandem and Substitute Awards.

Subject to Section 3.4, Awards granted under the Plan may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with, or in substitution or exchange for, (a) any other Award, (b) any award granted under another plan of the Company, an Affiliate, or any business entity that has been a party to a transaction with the Company or an Affiliate, or (c) any other right of a Grantee to receive payment from the Company or an Affiliate. Such additional, tandem and substitute or exchange Awards may be granted at any time. If an Award is granted in substitution or exchange for another Award, or for an award granted under another plan of the Company, an Affiliate, or any business entity that has been a party to a transaction with the Company or an Affiliate, the Committee shall require the surrender of such other Award or award under such other plan in consideration for the grant of such substitute or exchange Award. In addition, Awards may be granted in lieu of cash compensation, including in lieu of cash payments under other plans of the Company or an Affiliate. Notwithstanding Section 8.1 and Section 9.1, but subject to Section 3.4, the Option Price of an Option or the SAR Price of a SAR that is a Substitute Award may be less than one hundred percent (100%) of the Fair Market Value of a share of Stock on the original Grant Date; provided that such Option Price or SAR Price is determined in accordance with the principles of Code Section 424 for any Incentive Stock Option and consistent with Code Section 409A for any other Option or SAR.

7.                    AWARD AGREEMENT

Each Award granted pursuant to the Plan shall be evidenced by an Award Agreement, which shall be in such form or forms as the Committee shall from time to time determine. Award Agreements employed under the Plan from time to time or at the same time need not contain similar provisions, but shall be consistent with the terms of the Plan. Each Award Agreement evidencing an Award of Options shall specify whether such Options are intended to be Non-qualified Stock Options or Incentive Stock Options, and, in the absence of such specification, such Options shall be deemed to constitute Non-qualified Stock Options.

8.                    TERMS AND CONDITIONS OF OPTIONS

8.1                          Option Price.

The Option Price of each Option shall be fixed by the Committee and stated in the Award Agreement evidencing such Option. Except in the case of Substitute Awards, the Option Price of each Option shall be at least the Fair Market Value of one (1) share of Stock on the Grant Date; provided that in the event that a Grantee is a Ten Percent Shareholder, the Option Price of an Option granted to such Grantee that is intended to be an Incentive Stock Option shall be not less than one hundred ten percent (110%) of the Fair Market Value of one (1) share of Stock on the Grant Date. In no case shall the Option Price of any Option be less than the par value of a share of Stock.

8.2                          Vesting.

Subject to Sections 8.3 and 17.3, each Option granted under the Plan shall become exercisable at such times and under such conditions as shall be determined by the Committee and stated in the Award Agreement, in another agreement with the Grantee or otherwise in writing, provided that no Option shall be granted to persons who are entitled to overtime under applicable state or federal laws, that will vest or be exercisable within a six-month period starting on the Grant Date.

8.3                          Term.

Each Option granted under the Plan shall terminate, and all rights to purchase shares of Stock thereunder shall cease, upon the expiration of ten (10) years from the Grant Date of such Option, or under such circumstances and on such date prior thereto as is set forth in the Plan or as may be fixed by the Committee and stated in the Award Agreement relating to such Option; provided that in the event that the Grantee is a Ten Percent Shareholder, an Option granted to such Grantee that is intended to be an Incentive Stock Option shall not be exercisable after the expiration of five (5) years from its Grant Date; and provided, further, that, to the extent deemed necessary or appropriate by the Committee to reflect differences in local law, tax policy, or custom with respect to any Option granted to a Grantee who is a foreign national or is a natural person who is employed outside the United States, such Option may terminate, and all rights to purchase shares of Stock thereunder may cease, upon the expiration of such period longer than ten (10) years from the Grant Date of such Option as the Committee shall determine.

8.4                          Termination of Service.

Each Award Agreement with respect to the grant of an Option shall set forth the extent to which the Grantee thereof, if at all, shall have the right to exercise such Option following termination of such Grantee’s Service. Such provisions shall be determined in the sole discretion of the Committee, need not be uniform among all Options issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination of Service.

8.5                          Limitations on Exercise of Option.

Notwithstanding any other provision of the Plan, in no event may any Option be exercised, in whole or in part, prior to the date the Plan is approved by the shareholders of the Company as provided herein or after the occurrence of an event referred to in Section 17 which results in the termination of such Option.

8.6                          Method of Exercise.

Subject to the terms of Section 12 and Section 18.3, an Option that is exercisable may be exercised by the Grantee’s delivery to the Company or its designee or agent of notice of exercise on any business day, at the Company’s principal office or the office of such designee or agent, on the form specified by the Company and in accordance with any additional procedures specified by the Committee. Such notice shall specify the number of shares of Stock with respect to which such Option is being exercised and shall be accompanied by payment in full of the Option Price of the shares of Stock for which such Option is being exercised plus the amount (if any) of federal and/or other taxes which the Company may, in its judgment, be required to withhold with respect to the exercise of such Option.

8.7                          Rights of Holders of Options.

Unless otherwise stated in the applicable Award Agreement, a Grantee or other person holding or exercising an Option shall have none of the rights of a shareholder of the Company (for example, the right to receive cash or dividend payments or distributions attributable to the shares of Stock subject to such Option, to direct the voting of the shares of Stock subject to such Option, or to receive notice of any meeting of the Company’s shareholders) until the shares of Stock subject thereto are fully paid and issued to such Grantee or other person. Except as provided in Section 17, no adjustment shall be made for dividends, distributions or other rights with respect to any shares of Stock subject to an Option for which the record date is prior to the date of issuance of such shares of Stock.

8.8                          Delivery of Stock.

Promptly after the exercise of an Option by a Grantee and the payment in full of the Option Price with respect thereto, such Grantee shall be entitled to receive such evidence of such Grantee’s ownership of the shares of Stock subject to such Option as shall be consistent with Section 3.7.

8.9                          Transferability of Options.

Except as provided in Section 8.10, during the lifetime of a Grantee of an Option, only such Grantee (or, in the event of such Grantee’s legal incapacity or incompetency, such Grantee’s guardian or legal representative) may exercise such Option. Except as provided in Section 8.10, no Option shall be assignable or transferable by the Grantee to whom it is granted, other than by will or the laws of descent and distribution.

8.10                   Family Transfers.

If authorized in the applicable Award Agreement and by the Committee, in its sole discretion, a Grantee may transfer, not for value, all or part of an Option which is not an Incentive Stock Option to any Family Member. For the purpose of this Section 8.10, a transfer “not for value” is a transfer which is (a) a gift, (b) a transfer under a domestic relations order in settlement of marital property rights or (c) unless Applicable Laws do not permit such transfer, a transfer to an entity in which more than fifty percent (50%) of the voting interests are owned by Family Members (and/or the Grantee) in exchange for an interest in such entity. Following a transfer under this Section 8.10, any such Option shall continue to be subject to the same terms and conditions as were applicable immediately prior to such transfer, and the shares of Stock acquired pursuant to such Option shall be subject to the same restrictions with respect to transfers of such shares of Stock as would have applied to the Grantee thereof. Subsequent transfers of transferred Options shall be prohibited except to Family Members of the original Grantee in accordance with this Section 8.10 or by will or the laws of descent and distribution. The provisions of Section 8.4 relating to termination of Service shall continue to be applied with respect to the original Grantee of the Option, following which such Option shall be exercisable by the transferee only to the extent, and for the periods specified, in Section 8.4.

8.11                   Limitations on Incentive Stock Options.

An Option shall constitute an Incentive Stock Option only (a) if the Grantee of such Option is an Employee of the Company or any corporate Subsidiary, (b) to the extent specifically provided in the related Award Agreement and (c) to the extent that the aggregate Fair Market Value (determined at the time such Option is granted) of the shares of Stock with respect to which all Incentive Stock Options held by such Grantee become exercisable for the first time during any calendar year (under the Plan and all other plans of the Company and its Affiliates) does not exceed one hundred thousand dollars ($100,000). Except to the extent provided in the regulations under Code Section 422, this limitation shall be applied by taking Options into account in the order in which they were granted.

8.12                   Notice of Disqualifying Disposition.

If any Grantee shall make any disposition of shares of Stock issued pursuant to the exercise of an Incentive Stock Option under the circumstances provided in Code Section 421(b) (relating to certain disqualifying dispositions), such Grantee shall notify the Company of such disposition within ten (10) days thereof.

9.                    TERMS AND CONDITIONS OF STOCK APPRECIATION RIGHTS

9.1                          Right to Payment and Grant Price.

A SAR shall confer on the Grantee to whom it is granted a right to receive, upon exercise thereof, the excess of (x) the Fair Market Value of one (1) share of Stock on the date of exercise over (y) the per share exercise price of such SAR (the “SAR Price”) as determined by the

Committee. The Award Agreement for a SAR shall specify the SAR Price, which shall be no less than the Fair Market Value of one (1) share of Stock on the Grant Date of such SAR. SARs may be granted in tandem with all or part of an Option granted under the Plan or at any subsequent time during the term of such Option, in combination with all or any part of any other Award or without regard to any Option or other Award; provided that a SAR that is granted subsequent to the Grant Date of a related Option must have a SAR Price that is no less than the Fair Market Value of one (1) share of Stock on the Grant Date of such SAR.

9.2                          Other Terms.

The Committee shall determine, on the Grant Date or thereafter, the time or times at which and the circumstances under which a SAR may be exercised in whole or in part (including based on achievement of performance goals and/or future Service requirements), the time or times at which SARs shall cease to be or become exercisable following termination of Service or upon other conditions, the method of exercise, method of settlement, form of consideration payable in settlement, method by or forms in which shares of Stock shall be delivered or deemed to be delivered to Grantees, whether or not a SAR shall be granted in tandem or in combination with any other Award, and any and all other terms and conditions of any SAR.

9.3                          Term.

Each SAR granted under the Plan shall terminate, and all rights thereunder shall cease, upon the expiration of ten (10) years from the Grant Date of such SAR or under such circumstances and on such date prior thereto as is set forth in the Plan or as may be fixed by the Committee and stated in the Award Agreement relating to such SAR.

9.4                          Transferability of SARS.

Except as provided in Section 9.5, during the lifetime of a Grantee of a SAR, only the Grantee (or, in the event of such Grantee’s legal incapacity or incompetency, such Grantee’s guardian or legal representative) may exercise such SAR. Except as provided in Section 9.5, no SAR shall be assignable or transferable by the Grantee to whom it is granted, other than by will or the laws of descent and distribution.

9.5                          Family Transfers.

If authorized in the applicable Award Agreement and by the Committee, in its sole discretion, a Grantee may transfer, not for value, all or part of a SAR to any Family Member. For the purpose of this Section 9.5, a transfer “not for value” is a transfer which is (a) a gift, (b) a transfer under a domestic relations order in settlement of marital property rights or (c) unless Applicable Laws do not permit such transfer, a transfer to an entity in which more than fifty percent (50%) of the voting interests are owned by Family Members (and/or the Grantee) in exchange for an interest in such entity. Following a transfer under this Section 9.5, any such SAR shall continue to be subject to the same terms and conditions as were in effect immediately prior to such transfer, and shares of Stock acquired pursuant to a SAR shall be subject to the same restrictions on transfers of such shares of Stock as would have applied to the Grantee or such SAR. Subsequent transfers of transferred SARs shall be prohibited except to Family Members of the original Grantee in accordance with this Section 9.5 or by will or the laws of descent and distribution.

10.             TERMS AND CONDITIONS OF RESTRICTED STOCK AND STOCK UNITS

10.1                   Grant of Restricted Stock or Stock Units.

Awards of Restricted Stock and Stock Units may be made for consideration or for no consideration, other than the par value of the shares of Stock, which shall be deemed paid by past Service or, if so provided in the related Award Agreement or a separate agreement, the promise by the Grantee to perform future Service to the Company or an Affiliate.

10.2                   Restrictions.

At the time a grant of Restricted Stock or Stock Units is made, the Committee may, in its sole discretion, (a) establish a period of time (a “Restricted Period”) applicable to such Restricted Stock or Stock Units and (b) prescribe restrictions in addition to or other than the expiration of the Restricted Period, including the achievement of corporate or individual performance goals, which may be applicable to all or any portion of such Restricted Stock or Stock Units as provided in Section 14. Awards of Restricted Stock and Stock Units may not be sold, transferred, assigned, pledged or otherwise encumbered or disposed of during the Restricted Period or prior to the satisfaction of any other restrictions prescribed by the Committee with respect to such Awards.

10.3                   Registration; Restricted Share Certificates.

Pursuant to Section 3.7, to the extent that ownership of Restricted Stock is evidenced by a book-entry registration or direct registration (including transaction advices), such registration shall be notated to evidence the restrictions imposed on such Award of Restricted Stock under the Plan and the applicable Award Agreement. Subject to Section 3.7 and the immediately following sentence, the Company may issue, in the name of each Grantee to whom Restricted Stock has been granted, share certificates representing the total number of shares of Restricted Stock granted to the Grantee, as soon as reasonably practicable after the Grant Date of such Restricted Stock. The Committee may provide in an Award Agreement with respect to an Award of Restricted Stock that either (a) the Secretary of the Company shall hold such share certificates for such Grantee’s benefit until such time as such shares of Restricted Stock are forfeited to the Company or the restrictions applicable thereto lapse and such Grantee shall deliver a stock power to the Company with respect to each share certificate, or (b) such share certificates shall be delivered to such Grantee, provided that such share certificates shall bear legends that comply with applicable securities laws and regulations and make appropriate reference to the restrictions imposed on such Award of Restricted Stock under the Plan and such Award Agreement.

10.4                   Rights of Holders of Restricted Stock.

Unless the Committee otherwise provides in an Award Agreement, holders of Restricted Stock shall have the right to vote such shares of Restricted Stock and the right to receive any dividends declared or paid with respect to such shares of Restricted Stock. The Committee may provide that any dividends paid on Restricted Stock must be reinvested in shares of Stock, which may or may not be subject to the same vesting conditions and restrictions as the vesting conditions and restrictions applicable to such Restricted Stock. Dividends paid on Restricted Stock which vests or is earned based upon the achievement of performance goals shall not vest unless such performance goals for such Restricted Stock are achieved, and if such performance goals are not achieved, the Grantee of such Restricted Stock shall promptly forfeit and repay to the Company such dividend payments. All stock distributions, if any, received by a Grantee with respect to Restricted Stock as a result of any stock split, stock dividend, combination of stock, or other similar transaction shall be subject to the vesting conditions and restrictions applicable to such Restricted Stock.

10.5                   Rights of Holders of Stock Units.

10.5.1              Voting and Dividend Rights.

Holders of Stock Units shall have no rights as shareholders of the Company (for example, the right to receive cash or dividend payments or distributions attributable to the shares of Stock subject to such Stock Units, to direct the voting of the shares of Stock subject to such Stock Units, or to receive notice of any meeting of the Company’s shareholders). The Committee may provide in an Award Agreement evidencing a grant of Stock Units that the holder of such Stock Units shall be entitled to receive, upon the Company’s payment of a cash dividend on its outstanding shares of Stock, a cash payment for each such Stock Unit which is equal to the per-share dividend paid on such shares of Stock. Dividends paid on Stock Units which vests or is earned based upon the achievement of performance goals shall not vest unless such performance goals for such Stock Units are achieved, and if such performance goals are not achieved, the Grantee of such Stock Units shall promptly forfeit and repay to the Company such dividend payments. Such Award Agreement also may provide that such cash payment shall be deemed reinvested in additional Stock Units at a price per unit equal to the Fair Market Value of a share of Stock on the date on which such cash dividend is paid. Such cash payments paid in connection with Stock Units which vest or are earned based upon the achievement of performance goals shall not vest unless such performance goals for such Stock Units are achieved, and if such performance goals are not achieved, the Grantee of such Stock Units shall promptly forfeit and repay to the Company such cash payments.

10.5.2              Creditor’s Rights.

A holder of Stock Units shall have no rights other than those of a general unsecured creditor of the Company. Stock Units represent unfunded and unsecured obligations of the Company, subject to the terms and conditions of the applicable Award Agreement.

10.6                   Termination of Service.

Unless the Committee otherwise provides in an Award Agreement, in another agreement with the Grantee or otherwise in writing after such Award Agreement is entered into, but prior to termination of Grantee’s Service, upon the termination of such Grantee’s Service, any Restricted Stock or Stock Units held by such Grantee that have not vested, or with respect to which all applicable restrictions and conditions have not lapsed, shall immediately be deemed forfeited. Upon forfeiture of such Restricted Stock or Stock Units, the Grantee thereof shall have no further rights with respect thereto, including any right to vote such Restricted Stock or any right to receive dividends with respect to such Restricted Stock or Stock Units.

10.7                   Purchase of Restricted Stock and Shares of Stock Subject to Stock Units.

The Grantee of an Award of Restricted Stock or vested Stock Units shall be required, to the extent required by Applicable Laws, to purchase such Restricted Stock or the shares of Stock subject to such vested Stock Units from the Company at a purchase price equal to the greater of (x) the aggregate par value of the shares of Stock represented by such Restricted Stock or such vested Stock Units or (y) the purchase price, if any, specified in the Award Agreement relating to such Restricted Stock or such vested Stock Units. Such purchase price shall be payable in a form provided in Section 12 or, in the sole discretion of the Committee, in consideration for Service rendered or to be rendered to the Company or an Affiliate.

10.8                   Delivery of Shares of Stock.

Upon the expiration or termination of any Restricted Period and the satisfaction of any other conditions prescribed by the Committee, including but not limited to any delayed delivery period, the restrictions applicable to Restricted Stock or Stock Units settled in shares of Stock shall lapse, and, unless otherwise provided in the applicable Award Agreement, a book-entry or direct registration (including transaction advices) or a share certificate evidencing ownership of such shares of Stock shall, consistent with Section 3.7, be issued, free of all such restrictions, to the Grantee thereof or such Grantee’s beneficiary or estate, as the case may be. Neither the Grantee, nor the Grantee’s beneficiary or estate, shall have any further rights with regard to a Stock Unit once the shares of Stock represented by such Stock Unit have been delivered in accordance with this Section 10.8.

11.             TERMS AND CONDITIONS OF UNRESTRICTED STOCK AWARDS AND OTHER EQUITY-BASED AWARDS

11.1                   Unrestricted Stock Awards.

The Committee may, in its sole discretion, grant (or sell at the par value of a share of Stock or at such other higher purchase price as shall be determined by the Committee) an Award to any Grantee pursuant to which such Grantee may receive shares of Stock free of any restrictions (“Unrestricted Stock”) under the Plan. Unrestricted Stock Awards may be granted or sold to any Grantee as provided in the immediately preceding sentence in respect of past Service or, if so provided in the related Award Agreement or a separate agreement, the promise by the Grantee to perform future Service, to the Company or an Affiliate or other valid consideration, or in lieu of, or in addition to, any cash compensation due to such Grantee.

11.2                   Other Equity-Based Awards.

The Committee may, in its sole discretion, grant Awards in the form of Other Equity-Based Awards, as deemed by the Committee to be consistent with the purposes of the Plan. Awards granted pursuant to this Section 11.2 may be granted with vesting, value and/or payment contingent upon the achievement of one or more performance goals. The Committee shall determine the terms and conditions of Other Equity-Based Awards at the Grant Date or thereafter. Unless the Committee otherwise provides in an Award Agreement, in another agreement with the Grantee, or otherwise in writing after such Award Agreement is issued, upon the termination of a Grantee’s Service, any Other Equity-Based Awards held by such Grantee that have not vested, or with respect to which all applicable restrictions and conditions have not lapsed, shall immediately be deemed forfeited. Upon forfeiture of any Other Equity-Based Award, the Grantee thereof shall have no further rights with respect to such Other Equity-Based Award.

12.             FORM OF PAYMENT FOR OPTIONS AND RESTRICTED STOCK

12.1                   General Rule.

Payment of the Option Price for the shares of Stock purchased pursuant to the exercise of an Option or the purchase price, if any, for Restricted Stock shall be made in cash or in cash equivalents acceptable to the Company.

12.2                   Surrender of Shares of Stock.

To the extent that the applicable Award Agreement so provides, payment of the Option Price for shares of Stock purchased pursuant to the exercise of an Option or the purchase price, if any, for Restricted Stock may be made all or in part through the tender or attestation to the Company of shares of Stock, which shall be valued, for purposes of determining the extent to which such Option Price or purchase price has been paid thereby, at their Fair Market Value on the date of such tender or attestation.

12.3                   Cashless Exercise.

To the extent permitted by Applicable Laws and to the extent the Award Agreement so provides, payment of the Option Price for shares of Stock purchased pursuant to the exercise of an Option may be made all or in part by delivery (on a form acceptable to the Committee) of an irrevocable direction to a licensed securities broker acceptable to the Company to sell shares of Stock and to deliver all or part of the proceeds of such sale to the Company in payment of such Option Price and any withholding taxes described in Section 18.3, or, with the consent of the Company, by issuing the number of shares of Stock equal in value to the difference between such Option Price and the Fair Market Value of the shares of Stock subject to the portion of such Option being exercised.

12.4                   Other Forms of Payment.

To the extent the Award Agreement so provides and/or unless otherwise specified in an Award Agreement, payment of the Option Price for shares of Stock purchased pursuant to exercise of an Option or the purchase price, if any, for Restricted Stock may be made in any other form that is consistent with Applicable Laws, including (a) Service by the Grantee thereof to the Company or an Affiliate and (b) by withholding shares of Stock that would otherwise vest or be issuable in an amount equal to the Option Price or purchase price and the required tax withholding amount.

13.             TERMS AND CONDITIONS OF DIVIDEND EQUIVALENT RIGHTS

13.1                   Dividend Equivalent Rights.

A Dividend Equivalent Right is an Award entitling the recipient thereof to receive credits based on cash distributions that would have been paid on the shares of Stock specified in such Dividend Equivalent Right (or other Award to which such Dividend Equivalent Right relates) if such shares of Stock had been issued to and held by the recipient of such Dividend Equivalent Right as of the record date. A Dividend Equivalent Right may be granted hereunder to any Grantee, provided that no Dividend Equivalent Rights may be granted in connection with, or related to, an Award of Options or SARs. The terms and conditions of Dividend Equivalent Rights shall be specified in the Award Agreement therefor. Dividend equivalents credited to the holder of a Dividend Equivalent Right may be paid currently (with or without being subject to forfeiture or a repayment obligation) or may be deemed to be reinvested in additional shares of Stock, which may thereafter accrue additional Dividend Equivalent Rights (with or without being subject to forfeiture or a repayment obligation). Any such reinvestment shall be at the Fair Market Value thereof on the date of such reinvestment. Dividend Equivalent Rights may be settled in cash or shares of Stock or a combination thereof, in a single installment or in multiple installments, all as determined in the sole discretion of the Committee. A Dividend Equivalent Right granted as a component of another Award may provide that such Dividend Equivalent Right shall be settled upon exercise, settlement, or payment of, or lapse of restrictions on, such other Award, and that such Dividend Equivalent Right shall expire or be forfeited or annulled under the same conditions as such other Award. A Dividend Equivalent Right granted as a component of another Award also may contain terms and conditions which are different from the terms and conditions of such other Award, provided that Dividend Equivalent Rights credited pursuant to a Dividend Equivalent Right granted as a component of another Award which vests or is earned based upon the achievement of performance goals shall not vest unless such performance goals for such underlying Award are achieved, and if such performance goals are not achieved, the Grantee of such Dividend Equivalent Rights shall promptly forfeit and repay to the Company payments made in connection with such Dividend Equivalent Rights.

13.2                   Termination of Service.

Unless the Committee otherwise provides in an Award Agreement, in another agreement with the Grantee, or otherwise in writing after such Award Agreement is issued, a Grantee’s rights in all Dividend Equivalent Rights shall automatically terminate upon such Grantee’s termination of Service for any reason.

14.             TERMS AND CONDITIONS OF PERFORMANCE-BASED AWARDS

14.1                   Grant of Performance-Based Awards.

Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant Performance-Based Awards to a Plan participant in such amounts and upon such terms as the Committee shall determine.

14.2                   Value of Performance-Based Awards.

Each grant of a Performance-Based Award shall have an actual or target number of shares of Stock or initial value that is established by the Committee at the time of grant. The Committee shall set performance goals in its discretion which, depending on the extent to which they are achieved, shall determine the value and/or number of shares of Stock subject to a Performance-Based Award that will be paid out to the Grantee thereof.

14.3                   Earning of Performance-Based Awards.

Subject to the terms of the Plan, in particular Section 14.6.3, after the applicable Performance Period has ended, the Grantee of Performance-Based Awards shall be entitled to receive a payout on the number of the Performance-Based Awards or value earned by such Grantee over such Performance Period.

14.4                   Form and Timing of Payment of Performance-Based Awards.

Payment of earned Performance-Based Awards shall be made in the manner described in the applicable Award Agreement as determined by the Committee. Subject to the terms of the Plan, the Committee, in its sole discretion, may pay earned Performance-Based Awards in the form of cash or shares of Stock (or a combination thereof) equal to the value of such earned Performance-Based Awards and shall pay the Awards that have been earned at the close of the applicable Performance Period, or as soon as reasonably practicable after the Committee has determined that the performance goal or goals relating thereto have been achieved; provided that, unless specifically provided in the Award Agreement for such Awards, such payment shall occur no later than the 15th day of the third month following the end of the calendar year in which such Performance Period ends. Any shares of Stock paid out under such Performance-Based Awards may be granted subject to any restrictions deemed appropriate by the Committee. The determination of the Committee with respect to the form of payout of such Performance-Based Awards shall be set forth in the Award Agreement therefor.

14.5                   Performance Conditions.

The right of a Grantee to exercise or receive a grant or settlement of any Performance-Based Award, and the timing thereof, may be subject to such performance conditions as may be specified by the Committee. The Committee may use such business criteria and other measures of performance as it may deem appropriate in establishing any performance conditions. If and to the extent required under Code Section 162(m), any power or authority relating to an Award intended to qualify under Code Section 162(m) shall be exercised by the Committee and not by the Board.

14.6                   Performance-Based Awards Granted to Designated Covered Employees.

If and to the extent that the Committee determines that a Performance-Based Award to be granted to a Grantee should constitute “qualified performance-based compensation” for purposes of Code Section 162(m), the grant, exercise and/or settlement of such Award shall be contingent upon achievement of pre-established performance goals and other terms set forth in this Section 14.6.

14.6.1              Performance Goals Generally.

The performance goals for Performance-Based Awards shall consist of one or more business criteria and a targeted level or levels of performance with respect to each of such criteria, as specified by the Committee consistent with this Section 14.6. Performance goals shall be objective and shall otherwise meet the requirements of Code Section 162(m), including the requirement that the level or levels of performance targeted by the Committee result in the achievement of performance goals being “substantially uncertain.” The Committee may determine that such Awards shall be granted, exercised and/or settled upon achievement of any single performance goal or of two (2) or more performance goals. Performance goals may differ for Awards granted to any one Grantee or to different Grantees.

14.6.2              Timing For Establishing Performance Goals.

Performance goals for any Performance-Based Award shall be established not later than the earlier of (a) 90 days after the beginning of any Performance Period applicable to such Award, and (b) the date on which twenty-five percent (25%) of any Performance Period applicable to such Award has expired, or at such other date as may be required or permitted for compensation payable to a Covered Employee to constitute Performance-Based Compensation.

14.6.3              Payment of Awards; Other Terms.

Payment of Performance-Based Awards shall be in cash, shares of Stock, or other Awards, including an Award that is subject to additional Service-based vesting, as determined in the sole discretion of the Committee. The Committee may, in its sole discretion, reduce the amount of a payment otherwise to be made in connection with such Awards. The Committee shall specify the circumstances in which such Performance-Based Awards shall be paid or forfeited in the event of termination of Service by the Grantee prior to the end of a Performance Period or settlement of such Awards.  In the event payment of the Performance-Based Award is made in the form of another Award subject to Service-based vesting, the Committee shall specify the circumstances in which the payment Award will be paid or forfeited in the event of a termination of Service.

14.6.4                                      Performance Measures.

The performance goals upon which the payment or vesting of a Performance-Based Award to a Covered Employee that is intended to qualify as Performance-Based Compensation may be conditioned shall be limited to the following Performance Measures, with or without adjustment:

(a) net earnings or net income;

(b) operating earnings;

(c) pretax earnings;

(d) earnings per share;

(e) share price, including growth measures and total shareholder return;

(f) earnings before interest and taxes;

(g) earnings before interest, taxes, depreciation and/or amortization;

(h) earnings before interest, taxes, depreciation and/or amortization as adjusted to exclude any one or more of the following:

•           stock-based compensation expense;

•           income from discontinued operations;

•           gain on cancellation of debt;

•           debt extinguishment and related costs;

•           restructuring, separation and/or integration charges and costs;

•           reorganization and/or recapitalization charges and costs;

•           impairment charges;

•           gain or loss related to investments;

•           sales and use tax settlement; and

•           gain on non-monetary transaction.

(i) sales or revenue growth, whether in general, by type of product or service, or by type of customer;

(j) gross or operating margins;

(k) return measures, including return on assets, capital, investment, equity, sales or revenue;

(l) cash flow, including:

•           operating cash flow;

•           free cash flow, defined as earnings before interest, taxes, depreciation and/or amortization (as adjusted to exclude any one or more of the items that may be excluded pursuant to the Performance Measure specified in clause (h) above) less capital expenditures;

•           levered free cash flow, defined as free cash flow less interest expense;

•           cash flow return on equity; and

•           cash flow return on investment;

(m) productivity ratios;

(n) expense targets;

(o) market share;

(p) financial ratios as provided in credit agreements of the Company and its Subsidiaries;

(q) working capital targets;

(r) completion of acquisitions of businesses or companies;

(s) completion of divestitures and asset sales; or

(t) any combination of the foregoing business criteria.

Performance under any of the foregoing Performance Measures (a) may be used to measure the performance of (i) the Company and its Subsidiaries and other Affiliates as a whole, (ii) the Company, any Subsidiary, and/or any other Affiliate or any combination thereof, or (iii) any one or more business units of the Company, any Subsidiary, and/or any other Affiliate, as the Committee, in its sole discretion, deems appropriate and (b) may be compared to the performance of one or more other companies or one or more published or special indices designated or approved by the Committee for such comparison, as the Committee, in its sole discretion, deems appropriate. In addition, the Committee, in its sole discretion, may select performance under the Performance Measure specified in clause (e) above for comparison to performance under one or more stock market indices designated or approved by the Committee. The Committee also shall have the authority to provide for accelerated vesting of any Performance-Based Award based on the achievement of performance goals pursuant to the Performance Measures specified in this Section 14.

14.6.5              Evaluation of Performance.

The Committee may provide in any Performance-Based Award that any evaluation of performance may include or exclude any of the following events that occur during a Performance Period: (a) asset write-downs; (b) litigation or claims, judgments or settlements; (c) the effect of changes in tax laws, accounting principles or other laws or provisions affecting reported results; (d) any reorganization or restructuring events or programs; (e) extraordinary, non-core, non-operating or non-recurring items; (f) acquisitions or divestitures; and (g) foreign exchange gains and losses. To the extent such inclusions or exclusions affect Awards to Covered Employees that are intended to qualify as Performance-Based Compensation, such inclusions or exclusions shall be prescribed in a form that meets the requirements of Code Section 162(m) for deductibility.

14.6.6              Adjustment of Performance-Based Compensation.

The Committee shall have the sole discretion to adjust Awards that are intended to qualify as Performance-Based Compensation, either on a formula or discretionary basis, or on any combination thereof, as the Committee determines consistent with the requirements of Code Section 162(m) for deductibility.

14.6.7              Committee Discretion.

In the event that Applicable Laws change to permit Committee discretion to alter the governing Performance Measures without obtaining shareholder approval of such changes, the Committee shall have sole discretion to make such changes without obtaining shareholder approval, provided that the exercise of such discretion shall not be inconsistent with the requirements of Code Section 162(m). In addition, in the event that the Committee determines that it is advisable to grant Awards that shall not qualify as Performance-Based Compensation, the Committee may make such grants without satisfying the requirements of Code Section 162(m) and base vesting on Performance Measures other than those set forth in Section 14.6.4.

14.7                   Status of Awards Under Code Section 162(m).

It is the intent of the Company that Performance-Based Awards under Section 14.6 granted to persons who are designated by the Committee as likely to be Covered Employees within the meaning of Code Section 162(m) and the regulations promulgated thereunder shall, if so designated by the Committee, constitute “qualified performance-based compensation” within the meaning of Code Section 162(m). Accordingly, the terms of Section 14.6, including the definitions of Covered Employee and other terms used therein, shall be interpreted in a manner consistent with Code Section 162(m). If any provision of the Plan or any agreement relating to any such Performance-Based Award does not comply or is inconsistent with the requirements of Code Section 162(m), such provision shall be construed or deemed amended to the extent necessary to conform to such requirements.

15.             PARACHUTE LIMITATIONS

If any Grantee is a “disqualified individual,” as defined in Code Section 280G(c), then, notwithstanding any other provision of the Plan or of any other agreement, contract, or understanding heretofore or hereafter entered into by such Grantee with the Company or an Affiliate, except an agreement, contract, or understanding that expressly addresses Code Section 280G or Code Section 4999 (an “Other Agreement”), and notwithstanding any formal or informal plan or other arrangement for the direct or indirect provision of compensation to the Grantee (including groups or classes of Grantees or beneficiaries of which the Grantee is a member), whether or not such compensation is deferred, is in cash, or is in the form of a benefit to or for the Grantee (a “Benefit Arrangement”), any right of the Grantee to any exercise, vesting, payment, or benefit under the Plan shall be reduced or eliminated:

(a) to the extent that such right to exercise, vesting, payment, or benefit, taking into account all other rights, payments, or benefits to or for the Grantee under the Plan, all Other Agreements, and all Benefit Arrangements, would cause any exercise, vesting, payment, or benefit to the Grantee under the Plan to be considered a “parachute payment” within the meaning of Code Section 280G(b)(2) as then in effect (a “Parachute Payment”); and

(b) if, as a result of receiving such Parachute Payment, the aggregate after-tax amounts received by the Grantee from the Company under the Plan, all Other Agreements, and all Benefit Arrangements would be less than the maximum after-tax amount that could be received by the Grantee without causing any such payment or benefit to be considered a Parachute Payment.

The Company shall accomplish such reduction by first reducing or eliminating any cash payments (with the payments to be made furthest in the future being reduced first), then by reducing or eliminating any accelerated vesting of Performance-Based Awards, then by reducing or eliminating any accelerated vesting of Options or SARs, then by reducing or eliminating any accelerated vesting of Restricted Stock or Stock Units, then by reducing or eliminating any other remaining Parachute Payments.

16.             REQUIREMENTS OF LAW

16.1                   General.

The Company shall not be required to offer, sell or issue any shares of Stock under any Award, whether pursuant to the exercise of an Option or SAR or otherwise, if the offer, sale or issuance of such shares of Stock would constitute a violation by the Grantee, the Company or an Affiliate, or any other person, of any provision of Applicable Laws, including any federal or state securities laws or regulations. If at any time the Company shall determine, in its discretion, that the listing, registration or qualification of any shares of Stock subject to an Award on any Stock Exchange or under any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the offering, issuance, sale or purchase of shares of Stock in connection with any Award, no shares of Stock may be offered, issued or sold to the Grantee or any other person under such Award, whether pursuant to the exercise of an Option or SAR or otherwise, unless such listing, registration or qualification shall have been effected or obtained free of any conditions not acceptable to the Company, and any delay caused thereby shall in no way affect the date of termination of such Award. Without limiting the generality of the foregoing, upon the exercise of any Option or any SAR that may be settled in shares of Stock or the delivery of any shares of Stock underlying an Award, unless a registration statement under the Securities Act is in effect with respect to the shares of Stock subject to such Award, the Company shall not be required to offer, sell or issue such shares of Stock unless the Committee shall have received evidence satisfactory to it that the Grantee or any other person exercising such Option or SAR or accepting delivery of such shares may acquire such shares of Stock pursuant to an exemption from registration under the Securities Act. Any determination in this connection by the Committee shall be final, binding, and conclusive. The Company may register, but shall in no event be obligated to register, any shares of Stock or other securities issuable pursuant to the Plan pursuant to the Securities Act. The Company shall not be obligated to take any affirmative action in order to cause the exercise of an Option or a SAR or the issuance of shares of Stock or other securities issuable pursuant to the Plan or any Award to comply with any Applicable Laws. As to any jurisdiction that expressly imposes the requirement that an Option or SAR that may be settled in shares of Stock shall not be exercisable until the shares of Stock subject to such Option or SAR are registered under the securities laws thereof or are exempt from such registration, the exercise of such Option or SAR under circumstances in which the laws of such jurisdiction apply shall be deemed conditioned upon the effectiveness of such registration or the availability of such an exemption.

16.2                   Rule 16b-3.

During any time when the Company has a class of equity security registered under Section 12 of the Exchange Act, it is the intention of the Company that Awards pursuant to the Plan and the exercise of Options and SARs granted hereunder that would otherwise be subject to Section 16(b) of the Exchange Act shall qualify for the exemption provided by Rule 16b-3 under the Exchange Act. To the extent that any provision of the Plan or action by the Committee does not comply with the requirements of such Rule 16b-3, such provision or action shall be deemed inoperative with respect to such Awards to the extent permitted by Applicable Laws and deemed advisable by the Committee, and shall not affect the validity of the Plan. In the event that such Rule 16b-3 is revised or replaced, the Board may exercise its discretion to modify the Plan in any respect necessary or advisable in its judgment to satisfy the requirements of, or to permit the Company to avail itself of the benefits of, the revised exemption or its replacement.

17.             EFFECT OF CHANGES IN CAPITALIZATION

17.1                   Changes in Stock.

If the number of outstanding shares of Stock is increased or decreased or the shares of Stock are changed into or exchanged for a different number of shares or kind of capital stock or other securities of the Company on account of any recapitalization, reclassification, stock split, reverse stock split, spin-off, combination of stock, exchange of stock, stock dividend or other distribution payable in capital stock, or other increase or decrease in shares of Stock effected without receipt of consideration by the Company occurring after the Effective Date, the number and kinds of shares of stock for which grants of Options and other Awards may be made under the Plan, including the share limits set forth in Section 6.2, shall be adjusted proportionately and accordingly by the Committee. In addition, the number and kind of shares of stock for which Awards are outstanding shall be adjusted proportionately and accordingly by the Committee so that the proportionate interest of the Grantee therein immediately following such event shall, to the extent practicable, be the same as immediately before such event. Any such adjustment in outstanding Options or SARs shall not change the aggregate Option Price or SAR Price payable with respect to shares that are subject to the unexercised portion of such outstanding Options or SARs, as applicable, but shall include a corresponding proportionate adjustment in the per share Option Price or SAR Price, as the case may be. The conversion of any convertible securities of the Company shall not be treated as an increase in shares effected without receipt of consideration. Notwithstanding the foregoing, in the event of any distribution to the Company’s shareholders of securities of any other entity or other assets (including an extraordinary dividend, but excluding a non-extraordinary dividend, declared and paid by the Company) without receipt of consideration by the Company, the Board or the Committee constituted pursuant to Section 3.1.2 shall, in such manner as the Board or the Committee deems appropriate, adjust (a) the number and kind of shares of stock subject to outstanding Awards and/or (b) the aggregate and per share Option Price of outstanding Options and the aggregate and per share SAR Price of outstanding SARs as required to reflect such distribution.

17.2                   Reorganization in Which the Company Is the Surviving Entity Which Does not Constitute a Change in Control.

Subject to Section 17.3, if the Company shall be the surviving entity in any reorganization, merger or consolidation of the Company with one or more other entities which does not constitute a Change in Control, any Option or SAR theretofore granted pursuant to the Plan shall pertain to and apply to the securities to which a holder of the number of shares of Stock subject to such Option or SAR would have been entitled immediately following such reorganization, merger or consolidation, with a corresponding proportionate adjustment of the per share Option Price or SAR Price so that the aggregate Option Price or SAR Price thereafter shall be the same as the aggregate Option Price or SAR Price of the shares of Stock remaining subject to the Option or SAR as in effect immediately prior to such reorganization, merger, or consolidation. Subject to any contrary language in an Award Agreement or in another agreement with the Grantee, or otherwise set forth in writing, any restrictions applicable to such Award shall apply as well to any replacement shares received by the Grantee as a result of such reorganization, merger or consolidation. In the event of any reorganization, merger or consolidation of the Company referred to in this Section 17.2, Performance-Based Awards shall be adjusted (including any adjustment to the Performance Measures applicable to such Awards deemed appropriate by the Committee) so as to apply to the securities that a holder of the number of shares of Stock subject to the Performance-Based Awards would have been entitled to receive immediately following such reorganization, merger or consolidation.

17.3                   Change in Control in which Awards are not Assumed.

Except as otherwise provided in the applicable Award Agreement or in another agreement with the Grantee, or as otherwise set forth in writing, upon the occurrence of a Change in Control in which outstanding Options, SARs, Restricted Stock, Stock Units, Dividend Equivalent Rights or Other Equity-Based Awards are not being assumed or continued, the following provisions shall apply to such Award, to the extent not assumed or continued:

(a) in each case with the exception of Performance-Based Awards, all outstanding Restricted Stock shall be deemed to have vested, all Stock Units shall be deemed to have vested and the shares of Stock subject thereto shall be delivered, and all Dividend Equivalent Rights shall be deemed to have vested and the shares of Stock subject thereto shall be delivered, immediately prior to the occurrence of such Change in Control, and either of the following two actions shall be taken:

(i) fifteen (15) days prior to the scheduled consummation of such Change in Control, all Options and SARs outstanding hereunder shall become immediately exercisable and shall remain exercisable for a period of fifteen (15) days, which exercise shall be effective upon such consummation; or

(ii) the Committee may elect, in its sole discretion, to cancel any outstanding Awards of Options, SARs, Restricted Stock, Stock Units and/or Dividend Equivalent Rights and pay or deliver, or cause to be paid or delivered, to the holder thereof an amount in cash or securities having a value (as determined by the Committee acting in good faith), in the case of Restricted Stock or Stock Units and Dividend Equivalent Rights (for shares of Stock subject thereto), equal to the formula or fixed price per share paid to holders of shares of Stock pursuant to such Change in Control and, in the case of Options or SARs, equal to the product of the number of shares of Stock subject to such Options or SARs (the “Award Stock”) multiplied by the amount, if any, by which (x) the formula or fixed price per share paid to holders of shares of Stock pursuant to such transaction exceeds (y) the Option Price or SAR Price applicable to such Award Stock.

(b) For Performance-Based Awards denominated in Stock, if less than half of the Performance Period has lapsed, such Awards shall be treated as though target performance has been achieved. If at least half the Performance Period has lapsed, actual performance to date shall be determined as of a date reasonably proximal to the date of consummation of the Change in Control as determined by the Committee in its sole discretion, and that level of performance thus determined shall be treated as achieved immediately prior to occurrence of the Change in Control. For purposes of the preceding sentence, if, based on the discretion of the Committee, actual performance is not determinable, the Awards shall be treated as though target performance has been achieved. After application of this Section 17.3(b), if any Awards arise from application of this Section 17, such Awards shall be settled under the applicable provision of Section 17.3(a).

(c) Other Equity-Based Awards shall be governed by the terms of the applicable Award Agreement.

With respect to the Company’s establishment of an exercise window, (A) any exercise of an Option or SAR during the fifteen (15)-day period referred to above shall be conditioned upon the consummation of the applicable Change in Control and shall be effective only immediately before the consummation thereof, and (B) upon consummation of any Change in Control, the Plan and all outstanding but unexercised Options and SARs shall terminate. The Committee shall send notice of an event that shall result in such a termination to all natural persons and entities who hold Options and SARs not later than the time at which the Company gives notice thereof to its shareholders.

17.4                   Change in Control in which Awards are Assumed.

Except as otherwise provided in the applicable Award Agreement or in another agreement with the Grantee, or as otherwise set forth in writing, upon the occurrence of a Change in Control in which outstanding Options, SARs, Restricted Stock, Stock Units, Dividend Equivalent Rights or Other Equity-Based Awards are being assumed or continued, the following provisions shall apply to such Award, to the extent assumed or continued:

The Plan and the Options, SARs, Restricted Stock, Stock Units, Dividend Equivalent Rights and Other Equity-Based Awards granted under the Plan shall continue in the manner and under the terms so provided in the event of any Change in Control to the extent that provision is made in writing in connection with such Change in Control for the assumption or continuation of such Options, SARs, Restricted Stock, Stock Units, Dividend Equivalent Rights and Other Equity-Based Awards, or for the substitution for such Options, SARs, Restricted Stock, Stock Units, Dividend Equivalent Rights and Other Equity-Based Awards of new common stock options, stock appreciation rights, restricted stock, common stock units, dividend equivalent rights and other equity-based awards relating to the stock of a successor entity, or a parent or subsidiary thereof, with appropriate adjustments as to the number of shares (disregarding any consideration that is not common stock) and option and stock appreciation rights exercise prices. In the event an Award is assumed, continued or substituted upon the consummation of any Change in Control and the employment of such Grantee with the Company or an Affiliate is terminated without Cause within one year following the consummation of such Change in Control, such Award shall be fully vested and may be exercised in full, to the extent applicable, beginning on the date of such termination and for the one-year period immediately following such termination or for such longer period as the Committee shall determine.

17.5                   Adjustments

Adjustments under this Section 17 related to shares of Stock or other securities of the Company shall be made by the Committee, whose determination in that respect shall be final, binding and conclusive. No fractional shares or other securities shall be issued pursuant to any such adjustment, and any fractions resulting from any such adjustment shall be eliminated in each case by rounding downward to the nearest whole share. The Committee may provide in the applicable Award Agreement at the time of grant, in another agreement with the Grantee, or otherwise in writing at any time thereafter with the consent of the Grantee, for different provisions to apply to an Award in place of those provided in Sections 17.1, 17.2, 17.3 and 17.4. This Section 17 shall not limit the Committee’s ability to provide for alternative treatment of Awards outstanding under the Plan in the event of a change in control event involving the Company that is not a Change in Control.

17.6                   No Limitations on Company.

The making of Awards pursuant to the Plan shall not affect or limit in any way the right or power of the Company to make adjustments, reclassifications, reorganizations, or changes of its capital or business structure or to merge, consolidate, dissolve, or liquidate, or to sell or transfer all or any part of its business or assets (including all or any part of the business or assets of any Subsidiary or other Affiliate) or engage in any other transaction or activity.

18.             GENERAL PROVISIONS

18.1                   Disclaimer of Rights.

No provision in the Plan or in any Award or Award Agreement shall be construed to confer upon any individual the right to remain in the employ or Service of the Company or an Affiliate, or to interfere in any way with any contractual or other right or authority of the Company or an Affiliate either to increase or decrease the compensation or other payments to any natural person or entity at any time, or to terminate any employment or other relationship between any natural person or entity and the Company or an Affiliate. In addition, notwithstanding anything contained in the Plan to the contrary, unless otherwise stated in the applicable Award Agreement, in another agreement with the Grantee, or otherwise in writing, no Award granted under the Plan shall be affected by any change of duties or position of the Grantee thereof, so long as such Grantee continues to provide Service. The obligation of the Company to pay any benefits pursuant to the Plan shall be interpreted as a contractual obligation to pay only those amounts provided herein, in the manner and under the conditions prescribed herein. The Plan and Awards shall in no way be interpreted to require the Company to transfer any amounts to a third-party trustee or otherwise hold any amounts in trust or escrow for payment to any Grantee or beneficiary under the terms of the Plan.

18.2                   Nonexclusivity of the Plan.

Neither the adoption of the Plan nor the submission of the Plan to the shareholders of the Company for approval shall be construed as creating any limitations upon the right and authority of the Board to adopt such other incentive compensation arrangements (which arrangements may be applicable either generally to a class or classes of individuals or specifically to a particular individual or particular individuals) as the Board in its discretion determines desirable.

18.3                   Withholding Taxes.

The Company or an Affiliate, as the case may be, shall have the right to deduct from payments of any kind otherwise due to a Grantee any federal, state, or local taxes of any kind required by law to be withheld with respect to the vesting of or other lapse of restrictions applicable to an Award or upon the issuance of any shares of Stock upon the exercise of an Option or pursuant to any other Award. At the time of such vesting, lapse, or exercise, the Grantee shall pay in cash to the Company or an Affiliate, as the case may be, any amount that the Company or such Affiliate may reasonably determine to be necessary to satisfy such withholding obligation; provided that if there is a same-day sale of shares of Stock subject to an Award, the Grantee shall pay such withholding obligation on the day on which such same-day sale is completed. Subject to the prior approval of the Company or an Affiliate, which may be withheld by the Company or such Affiliate, as the case may be, in its sole discretion, the Grantee may elect to satisfy such withholding obligation, in whole or in part, (a) by causing the Company or such Affiliate to withhold shares of Stock otherwise issuable to the Grantee or (b) by delivering to the Company or such Affiliate shares of Stock already owned by the Grantee. The shares of Stock so withheld or delivered shall have an aggregate Fair Market Value equal to such withholding obligation. The Fair Market Value of the shares of Stock used to satisfy such withholding obligation shall be determined by the Company or such Affiliate as of the date on which the amount of tax to be withheld is to be determined. A Grantee who has made an election pursuant to this Section 18.3 may satisfy such Grantee’s withholding obligation only with shares of Stock that are not subject to any repurchase, forfeiture, unfulfilled vesting, or other similar requirements. The maximum number of shares of Stock that may be withheld from any Award to satisfy any federal, state or local tax withholding requirements upon the exercise, vesting, or lapse of restrictions applicable to any Award or payment of shares of Stock pursuant to such

Award, as applicable, may not exceed such number of shares of Stock having a Fair Market Value equal to the minimum statutory amount required by the Company or the applicable Affiliate to be withheld and paid to any such federal, state or local taxing authority with respect to such exercise, vesting, lapse of restrictions, or payment of shares of Stock. Notwithstanding Section 2.20 or this Section 18.3, for purposes of determining taxable income and the amount of the related tax withholding obligation pursuant to this Section 18.3, for any shares of Stock subject to an Award that are sold by or on behalf of a Grantee on the same date on which such shares may first be sold pursuant to the terms of the related Award Agreement, the Fair Market Value of such shares shall be the sale price of such shares on such date (or if sales of such shares are effectuated at more than one sale price, the weighted average sale price of such shares on such date), so long as such Grantee has provided the Company, or its designee or agent, with advance written notice of such sale.  In such case, the percentage of shares of Stock withheld shall equal the applicable minimum withholding rate.

18.4                   Captions.

The use of captions in the Plan or any Award Agreement is for convenience of reference only and shall not affect the meaning of any provision of the Plan or such Award Agreement.

18.5                   Construction.

Unless the context otherwise requires, all references in the Plan to “including” shall mean “including without limitation.”

18.6                   Other Provisions.

Each Award granted under the Plan may contain such other terms and conditions not inconsistent with the Plan as may be determined by the Committee, in its sole discretion.

18.7                   Number and Gender.

With respect to words used in the Plan, the singular form shall include the plural form and the masculine gender shall include the feminine gender, as the context requires.

18.8                   Severability.

If any provision of the Plan or any Award Agreement shall be determined to be illegal or unenforceable by any court of law in any jurisdiction, the remaining provisions hereof and thereof shall be severable and enforceable in accordance with their terms, and all provisions shall remain enforceable in any other jurisdiction.

18.9                   Governing Law.

The validity and construction of the Plan and the instruments evidencing the Awards hereunder shall be governed by, and construed and interpreted in accordance with, the laws of the State of Texas, other than any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of the Plan and the instruments evidencing the Awards granted hereunder to the substantive laws of any other jurisdiction.

18.10            Section 409A of the Code.

The Company intends to comply with Code Section 409A, or an exemption to Code Section 409A, with regard to Awards hereunder that constitute nonqualified deferred compensation within the meaning of Code Section 409A. To the extent that the Company determines that a Grantee would be subject to the additional twenty percent (20%) tax imposed on certain nonqualified deferred compensation plans pursuant to Code Section 409A as a result of any provision of any Award granted under the Plan, such provision shall be deemed amended to the minimum extent necessary to avoid application of such additional tax. The nature of any such amendment shall be determined by the Committee.

*    *    *

Please mark your votes as indicated in this example X ORTHOFIX INTERNATIONAL N.V. Signature Signature Date Mark Here for Address Change or Comments SEE REVERSE WO# 22546 NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. RESTRICTED AREA - SCAN LINE THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED “FOR ALL” FOR ITEM 1 AND “FOR” FOR ITEMS 2 THROUGH 5. 01. James F. Gero 02. Guy J. Jordan 03. Michael R. Mainelli 04. Davey S. Scoon (INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the “Exceptions” box above and write that nominee’s name in the space provided below.) *Exceptions FOR ALL WITHHOLD FOR ALL *EXCEPTIONS 4. Ratification of the selection of Ernst & Young as the independent registered public accounting firm for Orthofix and its subsidiaries for the fiscal year ending December 31, 2012. 5. Approval of an advisory and non-binding resolution on executive compensation. FOR AGAINST ABSTAIN YES 2. Approval of the Orthofix International N.V. 2012 Long- Term Incentive Plan. 3. Approval of the balance sheet and income statement at and for the year ended December 31, 2011. Will Attend Meeting FOLD AND DETACH HERE 1. Election of the following persons to the Board of Directors Nominees: 05. Robert S. Vaters 06. Walter P. von Wartburg 07. Kenneth R. Weisshaar

FOLD AND DETACH HERE Address Change/Comments (Mark the corresponding box on the reverse side) SHAREOWNER SERVICES P.O. BOX 3550 SOUTH HACKENSACK, NJ 07606-9250 Important notice regarding the Internet availability of proxy materials for the Annual General Meeting of Shareholders: the 2012 Proxy Statement and the 2011 Annual Report to Shareholders are available at: http://www.orthofix.com/investors/annuals.asp PROXY ORTHOFIX INTERNATIONAL N.V. ANNUAL GENERAL MEETING OF SHAREHOLDERS – JUNE 21, 2012 THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY The undersigned hereby appoints Brian McCollum, Jeffrey M. Schumm, Brent Alldredge, Pete Pastorelle, Jason McMenamy and Mark Quick, and each of them, with power to act without the other and with power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the other side, all the shares of common stock of Orthofix International N.V. (the “Company”) which the undersigned is entitled to vote, and, in their discretion, to vote upon such other business as may properly come before the Annual General Meeting of Shareholders of the Company to be held at 11:00 a.m., local time, on June 21, 2012 or at any adjournment or postponement thereof, with all powers which the undersigned would possess if present at the Annual General Meeting. (Continued and to be marked, dated and signed, on the other side) You can now access your Orthofix International N.V. account online. Access your Orthofix International N.V. account online via Investor ServiceDirect® (ISD). The transfer agent for Orthofix International N.V., now makes it easy and convenient to get current information on your shareholder account. • View account status • View payment history for dividends • View certificate history • Make address changes • View book-entry information • Obtain a duplicate 1099 tax form Visit us on the web at www.bnymellon.com/shareowner/equityaccess For Technical Assistance Call 1-877-978-7778 between 9am-7pm Monday-Friday Eastern Time Investor ServiceDirect® Available 24 hours per day, 7 days per week TOLL FREE NUMBER: 1-800-370-1163 Choose MLinkSM for fast, easy and secure 24/7 online access to your future proxy materials, investment plan statements, tax documents and more. Simply log on to Investor ServiceDirect® at www.bnymellon.com/shareowner/equityaccess where step-by-step instructions will prompt you through enrollment. RESTRICTED AREA - SCAN LINE RESTRICTED AREA - SIGNATURE LINE WO# 22546